EXHIBIT 10.1(f)

                                 PORT AUTHORITY LEASE NO. ANA-170





               SUPPLEMENT NO. 17 TO LEASE ANA-170

            PORT AUTHORITY OF NEW YORK AND NEW JERSEY

                               AND

                   CONTINENTAL AIRLINES, INC.
                         (the "Lessee")

              THIS AGREEMENT SHALL NOT BE BINDING
               UPON THE PORT AUTHORITY UNTIL DULY
                EXECUTED BY AN EXECUTIVE OFFICER
               THEREOF AND DELIVERED TO THE LESSEE
             BY AN AUTHORIZED REPRESENTATIVE OF THE
                         PORT AUTHORITY


                              Newark International Airport
                              Supplement No. 17
                              Port Authority Lease No. ANA-170



               SEVENTEENTH SUPPLEMENTAL AGREEMENT



         THIS AGREEMENT, made as of  September 1, 1999 (the
"Effective Date") (sometimes referred to as "Seventeenth
Supplemental Agreement" or as "Supplement No. 17" of the Lease) by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY
(hereinafter referred to as "the Port Authority") and CONTINENTAL
AIRLINES, INC., a corporation of the State of Delaware, (hereinafter referred to as "the Lessee"),

     WITNESSETH, That:

     WHEREAS, the Port Authority and People Express Airlines, Inc. as of January 11, 1985 entered into an agreement of lease covering certain premises, rights and privileges at and in respect to Newark International Airport (hereinafter called the "Airport") as therein set forth (said agreement of lease as heretofore supplemented and amended is hereinafter called the "Lease"); and

     WHEREAS, the Lease was thereafter assigned by said People Express Airlines, Inc. to the Lessee pursuant to an Assignment of Lease with Assumption and Consent Agreement entered into among the Port Authority, the Lessee and said People Express Airlines, Inc. and dated August 15, 1987; and

     WHEREAS, a certain Stipulation between the parties hereto was heretofore submitted for approval of the United States Bankruptcy Court for the District of Delaware ("the Bankruptcy Court") covering the Lessee's assumption of the Lease as part of the confirmation of its reorganization plan in its Chapter 11 bankruptcy proceedings and as debtor and debtor in possession pursuant to the applicable provisions of the United States Bankruptcy Code as set forth in and subject to the terms and conditions of said Stipulation (said Stipulation being hereinafter referred to as the "Stipulation"); and

     WHEREAS, the Stipulation and the Lessee's assumption of the Lease was approved by the Bankruptcy Court by an Order thereof dated the 1st day of October, 1993; and

     WHEREAS, the Port Authority and the Lessee desire to extend the term of the letting of Area C-3 under the Lease and to amend the Lease in certain other respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the covenants and mutual agreements herein contained, the Port Authority and the Lessee hereby agree to amend the Lease, effective as of the Effective Date (except as otherwise herein expressly provided), as follows:

     1. (a) Premises added to Area C-3: In addition to the premises heretofore let to the Lessee under the Lease as to which the letting shall continue in full force and effect subject to all the terms and conditions of the Lease, as herein amended, the Port Authority hereby lets to the Lessee and the Lessee hereby hires and takes from the Port Authority the following areas at Newark International Airport (i) effective as of 12:01 A.M. on the Effective Date the ground areas shown in diagonal hatch and in broken diagonal hatch on the sketch attached hereto, hereby made a part hereof and marked "Exhibit A-1", together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon (collectively, the "Added Area 1)",
(ii) effective as of 12:01 A.M. on the Effective Date the ground areas (including the area known as "Adams Ditch") shown in crosses on Exhibit A-1, together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon (collectively, the "Added Area 2" and also sometimes referred to as the "Adams Ditch Area"), and (iii) effective as of 12:01 A.M. on the Added Area 3 Effective Date (as defined below) the ground areas shown in cross-hatch on Exhibit A-1, together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon (collectively, the "Added Area 3") and, the said Added Area 1, Added Area 2 and Added Area 3 to be and become a part of Area C-3 of the premises under the Lease, as herein amended, let to the Lessee (said Added Area 1, Added Area 2 and Added Area 3 sometimes collectively hereinafter referred to as the "Area C-3 Addition") subject to and in accordance with all of the terms, covenants, provisions and conditions of the Lease, as herein amended, for and during all the residue and remainder of the term of the letting of Area C-3 under the Lease, as herein amended, and as said term is extended pursuant to Paragraph 2 hereof.

     It is expressly recognized that Exhibit A-1 is a preliminary exhibit and is marked "Preliminary" and is subject to replacement with a final exhibit upon the Port Authority's determination of final metes and bounds of the aforesaid Added Area 1, Added Area 2 and Added Area 3 as more fully described in Paragraph 3A of this Supplement No. 17.

     For purposes hereof, the term "Added Area 3 Effective Date" shall mean the later to occur of (i) the date set forth by the Port Authority in a completion certificate delivered by the Port Authority to the Lessee covering the portion of the Expansion Construction Work which constitutes the Area C-3 concourse (as defined in Paragraph (b) (1) (i) of Section 93 of the Lease) pursuant to paragraph (n) (1), (n) (3) or (n) (4) of Section 93 of the Lease, and (ii) November 1, 2001.

     Subsequent to the execution of this Supplement No. 17 to the Lease and prior to the Added Area 3 Effective Date the Port Authority and the Lessee shall each use their best efforts to enter into space permit(s) or other appropriate agreement(s) which provide the Lessee with temporary staged access to portions of the area which would become the Added Area 3 for the purpose of performing paving and such other specified construction activities as may be permitted (as provided in said permit(s) or other agreement(s), and consistent with the terms of this Supplement No.
17). The parties each understand that such access will be coordinated and staged so as to permit the continuous use by the Port Authority of Added Area 3 for vehicular parking except for those portions thereof that are, from time to time, temporarily made available to the Lessee as provided herein, and that it is the Lessee's desire to have as much of said area as possible paved and ready for use as aircraft ramp on the Added Area 3 Effective Date.

         (b) Premises added to C-1 and C-2 portions of the premises: In addition to the premises heretofore let to the Lessee under the Lease as to which the letting shall continue in full force and effect subject to all the terms and conditions of the Lease, as herein amended, the Port Authority hereby lets to the Lessee and the Lessee hereby hires and takes from the Port Authority at Newark International Airport effective as of 12:01 A.M. on the Effective Date the ground areas shown in diagonal hatch and in crosses on the sketch attached hereto, hereby made a part hereof and marked "Exhibit B-1", together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon (collectively, the "Added Area 4"), to be and become a part of the "C-1 and C-2 portions" of the premises under the Lease, as herein amended, let to the Lessee (said Added Area 4 being sometimes hereinafter referred to as the "C-1-C-2 Additional Area") subject to and in accordance with all of the terms, covenants, provisions and conditions of the Lease, as herein amended, for and during all the residue and remainder of the term of the letting of the C-1 and C-2 portions of the premises under the Lease, as herein amended; with an expiration date of March 31, 2013 as set forth in Section 4 of the Lease.

     It is expressly recognized that Exhibit B-1 is a preliminary exhibit and is marked "Preliminary" and is subject to replacement with a final exhibit upon the Port Authority's determination of final metes and bounds of the aforesaid Added Area 4 as more fully described in Paragraph 3A of this Supplement No. 17.

         The term "C-1 and C-2 portions" of the premises shall refer to all portions of the premises let to the Lessee under the Lease excluding the Area C-3 portion of the premises.

         (c) The parties acknowledge and agree that the aforesaid areas added to the premises under subparagraphs (a) and (b) of this Paragraph 1 constitute non-residential real property.

         (d) (1) The Lessee accepts all of the aforesaid additional areas added to the premises under subparagraphs (a) and
(b) of this Paragraph 1 in their "as is" condition and agrees that the Port Authority shall not have any responsibility for any work or installation to make said aforesaid additional areas usable by the Lessee, to place it in any particular condition or to reimburse the Lessee for any work or installation as may be made by or on behalf of the Lessee, the Lessee having exclusive responsibility therefor. However, the Lessee shall not effect, without the prior written approval of the Port Authority, any modification, addition, removal or other change with respect to said additional areas added to the premises under subparagraphs (a) and (b) of this Paragraph
1. The Lessee hereby acknowledges that it has not relied upon any representation or statement of the Port Authority or its Commissioners, officers, employees or agents as to the condition of the said additional areas added to the premises under subparagraphs
(a) and (b) of this Paragraph 1. The Lessee, prior to the execution of this Agreement, has thoroughly examined the said additional areas added to the premises under subparagraphs (a) and
(b) of this Paragraph 1 and determined them to be suitable for the Lessee's operations hereunder and the Lessee hereby agrees to take said additional areas added to the premises under subparagraphs (a) and (b) of this Paragraph 1 in the condition they are in as of the applicable effective date and, subject to Section 12(p)(2) of the Lease as herein amended, to assume all responsibility for any and all risks, costs and expenses of any kind whatsoever (including but not limited to the risks, costs and expenses described in subsubparagraph (2) of this subparagraph (d)) caused by, arising out of or in connection with, the condition of the said areas whether any aspect of such condition existed prior to, on or after the applicable effective date of the letting of the said additional areas added to the premises under subparagraphs (a) and (b) of this Paragraph 1, including without limitation all Environmental Requirements (as defined in Section 72 of the Lease as herein amended) and Environmental Damages (as defined Section 72 of the Lease as herein amended), and to indemnify and hold harmless the Port Authority for all such risks, requirements, costs and expenses imposed upon or required of the Port Authority. Without limiting any obligation of the Lessee to commence operations hereunder at the time and in the manner stated elsewhere in the Lease as herein amended, the Lessee agrees that no portion of the premises will be used initially or at any time during the letting which is in a condition unsafe or improper for the conduct of the Lessee's operations hereunder so that there is possibility of injury or damage to life or property. All the obligations of the Lessee under the Lease as hereby amended with respect to the aforesaid responsibilities, risks, costs and expenses assumed by the Lessee shall survive the expiration or termination of the Lease.

              (2)  In addition to and without limiting the
foregoing or any Section, term, provision, covenant or condition of the Lease or any of the Lessee's obligations, duties or liabilities thereunder, the Lessee expressly acknowledges that the Lessee shall at its own cost and expense obtain, maintain and fully comply with all governmental permits and approvals, including but not limited to any and all approvals of the City of Newark, required or which may at any time be required for or relating to Added Area 2 (Adams Ditch) or the Lessee's use and occupancy thereof or the Lessee's construction activities relating, affecting or in connection with said Added Area 2 or any relocation or rerouting of the water flow or drainage provided thereby, and that the Lessee shall not commence any operations, filling in or any other construction activities whatsoever on, in or upon or affecting said Adams Ditch Area prior to the Lessee's obtaining all governmental permits and approvals, including but not limited to the prior approval of the City of Newark, including without limitation any approval which may be required by the City of Newark under the Basic Lease; and without limiting any term or provision of the Lease the Lessee shall promptly submit to the Port Authority true and complete executed copies of all such governmental permits and approvals prior to the Lessee's performance of any such work, and such other and further information as the Port Authority may require or request. Without limiting Sections 10, 33, 93 or any other term, covenant, condition or provision of the Lease, the Lessee hereby expressly assumes all risks, costs and expenses in connection with the letting hereunder of the said Adams Ditch Area to the Lessee including without limitation the risk that the City of Newark may not grant approval to any construction or use or alteration by the Lessee of the said Adams Ditch Area or for any proposed replacement, relocation or rerouting for said Adams Ditch and the risks that the City of Newark or any other governmental authority may not grant to the Lessee any necessary permits or approvals for the construction, filling in or use or alteration by the Lessee of the said Adams Ditch Area. Without limiting the foregoing, the Lessee shall consult with the Port Authority in the application for the required individual freshwater wetland permits and stream encroachment permits.

         (e) The additional areas added to the premises under subparagraphs (a) and (b) of this Paragraph 1 shall be subject to the height limitations set forth in paragraph (b) of Section 1 of the Lease, and further subject to the restrictions on construction and to the construction obligations of the Lessee under Section 93 of the Lease, as herein amended.

         (f) Subject to the terms and provisions of the Lease and the terms and conditions stated herein, the Port Authority hereby grants to the Lessee the temporary right to access those portions of Non-Exclusive Area D-2 (as defined in Section 3 (i) of the Lease) which are located directly behind (airside) of Passenger Terminal Building C solely for the purposes of performing those certain parts of the Expansion Construction Work (as defined in Section 93 of the Lease) which when completed would extend above the said portions of Area D-2 subject to the approval of, and as approved by, the Port Authority in accordance with Section 93 of the Lease; provided that said temporary right of access shall not continue beyond the period allowed to the Lessee for its performance of the Expansion Construction work under Section 93 of the Lease; that the Lessee shall not construct, install or place any permanent improvements, equipment or facilities in any portion of said Area D-2; that any temporary construction equipment or devices may be placed by the Lessee on said portions of Area D-2 only in accordance with the prior approval of the Port Authority, and that any and all of the same shall be immediately removed by the Lessee upon the completion by the Lessee of the aforesaid parts of the Expansion Construction Work and in any event not later than the Expansion Construction Work Completion Date as defined in paragraph (n) (2) of Section 93 of the Lease; that in its exercise of said right of access the Lessee shall comply with the terms and provisions of the Lease, including without limitation Sections 3, 8, 14 an 93 thereof, and all Port Authority requirements given in connection with the applicable Construction Application(s) (as defined in Section 93 of the Lease); that, without limiting paragraph (j) of Section 93 of the Lease or any other term or provision of the Lease, the Lessee shall not perform any construction or other activity on said Area D-2 which shall impede, restrict, prevent, or impair the flow of traffic therein or thereon or the use of the said Area C-2 by the other Airline Lessees in the Central Terminal Area Complex or by other persons, as such use is described in Subdivision II of Section 8 of the Lease, or which shall endanger any person or property therein or thereon; that the Lessee expressly hereby assumes all risks in connection with its exercise of said temporary right of access; and that nothing herein nor any Port Authority approval or requirement given in connection with said temporary right of access shall release or relieve the Lessee from its obligations, liabilities and indemnities under the Lease or otherwise.

         (g) With respect to the portion of Added Area 1 shown in diagonal hatch on Exhibit A-1 hereof and the portion of Added Area 4 shown in diagonal hatch on Exhibit B-1, it is expressly understood and agreed that the same are let to the Lessee subject to the right of the Port Authority, its officers, employees, agents, representatives and contractors to enter upon the same at any time and from time to time to construct thereon and therein, and to maintain, all appropriate access stairways and other access facilities (which shall not become part of the premises hereunder) sufficient to provide ingress and egress to and from the parking garage structure presently contemplated by the Port Authority to be constructed in the area generally located in the front of, and outside of, said portions of the premises; such right of entry for said purposes shall be deemed included in and exercised pursuant to and in accordance with Section 22 of the Lease. The reservation of the said right of entry and the exercise thereof by the Port Authority, its officers, employees, agents, representatives and contractors shall not be or be construed to be an eviction of the Lessee nor be made the grounds for any abatement of rental nor any claim or demand for damages, consequential or otherwise.

     2. (a) Effective as of the Effective Date, the term of the letting of the Area C-3 portion of the premises under the Lease, as said Area C-3 is defined in Paragraph 1 of Supplement No. 8 of the Lease and including the additional areas added or to be added to Area C-3 of the premises pursuant to subparagraph (a) of Paragraph 1 above, is hereby extended for the period ending on March 31, 2028, unless sooner terminated, at the Area C-3 rentals in accordance with Paragraph 3 below and upon all the terms, covenants, provisions and conditions of the Lease, as hereby amended.

         (b) It is expressly understood and agreed that the extension of the term of Area C-3 covered by the foregoing subparagraph (a) of this Paragraph 2 does not and shall not include the C-1 and C-2 portions of the premises (as defined above) or any other part of the premises or any other area. It is also recognized that the expiration date of the letting of all portions of the premises hereunder, other than Area C-3, is and shall remain March 31, 2013 as set forth in Section 4 (b) of the Lease as amended by paragraph 2 of Supplement No. 7 of the Lease and that said expiration date is not being extended by this Seventeenth Supplemental Agreement, and, further, that upon the said expiration date of March 31, 2013 the term of the letting under the Lease of all portions of the premises hereunder other than Area C-3 shall expire.

     3. Paragraph 12 of Supplement No. 15 of the Lease is hereby amended to read as follows:

     "I. It is hereby agreed that, from and after the Effective Date of Supplement No. 17 of the Lease (as said Effective Date is set forth on the first page thereof) and continuing up to and including the expiration date of the term of the letting of the Area C-3 portion of the premises (March 31, 2028), in addition to the Base Annual Rental under Section 5 of the Lease and in addition to all other rentals, fees and charges under the Lease, the Lessee shall pay to the Port Authority rental for Area C-3 as follows:

         Area C-3 rental: For the period commencing on the Effective Date of Supplement No. 17 of the Lease (as said Effective Date is set forth on the first page thereof) to and including December 31, 2003, rental for Area C-3 at an annual rate consisting of (i) a Facility Factor, as hereinafter defined, consisting of the sum of (x) the amount of Seven Million Nine Hundred Ninety-eight Thousand One Hundred Forty-five Dollars and No Cents ($7,998,145.00) plus (y) effective as of the Added Area 3 Effective Date the Added Area 3 Amount as hereinafter defined, plus (ii) the Airport Services Factor, as the same shall then have been adjusted in accordance with Schedule A attached to the Lease, as herein amended, based upon a 1998 final Airport Services Factor in the amount of (x) One Million Eight Hundred Thirty-five Thousand One Hundred Nineteen Dollars and No Cents ($1,835,119.00) plus (y) effective as of the Added Area 3 Effective Date, Six Hundred Twenty Thousand Two Hundred Forty-two Dollars and No Cents ($620,242.00), which annual rate shall be increased from time to time as provided in subdivision II below and Schedule A of the Lease, as herein amended, ("Area C-3 rental"). The Lessee shall pay the Area C-3 rental, as the same shall then have been determined based upon the aforesaid adjustments, monthly in advance on the Effective Date of Supplement No. 17 of the Lease (as said Effective Date is set forth on the first page thereof) and on the first day of each and every succeeding month in equal installments until such time as the aforesaid annual rate has been further increased in accordance with subdivision II below and Schedule A of the Lease, as herein amended, which adjusted annual rate shall remain in effect until the next adjustment and the monthly installments payable after each such adjustment shall be equal to one-twelfth (1/12th) of said annual rate as so adjusted.

         "Added Area 3 Amount" shall mean the component of the Facility Factor of the Area C-3 rental which shall be included therein effective as of the Added Area 3 Effective Date at the initial annual rate of Four Hundred Thirty Four Thousand Dollars and No Cents ($434,000.00), subject to the increases pursuant to subdivision II below; provided, however, that in the event said Added Area 3 Effective Date occurs subsequent to December 31, 2003 said Added Area 3 Amount shall commence at the annual rate equal to the aforesaid initial rate increased in accordance with subdivision II below and subject to the further increases called for therein. The said initial rate of the Added Area 3 Amount is also subject to adjustment based on the Port Authority's determination of the final metes and bounds of Added Area 3 as more fully described in Paragraph 3A of Supplement No. 17 of the Lease.

         The Area C-3 rental amounts set forth above and in subdivision II below are also subject to the adjustments based on the Port Authority's determination of the final metes and bounds of Added Area 1, Added Area 2 and Added Area 3 as more fully described in Paragraph 3A of Supplement No. 17 of the Lease.

     II. (a) For the aforesaid period from the Effective Date of Supplement No. 17 of the Lease (as said Effective Date is set forth on the first page thereof) to and including December 31, 2003, the Area C-3 rental payable under subdivision I of this Paragraph 3 is made up of two factors, one, a variable factor herein called the "Facility Factor", presently represents sum of (x) the amount of Seven Million Nine Hundred Ninety-eight Thousand One Hundred Forty-five Dollars and No Cents ($7,998,145.00) plus (y) the Added Area
3 Amount, as above defined of the aforesaid annual rentals and the other, a variable factor herein called the "Airport Services Factor", represents the Airport Services Factor under the Lease, as the same shall have then been adjusted in accordance with Schedule A, as herein amended, based upon a total 1998 final Airport Services Factor in the amount of (x) One Million Eight Hundred Thirty-five Thousand One Hundred Nineteen Dollars and No Cents ($1,835,119.00) plus (y) effective as of the Added Area 3 Effective Date, Six Hundred Twenty Thousand Two Hundred Forty-two Dollars and No Cents ($620,242.00), of the total aforesaid annual rentals.

         (b) On January 1, 2004 and on each succeeding fifth (5th) anniversary of said date, the Facility Factor (each component) of the Area C-3 rental payable by the Lessee under subdivision I above shall be increased by multiplying the Facility Factor (each component) in effect on December 31, 2003 and on each succeeding fifth (5th) anniversary of said date, as the case may be, by a percentage equal to 21.6653% plus 100%. Accordingly,

              (i) for the period from January 1, 2004 to and including December 31, 2008, the Facility Factor of the Area C-3 rental payable under subdivision I of this Paragraph 3, shall represent the sum of (x) the amount of Nine Million Seven Hundred Thirty Thousand Nine Hundred Sixty-seven Dollars and No Cents ($9,730,967.00), plus (y) the Added Area 3 Amount in effect on December 31, 2003 increased by multiplying the same by a percentage equal to 21.6653% plus 100%; and

              (ii) for the period from January 1, 2009 to and including December 31, 2013, the Facility Factor of the Area C-3 rental payable under subdivision I of this Paragraph 3 shall represent the sum of (x) the amount of Eleven Million Eight Hundred Thirty-nine Thousand Two Hundred Ten Dollars and No Cents ($11,839,210.00), plus (y) the Added Area 3 Amount in effect on December 31, 2008 increased by multiplying the same by a percentage equal to 21.6653% plus 100%; and

         (iii) for the period from January 1, 2014 to and including December 31, 2018, the Facility Factor of the Area C-3 rental payable under subdivision I of this Paragraph 3 shall represent the sum of (x) the amount of Fourteen Million Four
Hundred Four Thousand Two Hundred Ten Dollars and No Cents
($14,404,210.00), plus (y) the Added Area 3 Amount in effect on
December 31, 2013 increased by multiplying the same by a percentage equal to 21.6653% plus 100%; and

         (iv) for the period from January 1, 2019 to and including December 31, 2023, the Facility Factor of the Area C-3 rental payable under subdivision I of this Paragraph 3 shall represent the sum of (x) the amount of Seventeen Million Five Hundred Twenty-four Thousand Nine Hundred Twenty-five Dollars and No Cents ($17,524,925.00), plus (y) the Added Area 3 Amount in effect on December 31, 2018 increased by multiplying the same by a percentage equal to 21.6653% plus 100%.

         (v) for the period from January 1, 2024 to and including March 31, 2028, the Facility Factor of the Area C-3 rental payable under subdivision I of this Paragraph 3 shall represent the sum of
(x) the amount of Twenty-one Million Three Hundred Twenty-one Thousand Seven Hundred Fifty-two Dollars and No Cents ($21,321,752.00), plus (y) the Added Area 3 Amount in effect on December 31, 2023 increased by multiplying the same by a percentage equal to 21.6653% plus 100%.

     (c) After December 31, 1998 and after the close of each calendar year, thereafter, the Port Authority will continue to adjust the Airport Services Factor of the Area C-3 rental payable by the Lessee under subdivision I of this Paragraph 3, such adjustment to be made as provided in Schedule A, as herein amended.

     (d) The Lessee shall pay the total Area C-3 rentals payable by the Lessee under this Paragraph 3, as the same have been adjusted in accordance with subparagraphs (b) and (c) of this subdivision II of this Paragraph 3, monthly in advance on the Effective Date of Supplement No. 17 of the Lease (as said Effective Date is set forth on the first page thereof) and on the first day of each and every succeeding month in equal installments until such time as the said total Area C-3 rentals have been further adjusted in accordance with this Paragraph 3 and Schedule A, as herein amended, which adjusted total annual rentals shall remain in effect until the next adjustment and the monthly installments payable after each such adjustment shall be equal to one-twelfth (1/12th) of said total annual rentals as so adjusted.

         The Area C-3 rental amounts set forth above in subdivision I above and in this subdivision II are also subject to the adjustments based on the Port Authority's determination of the final metes and bounds of Added Area 1, Added Area 2 and Added Area 3 as more fully described in Paragraph 3A of Supplement No. 17 of the Lease.

     (e) In the event the term of the letting of Area C-3 shall expire on a day other than the last day of a month, the monthly installment of rentals for Area C-3 for said month shall be the monthly installment prorated on a daily basis using the actual number of days in the said month.

     (f) The Lessee understands and agrees that, while the term of the letting of Area C-3 of the premises under the Lease as extended under this Seventeenth Supplemental Agreement shall expire on March 31, 2028, the final Airport Services Factor for the year 2028 will not be determined for some months after such expiration and that the Lessee's obligation to pay any deficiency in the Area C-3 rental for the year 2028 or the Port Authority's obligation to pay a refund in said rentals resulting from the determination of the final Airport Services Factor for the year 2027 or the year 2028 shall survive such expiration of the Lease and shall remain in full force and effect until such deficiency or refund, if any, is paid. The Lessee hereby specifically acknowledges that neither the survival of the obligation with respect to any such deficiency or refund nor any other provision of this Supplemental Agreement shall grant or shall be deemed to grant any rights whatsoever to the Lessee to have the term of the letting of Area C-3 under the Lease, or any portion of the premises thereunder, extended for any period beyond March 31, 2028 or affect in any way the Port Authority's right to terminate the Lease, or any portion of the premises thereunder, as provided therein.

     (g) If any installment of Area C-3 rental payable hereunder shall be for less than a full calendar month, then the Area C-3 rental payment for the portion of the month for which said payment is due shall be the monthly installment prorated on a daily basis using the actual number of days in that said month.

     (h) Upon any termination of the letting hereunder (even if stated to have the same effect as expiration), the Lessee shall within twenty (20) days after the effective date of such termination, make a payment of the Area C-3 rental computed as follows: if the letting hereunder is terminated effective on a date other than the last day of a month the rental for the portion of that month in which the letting remains effective shall be the amount of the monthly installment of rental prorated on a daily basis, and if the monthly installment due on the first day of that month has not been paid the Lessee shall pay the prorated part of the amount of that installment; if the monthly installment has been paid, then the excess thereof shall be credited to the Lessee's obligations.

     (i) Nothing contained in the foregoing shall affect the survival obligations of the Lessee as set forth in Section 27 hereof.

     (j) For purposes of subparagraph (f) above with respect to any deficiency or refund, any termination of the Lease, other than a termination under Section 24 hereof, shall be deemed to have the same effect as the expiration thereof.

     3A. It is expressly recognized and agreed that Exhibits A-1 and B-1 attached to this Supplement No. 17 of the Lease are preliminary exhibits, and are marked "Preliminary," and that said Exhibits are based on a preliminary description of the areas (Added Area 1, Added Area 2, Added Area 3 and Added Area 4, as defined in Paragraph 1 of this Supplement No. 17) shown thereon and do not contain precise and final metes and bounds descriptions of said areas. The Port Authority and the Lessee hereby expressly agree that upon the Port Authority's determination of the actual, final metes and bounds of the said Added Area 1, Added Area 2, Added
Area 3 and Added Area 4, final versions of said Exhibits A-1 and B-1 shall be prepared by the Port Authority and shall replace the preliminary versions of the same attached hereto. The said final versions of the said Exhibits A-1 and B-1 shall be attached to a further supplemental agreement to the Lease, which supplemental agreement shall also set forth adjustments of the Area C-3 rental amounts under the Lease (stated in Paragraph 3 above) on the basis of said determination of the final metes and bounds of said Added Area 1, Added Area 2 and Added Area 3 and adjustments of the Base annual Rental under the Lease (stated in Paragraph 7 below) on the basis of said determination of the final metes and bounds of said Added Area 4 and appropriate adjustments to Schedule A of the Lease (as described in paragraph 4 (c) hereof); said supplemental agreement and said adjustments to have retroactive effect to the Effective Date of this Supplement No. 17, except as to Added Area 3 for which the adjustment shall be effective on the Added Area 3 Effective Date. The said supplemental agreement shall be prepared by the Port Authority and submitted to the Lessee for its execution and the Lessee shall, and hereby agrees to, provide that the information set forth therein is accurate and the supplemental agreement modifies the Lease for the aforesaid changes and adjustments and no other modifications (but may also include such other provisions which also relate to the finalization of the metes and bounds of the aforesaid areas), execute the said supplemental agreement and deliver the same to the Port Authority not later than ten (10) business days after the Port Authority's sending of the same to the Lessee; provided, however, that, in the event the Lessee shall for any reason fail to so execute and deliver the said supplemental agreement to the Port Authority, said supplemental agreement and the said adjustments of the Area C-3 rental amounts and said adjustments of the Base Annual Rental and of Schedule A shall be deemed effective notwithstanding any such failure of the Lessee to so execute and deliver the same.

     4. Schedule A attached to the Lease, as the same has been heretofore amended, shall be deemed further amended as follows:

     (a) The second sentence of the first (1st) paragraph thereof
(as set forth in Paragraph 14 (a) of Supplement No. 15 of the
Lease) shall be deemed amended to read as follows:

     "The Lessee shall pay the rentals for Area C-3 at the rates and times stated in Paragraph 3 of Supplement No.
     17 of the Lease until the said rates are adjusted as hereinafter provided".

     (b) The last six (6) lines of said first (1st) paragraph of Schedule A as the same are set forth in Paragraph 14 (b) of Supplement No. 15 of the Lease shall be deemed amended to read as follows:

     "further, after the close of calendar year 1998 and after the close of each calendar year thereafter, the Port Authority will adjust the Airport Services Factor of the Area C-3 rental set forth in Paragraph 3 of Supplement No. 17 of the Lease, upwards or downwards, as follows:"

     (c) Paragraph III of Schedule A of the Lease as previously amended shall be further amended by adding at the end thereof the following:

         "For the calendar year 1999 adjustment it is hereby agreed that the denominator representing the actual percentage of total developed land occupied by the Lessee's premises excluding Area C-3 shall be 4.304%; and that the denominator representing the actual percentage of total developed land occupied by the Area C-3 portion of the Lessee's premises shall be 2.498%. The said percentages are subject to the adjustments based on the Port Authority's determination of the final metes and bounds of Added Area 1, Added Area 2, Added Area 3 and Added Area 4 as more fully described in Paragraph 3A of Supplement
         No. 17 of the Lease. The aforesaid percentage to be used for the Lessee's premises excluding Area C-3 shall be increased to reflect the addition to the said Lessee's premises of the Added Area 3 (as defined in Paragraph 1(a) of Supplement No. 17 of the Lease) effective from and after the Added Area 3 Effective Date (as defined in Paragraph 1(a) of Supplement No. 17 of the Lease)."

     5. Subparagraph (e) (1) of Paragraph 3 of Supplement No. 8 of the Lease, as previously amended, shall be deemed further amended to read as follows:

     "(e) (1) Effective from and after the Effective Date of Supplement No. 17 of the Lease (as said Effective Date is set forth on the first page thereof), in the event the Lessee shall at any time by the provisions of this Agreement become entitled to an abatement of the Area C-3 rentals, the Facility Factor of the Area C-3 rental for each square foot of floor space of the portion of the Passenger Terminal Building which falls within Area C-3 shall be reduced for each calendar day or major fraction thereof the abatement remains in effect, the use of which is denied the Lessee, by the following amounts: (it being understood that there shall be no abatement of Area C-3 rental under the Lease for any portion of Area C-3 or for any portion of the term except as specifically provided in this Agreement):

              (i) for each square foot of floor
              space in said portion of Area C-3 at
              the following daily rate:

              (aa) for the portion of the term of
              the letting of Area C-3 from the
              Effective Date of Supplement No. 17 of
              the Lease (as said Effective Date is
              set forth on the first page thereof)
              to and including December 31, 2003 at
              the daily rate of $0.1095890.

              (bb) for the portion of the term of
              the letting of Area C-3 from January
              1, 2004 to and including December 31,
              2008 at the daily rate of $0.1333318.

              (cc) for the portion of the term of
              the letting of Area C-3 from January
              1, 2009 to December 31, 2013 at the
              daily rate of $0.1622186.

              (dd) for the portion of the term of
              the letting of Area C-3 from January
              1, 2014 to December 31, 2018 at the
              daily rate of $0.1973637.

              (ee) for the portion of the term of
              the letting of Area C-3 from January
              1, 2019 to December 31, 2023 at the
              daily rate of $0.2401231.

              (ff) for the portion of the term of
              the letting of Area C-3 from January
              1, 2024 to March 31, 2028 at the daily
              rate of $0.2921464.

              (ii) with respect to the Area D
              portion of Area C-3 (as described in
              Paragraph 1 (a) (vi) of Supplement No.
              8 of the Lease): Any such abatement
              shall be made on an equitable basis
              giving effect to the amount and
              character of the said Area D portion
              of Area C-3 the use of which is denied
              to the Lessee as compared with the
              entire Area C-3.

         For the purpose of this Agreement, the measurement of interior building space in the aforesaid portion of Area C-3 shall be computed (i) from the inside surface of outer walls of the structure of which Area C-3 forms a part; (ii) from the center of partitions separating Area C-3 from areas occupied from or used by others."

     6. The following new Section 93 shall be deemed inserted after Section 92A of the Lease to read as follows:

     "Section 93.  The Expansion Construction Work by the
     Lessee

         (a) The Lessee shall, prior to its submission to the Port Authority of the plans and specifications hereinafter provided for, submit to the Port Authority for its consent, the Lessee's comprehensive plan for the Expansion Construction Work, as hereinbelow defined, including but not limited to renderings, layouts, locations, models, estimated commencement and completion dates, and preliminary functional plans ("Comprehensive Plan"). The Lessee shall keep the aforesaid Comprehensive Plan covering all portions of the Expansion Construction Work up to date and shall submit to the Port Authority for its prior approval any amendments, revisions, or modifications thereof, other than field changes (except field changes relating to the relocation of Adams Ditch and any work affecting the peripheral drainage ditch known as Peddie Ditch.)

         (b) (1) Without limiting the above, the Lessee agrees that said Comprehensive Plan shall include the design and construction by the Lessee in, on and under the premises and off the premises, where required, of the following:

              (i) All construction and installation of, and other appropriate, necessary or required work for, airline terminal facility capital improvements to Passenger Terminal Building
     C to complete and decorate a completed passenger concourse facility in Area C-3 of the premises (said Area C-3 being defined in Paragraph 1 of Supplement No. 8 of the Lease and including the areas added to Area C-3 pursuant to Paragraph 1 of the Seventeenth Supplemental Agreement to the Lease) appropriate, necessary or required for the expansion of all of the areas thereof and sufficient to handle both domestic and international airline passenger traffic, including but not limited to the installation of lavatories, stairwells, stairways, escalators, elevators (including freight elevators) ("Area C-3 Concourse") and any alterations of and additions to Passenger Terminal Building C required or appropriate in connection with Area C-3 Concourse, and including without limitation an expansion of the portion of Area D located in Area C-3 so as to add thereto a minimum of twelve (12) new aircraft gate positions for wide bodied aircraft;

              (ii) The construction and installation of additions and modifications to the Fuel System (as defined in Section 54 hereof), including but not limited to Distribution Facilities and Terminal Distribution Units (as such terms are defined in Section 54 hereof) and underground pipelines, fuel mains, and stubs necessary or required to tie into the Fuel System at the Airport to accommodate and serve Area C-3 Concourse and all aircraft gate positions located or to be located thereat including without limitation all of the aforesaid new aircraft gate positions to be located in the portion of Area D located in Area C-3, and also including all necessary, required, or appropriate work to make said additions and modifications fully operational as part of the Fuel System;

              (iii)The construction and installation of a new baggage handling system, including all related necessary or appropriate work, sufficient to handle the entire Passenger Terminal Building C including Concourse C-1, Concourse C-2 and Area C-3 Concourse;

              (iv) The construction and installation in the Area C-3 Concourse of, including all appropriate, necessary or required work for, United States government inspection areas (as described in Section 95 hereof) sufficient to handle therein at least 1,500 international passengers per hour (the "FIS facilities");

              (v)  INTENTIONALLY OMITTED

              (vi) The construction and installation of all appropriate lines, pipes, mains, cables, manholes, wires, tubes, ducts, assemblies, conduits and other facilities required in connection with or relating to the mechanical, utility, electrical, storm sewer, sanitary sewer, water, telephone, fire alarm, fire protection, gas, heating, ventilation and air conditioning, steam, drainage, refrigerating, communications, and other systems needed for the Expansion Construction Work and necessary or required to tie the foregoing into the utility access stubs now existing at or within the Passenger Terminal Building C, which include water, electrical power, and sanitary service lines, including all necessary valves and other equipment and accessories necessary to the use and operation of the heating, electrical, water and other utility systems which are to serve the premises;

              (vii) All necessary or appropriate terminal frontage improvements sufficient to align with the new roadway configuration planned by the Port Authority for the CTA; airside ground roadways; airside ramps; and also sidewalks, vehicular service areas, and pedestrian circulation areas, together with all related and associated areas and facilities;

              (viii) All grading and paving of ground areas, including without limitation, all appropriate, necessary and required work for the full-depth paving of all unpaved portions of the aircraft maneuvering areas in the Area C-3 portion of the premises, and for the design and appropriate landscaping together with all related and associated work;

              (ix) All work necessary or required to construct additional concession areas (as defined in Section 66 hereof) in the Area C-3 Concourse to be made available for consumer services as more fully set forth in Section 66 hereof including the construction and installation of utility lines which are to serve said concession areas;

              (x) All work necessary or required to tie into Port Authority supply lines for high temperature hot water for heating and domestic use purposes only and chilled water for air-conditioning purposes only, and in accordance with the requirements and specifications as set forth in Section 49 hereof, including all work necessary or required to tie into the contemplated expansion of the Port Authority's Central Heating and Refrigeration Plant (the "Central Plant");

              (xi) The grading and paving within Area C-3 of twelve
     (12) aircraft gate positions and aircraft ramp and apron areas, all taxilanes and all associated and related areas and facilities (all of the foregoing to be and form part of the Area D portion of Area C-3 under the Lease);

              (xii) Construction and installation of all necessary or required blast fences;

              (xiii) All other appropriate or necessary work in connection with or required by or for the foregoing including without limitation all relamping in the premises, all painting, all borings, surveys, route markers, signs, obstruction lights and material inspections and all tie-ins to utility lines and roadway access stubs;

              (xiv) Subject to, and only if, and only to the extent, expressly permitted by, all applicable governmental permits and approvals, including but not limited to the prior approval of the City of Newark, all of which the Lessee shall, at its sole cost and expense, obtain, maintain and comply with, without limiting any other Section, term, provision, condition or covenant of this Lease, all work necessary, required or appropriate to reroute the flow of drainage and water of the Adams Ditch Area, including without limitation the filling in of the Adams Ditch Area, all associated relocations, all associated disposal, remediation and treatment services, and the construction of new drainage and facilities and systems on the premises and off the premises and the construction of such other facilities, systems and improvements as may be required by and in accordance with all Environmental Requirements and as may be required by the City of Newark (and/ or any other governmental authority) for its or their initial or continuing approval of all of the said work; provided that the Lessee shall submit to the Port Authority true and complete executed copies of all such governmental permits and approvals (the Lessee agreeing to consult with the Port Authority in the application for the required individual freshwater wetland permits and stream encroachment permits) prior to the Lessee's performance of any such work, and such other and further information as the Port Authority may require or request;

              (xv) As to all of the foregoing and any and all other portions of the Expansion Construction Work, subject to Section 12(p)(2) of the Lease, all appropriate, necessary or required demolition, treatment, disposal, and removal work, and including without limitation all removal, clean-up and remediation and off-Airport disposal, and all appropriate, required or necessary related work, in accordance with all Environmental Requirements, of all soil, asbestos, lead and other Hazardous Substances, and including the handling, transporting and off-Airport disposal thereof in accordance with all Environmental Requirements (including, if required, disposal of asbestos in an off-Airport long-term asbestos-only disposal facility).

              (2) All of the foregoing work shall be constructed by the Lessee in, on and under the premises and outside of the premises where required, and where constructed in the premises shall be and become a part of the premises under the Lease (except for the items covered in item (ii) of subparagraph (1) above which shall not become part of the premises).

         (c) (1) The Lessee agrees at its sole cost and expense to design and to construct all of the foregoing described in paragraph (b) above, such design and construction being herein collectively referred to as the "Expansion Construction Work".

              (2) Prior to the commencement of the Expansion Construction Work, the Lessee shall submit to the Port Authority for the Port Authority's approval complete plans and specifications therefor. The Port Authority may refuse to grant approval with respect to the Expansion Construction Work if, in its opinion, any of the proposed Expansion Construction Work as set forth in said plans and specifications (all of which shall be in such detail as may reasonably permit the Port Authority to make a determination as to whether the requirements hereinafter referred to are met) would:

                   (i) Be unsafe, unsound, hazardous or improper for the use and occupancy for which it is designed, or

                   (ii) Not comply with the Port Authority's requirements for harmony of external architecture of similar existing or planned future improvements at the Airport, or

                   (iii)  Not comply with the Port Authority's
     requirements with respect to external and interior building materials and finishes of similar existing or future improvements at the Airport, or

                   (iv) Not provide for sufficient clearances for taxiways, runways and apron areas, or

                   (v) Be designed for use for purposes other than those authorized under the Lease, or

                   (vi)  Set forth ground elevations or heights
     other than those prescribed by the Port Authority, or

                   (vii) Not provide adequate and proper roadways and pedestrian circulation areas, or

                   (viii)  Not be at locations or not be oriented
     in accordance with the Lessee's approved Comprehensive Plan, or

                   (ix)  Not comply with the provisions of the
     Basic Lease, including without limiting the generality thereof, those provisions of the Basic Lease providing the Port Authority will conform to the enactments, ordinances, resolutions and regulations of the City of Newark and its various departments, boards and bureaus in regard to the construction and maintenance of buildings and structures and in regard to health and fire protection which would be applicable if the Port Authority were a private corporation to the extent that the Port Authority finds it practicable so to do, or

                   (x)  Be in violation or contravention of any
     other provisions and terms of this Lease, or

                   (xi)  Not comply with all applicable
     governmental laws, ordinances, enactments, resolutions, rules and orders, or

                   (xii)  Not comply with all applicable
     requirements of the National Boardof Fire Underwriters and the Fire Insurance Rating Organization of New Jersey, or

                   (xiii)  Not comply with the Port Authority's
     requirements with respect to landscaping, or

                   (xiv)  Not comply with Port Authority's
     requirements and standards with respect to noise, air pollution, water pollution or other types of pollution, or

                   (xv)  Not comply with the construction
     limitations set forth in Exhibits A-1 and B-1 attached to Supplement No. 17 of the Lease, if any; or

                   (xvi) Not comply with the Port Authority's plans and policies with respect to ground transportation and traffic control and frontage control and planned roadway improvements within the Central Terminal Area of the Airport;

                   (xvii) Be in violation of the requirement for the prior approvals and permits of governmental authorities, including but not limited to the approval of the City of Newark, or would not conform or comply with any of the foregoing, with respect to the use, construction, alteration, rerouting, filling in or other work involving or in connection with Added Area 2 (Adams Ditch) or any proposed replacement or relocation thereof;

                   (xviii) Be in violation of any requirements of, the Federal Aviation Administration (and/or any other governmental authority(ies) with respect to the C-1 C-2 Addition (as defined in Paragraph 1 (b) of Supplement No. 17 of the Lease.

              (3) With respect to the Lessee's submission of its comprehensive plan, plans and specifications and any other submission in connection with the Expansion Construction Work, after the Port Authority has been satisfied that any such submission is complete, including, but not limited to, the submission of all information requested by the Port Authority in connection therewith, the Port Authority shall conduct its review of such submission in a manner which takes into account the fact that the Port Authority has in the Lease imposed upon the Lessee the obligation to complete the Expansion Construction Work within a particular timeframe.

         (d) All Expansion Construction Work shall be done in accordance with the following terms and conditions:

              (1) As between the Lessee and the Port Authority, the Lessee hereby assumes the risk of loss or damage to all of the Expansion Construction Work prior to the completion thereof and the risk of loss or damage to all property of the Port Authority or others arising out of or in connection with the performance of the Expansion Construction Work including without limitation, subject to Section 12(p)(2) of the Lease, any and all Environmental Requirements and Environmental Damages. In the event of such loss or damage, the Lessee shall forthwith repair, replace and make good the Expansion Construction Work and the property of the Port Authority or others without cost or expense to the Port Authority or others. The Lessee shall itself and shall also require its contractors to indemnify and hold harmless the Port Authority, its Commissioners, officers, agents and employees from and against all claims and demands, just or unjust, of third persons (including employees, officers, and agents of the Port Authority) arising or alleged to arise out of the performance of the Expansion Construction Work and for all expenses incurred by it and by them in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential, whether they arise from the acts or omissions of the Lessee, of any contractors of the Lessee, of the Port Authority, or of third persons, or from acts of God or of the public enemy, or otherwise, (including claims of the City of Newark against the Port Authority pursuant to the provisions of the Basic Lease whereby the Port Authority has agreed to indemnify the City against claims), excepting only claims and demands which result solely from the willful misconduct, or the sole negligence, of the Port Authority, its Commissioners, officers, agents and employees with respect to the Expansion Construction Work.

         If so directed, the Lessee shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance written permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority, or the provisions of any statutes respecting suits against the Port Authority.

              (2) (i) Prior to engaging or retaining an architect or architects for the Expansion Construction Work, the name or names of said architect or architects shall be submitted to the Port Authority for its approval. The Port Authority shall have the right to disapprove any architect who may be unacceptable to it. All Expansion Construction Work shall be done in accordance with plans and specifications to be submitted to and approved by the Port Authority prior to the commencement of the Expansion Construction Work, and until such approval has been obtained the Lessee shall continue to resubmit plans and specifications as required. Upon approval of such plans and specifications by the Port Authority, the Lessee shall proceed diligently at its sole cost and expense to perform the Expansion Construction Work. All Expansion Construction Work, including workmanship and materials, shall be of first class quality. The Lessee shall re-do, replace or construct at its own cost and expense, any Expansion Construction Work not done in accordance with the approved plans and specifications, the provisions of this Section 93 or any further requirements of the Port Authority.

                   (ii) The Lessee shall expend not less than Four Hundred Million Dollars and No Cents ($400,000,000.00) with respect to the Expansion Construction Work. If the Lessee demonstrates to the satisfaction of the Port Authority that it can perform and has performed the Expansion Construction Work for an amount less than the above amount, doing so shall not be a breach of this Agreement.

                   (iii) The Lessee shall complete all of the Expansion Construction Work no later than June 30, 2002; provided, however, that with respect to Added Area 3 (as defined in Paragraph 1 of Supplement No. 17 to this Lease) the Lessee shall complete the portion of the Expansion Construction Work to be performed by the Lessee thereon by the later of June 30, 2002 or the last day of the fourth (4th) consecutive month following the Added Area 3 Effective Date.

              (3) Prior to entering into a contract for any part of the Expansion Construction Work, the Lessee shall submit to the Port Authority for its approval the names of the contractors to whom the Lessee proposes to award said contracts. The Port Authority shall have the right to disapprove any contractor who may be unacceptable to it. The Lessee shall include in all such contracts such provisions and conditions as may be reasonably required by the Port Authority. Without limiting the generality of the foregoing all of the Lessee's construction contracts shall provide as follows: "If (i) the Contractor fails to perform any of his obligations under the Contract, including his obligation to the Lessee to pay any claims lawfully made against him by any materialman, subcontractor or workman or other third person which arises out of or in connection with the performance of the Contract or (ii) any claim (just or unjust) which arises out of or in connection with the Contract is made against the Lessee or (iii) any subcontractor under the Contract fails to pay any claims, lawfully made against him by any materialman, subcontractor, workman or other third persons which arises out of or in connection with the Contract or if in the Lessee's opinion any of the aforesaid contingencies is likely to arise, then the Lessee shall have the right, in its discretion, to withhold out of any payment (final or otherwise and even though such payments have already been certified as due) such sums as the Lessee may deem ample to protect it against delay or loss or to assume the payment of just claims of third persons, and to apply such sums in such manner as the Lessee may deem proper to secure such protection or satisfy such claims. All sums so applied shall be deducted from the Contractor's compensation. Omission by the Lessee to withhold out of any payment, final or otherwise, a sum for any of the above contingencies, even though such contingency has occurred at the time of such payment, shall not be deemed to indicate that the Lessee does not intend to exercise its right with respect to such contingency. Neither the above provisions for rights of the Lessee to withhold and apply monies nor any exercise, or attempted exercise of, or omission to exercise such rights by the Lessee shall create any obligation of any kind to such materialmen, subcontractors, workmen or other third persons. Until actual payment is made to the Contractor, his right to any amount to be paid under the Contract (even though such amount has already been certified as due) shall be subordinate to the rights of the Lessee under this provision."

                   The Lessee shall file with the Port Authority a copy of its contracts with its contractors prior to start of the Expansion Construction Work.

              (4)  The Lessee shall furnish or require its
     architect to furnish a full time resident engineer during the construction period. The Lessee shall require certification by a licensed engineer of all pile driving data and of all controlled concrete work and such other certifications as may be requested by the Port Authority from time to time.

              (5) As between the Lessee and the Port Authority, the Lessee agrees to be solely responsible for any plans and specifications used by it and for any loss or damages resulting from the use thereof, notwithstanding that the same have been approved by the Port Authority and notwithstanding the incorporation therein of Port Authority recommendations or requirements. Notwithstanding the requirement for approval by the Port Authority of the contracts to be entered into by the Lessee or the incorporation therein of Port Authority requirements or recommendations, and notwithstanding any rights the Port Authority may have reserved to itself hereunder, the Port Authority shall have no liabilities or obligations of any kind to any contractors engaged by the Lessee or for any other matter in connection therewith and the Lessee hereby releases and discharges the Port Authority, its Commissioners, officers, representatives and employees of and from any and all liability, claims for damages or losses of any kind whether legal or equitable, or from any action or cause of action arising or alleged to arise out of the performance of any Expansion Construction Work pursuant to the contracts between the Lessee and its contractors, except for any of the foregoing which results solely from the willful misconduct, or the sole negligence of, the Port Authority, its Commissioners, officers, agents and employees. Any warranties contained in any construction contract entered into by the Lessee for the performance of the Expansion Construction Work hereunder shall be for the benefit of the Port Authority as well as the Lessee, and the contract shall so provide.

              (6) The Port Authority shall have the right, through its duly designated representatives, to inspect the Expansion Construction Work and the plans and specifications thereof, at any and all reasonable times during the progress thereof and from time to time, in its discretion, to take samples and perform testing on any part of the Expansion Construction Work.

              (7) The Lessee agrees that it shall deliver to the Port Authority two (2) sets of "as built" drawings of the Expansion Construction Work. One set of drawings shall be printed on Mylar transparencies with the image of the New Jersey seal of the Lessee's Architect or Engineer of Record on each drawing. The associated Architect's or Engineer's signature can also be imaged or signed in pencil on each drawing. The second set of drawings shall consist of blue line paper prints, each with the raised embossed New Jersey seal of the Architect or Engineer of Record appropriately signed in ink. The Lessee shall during the term of this Lease keep said drawings current showing thereon any changes or modifications which may be made. No changes or modifications shall be made without prior Port Authority consent.

              (8) The Lessee shall, if requested by the Port Authority, take all reasonable measures to prevent erosion of the soil and the blowing of sand during the performance of the Expansion Construction Work, including but not limited to the fencing of the premises or portions thereof or other areas and the covering of open areas with asphaltic emulsion or similar materials as the Port Authority may direct.

              (9)  Any soil, dirt, sand or other matter
     (hereinafter in this item (9) collectively called "the matter") excavated by the Lessee during the course of the Expansion Construction Work and not used by the Lessee at the premises in the Expansion Construction Work shall be delivered and deposited by the Lessee in accordance with all Environmental Requirements at its expense to any location on the Airport as may be designated by the Port Authority prior to the time of removal thereof from the Airport. The entire proceeds, if any, of the sale or other disposition of the matter shall belong to the Port Authority. Notwithstanding the foregoing the Port Authority may elect by prior written notice to the Lessee to waive any rights it may have hereunder as to all or portions of the matter in which event the Lessee at its sole expense shall, in accordance with all Environmental Requirements, dispose of the same without further instruction from the Port Authority.

         (10) The Lessee shall pay or cause to be paid all claims lawfully made against it by its contractors, subcontractors, materialmen and workmen, and all claims lawfully made against it by other third persons arising out of or in connection with or because of the performance of the Expansion Construction Work, and shall cause its contractors and subcontractors to pay all such claims lawfully made against them provided, however, that nothing herein contained shall be construed to limit the right of the Lessee to contest any claim of a contractor, subcontractor, materialman, workman and/or other person and no such claim shall be considered to be an obligation of the Lessee within the meaning of this Section unless and until the same shall have been finally adjudicated. The Lessee shall use its best efforts to resolve any such claims and shall keep the Port Authority fully informed of its actions with respect thereto. Nothing herein contained shall be deemed to constitute consent to the creation of any liens or claims against the premises nor to create any rights in said third persons against the Port Authority or the Lessee.

              (11) (i) The Lessee in its own name as insured and including the Port Authority as an additional insured shall procure and maintain Commercial General Liability insurance, including but not limited to premises-operations, products liability-completed operations, explosion, collapse and underground property damages, bodily injury (including death), personal injury and independent contractors, with a broad form property damage endorsement and with a contractual liability endorsement covering the obligations assumed by the Lessee pursuant to subparagraphs (1) and (5) of this paragraph (d), Comprehensive Automobile Liability insurance covering owned, non-owned and hired vehicles, and automatically covering newly acquired vehicles, and Environmental Liability Insurance. The said Commercial General Liability insurance policy shall have a limit of not less than $100,000,000 combined single limit per occurrence for bodily injury (including death) and property damage liability, said Comprehensive Automobile Liability policy shall have a limit of not less than $25,000,000 combined single limit per accident for bodily injury (including death) and property damage liability, and said Environmental Liability Insurance shall have a limit of not less than $3,000,000.

                   Without limiting the provisions hereof, in the event the Lessee maintains the foregoing insurance in limits greater than aforesaid, the Port Authority shall be included therein as an additional insured to the full extent of all such insurance in accordance with all the terms and provisions hereof.

                   The foregoing shall be in addition to all policies of insurance otherwise required by this Agreement, or the Lessee may provide such insurance by requiring each contractor engaged by it for the Expansion Construction Work to procure and maintain such insurance including such contractual liability endorsement, said insurance, whether procured by the Lessee or by a contractor engaged by it as aforesaid, not to contain any exclusion for bodily injury to or sickness, disease or death of any employee of the Lessee or of any of its contractors which would conflict with or in any way impair coverage under the contractual liability endorsement. All of the aforesaid policy or policies of insurance shall also provide or contain an endorsement providing that the protections afforded the Lessee thereunder with respect to any claim or action against the Lessee by a third person shall pertain and apply with like effect with respect to any claim or action against the Lessee by the Port Authority, and shall also provide or contain an endorsement providing that the protections afforded the Port Authority thereunder with respect to any claim or action against the Port Authority by the Lessee or its contractor(s) shall be the same as the protections afforded the Lessee thereunder with respect to any claim or action against the Lessee by a third person as if the Port Authority were the named insured thereunder; but such provision or endorsement shall not limit, vary or affect the protections afforded the Port Authority thereunder as an additional insured.

                   (ii) The Lessee shall also procure and maintain in effect, or cause to be procured and maintained in effect
     Workers' Compensation Insurance and Employer's Liability
     Insurance in accordance with and as required by law.

                   (iii) The insurance required hereunder in this subparagraph (11) shall be maintained in effect during the performance of the Expansion Construction Work. As to the said insurance a certified copy of the certificate or certificates or binders, evidencing the existence thereof, shall be delivered by the Lessee to the Port Authority upon execution of the Seventeenth Supplemental Agreement to this Lease and delivery thereof by the Lessee to the Port Authority. Each policy, certificate or binder delivered as aforesaid shall bear the endorsement of or be accompanied by evidence of payment of the premium thereon. In the event a binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or a certificate. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be cancelled, terminated, changed or modified without giving thirty (30) days' written advance notice thereof to the Port Authority. Each such copy or certificate shall contain an additional endorsement providing that the insurance carrier shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, its Commissioners, officers, agents, or employees, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority. Any renewal policy or certificate shall be delivered to the Port Authority prior to the expiration of each expiring policy, except for any policy expiring after the date of expiration of the term of this Agreement. The aforesaid insurance shall be written by a company or companies approved by the Port Authority, the Port Authority agreeing not to withhold its approval unreasonably. If at any time any of the insurance policies shall be or become unsatisfactory to the Port Authority as to the form or substance or if any of the carriers issuing such policies shall be or become unsatisfactory to the Port Authority, the Lessee shall promptly obtain a new and satisfactory policy in replacement, the Port Authority covenanting and agreeing not to act unreasonably hereunder; the Port Authority agreeing to provide written notice to the Lessee, upon the written request of the Lessee, of the reasons it finds such policies or carriers unsatisfactory. If the Port Authority at any time so requests, a certified copy of each of the policies shall be delivered to the Port Authority, provided that the Port Authority shall keep such policies and the contents thereof confidential except to the extent (i) required to respond to a loss, damage, claim or suit or otherwise required by law or Port Authority policy approved by its Board of Commissioners from time to time, or (ii) that the policies or the contents thereof are otherwise available in the public domain.

              (12) The Lessee shall be under no obligation to reimburse the Port Authority for expenses incurred by the Port Authority in connection with its normal review and approval of the original plans and specifications submitted by the Lessee pursuant to this Section, which review and approval process is generally described in the booklet entitled "Tenant Construction Review Manual", dated March 1997, a copy of which the Lessee hereby acknowledges it has received from the Port Authority. The Lessee however agrees to pay to the Port Authority upon its demand the expenses incurred by the Port Authority in connection with any additional review for approval of any substantial changes in scope or design to the approved, plans and specifications which may be proposed by the Lessee for the Port Authority's approval. The expenses of the Port Authority for any such additional review and approval shall be computed on the basis of direct payroll time expended in connection therewith plus 100%. Wherever in this Lease reference is made to "direct payroll time", costs computed thereunder shall include a prorata share of the cost to the Port Authority of providing employee benefits, including, but not limited to, pensions, hospitalization, medical and life insurance, vacations and holidays. Such computations shall be in accordance with the Port Authority's accounting principles as consistently applied prior to the execution of this Lease.

              (13) The Lessee shall prior to the commencement of construction and at all times during construction submit to the Port Authority all engineering studies with respect to construction and samples of construction materials as may be required at any time and from time to time by the Port Authority.

              (14) The Lessee shall procure and maintain Builder's Risk (All Risk) Completed Value Insurance covering the Expansion Construction Work during the performance thereof including material delivered to the site but not attached to the realty. Such insurance shall name the Port Authority, the City of Newark, the Lessee and its contractors and subcontractors as additional assureds and such policy shall provide that the loss shall be adjusted with and that the proceeds shall be payable to the Lessee. Such proceeds shall be used by the Lessee for the repair, replacement or rebuilding of the Expansion Construction Work and any excess shall be paid over to the Port Authority. The policies or certificates representing insurance covered by this paragraph
     (14) shall be delivered by the Lessee to the Port Authority at least thirty (30) days prior to the commencement of construction of the Expansion Construction Work, and each policy or certificate delivered shall bear the endorsement of or be accompanied by evidence of payment of the premium thereof and, also, a valid provision obligating the insurance company to furnish the Port Authority and the City of Newark thirty (30) days' advance notice of the cancellation, termination, change or modification of the insurance evidenced by said policy or certificate. Renewal policies or certificates shall be delivered to the Port Authority at least thirty (30) days before the expiration of the insurance which such policies are to renew.

              The insurance covered by this paragraph (14) shall be written by companies approved by the Port Authority, the Port Authority covenanting and agreeing not to withhold its approval unreasonably. If at any time any of the insurance policies shall be or become unsatisfactory to the Port Authority as to the form or substance or if any of the carriers issuing such policies shall be or become unsatisfactory to the Port Authority, the Lessee shall promptly obtain a new and satisfactory policy in replacement, the Port Authority covenanting and agreeing not to act unreasonably hereunder; the Port Authority agreeing to provide written notice to the Lessee, upon the written request of the Lessee, of the reasons it finds such policies or carriers unsatisfactory. If at any time the Port Authority so requests, a certified copy of each of the said policies shall be delivered to the Port Authority, provided that the Port Authority shall keep such policies and the contents thereof confidential except to the extent (i) required to respond to a loss, damage, claim or suit or otherwise required by law or Port Authority policy approved by its Board of Commissioners from time to time, or (ii) that the policies or the contents thereof are otherwise available in the public domain.

              (15) The Lessee shall at the time of submitting the Comprehensive Plan to the Port Authority as provided in paragraph (a) hereof submit to the Port Authority its forecasts of the number of people who will be working at various times during the term of the Lease at the premises or other areas of the Expansion Construction Work, the expected utility demands of the premises, noise profiles and such other information as the Port Authority may require from time to time and at any time. The Lessee shall continue to submit its latest forecasts and such other information as may be required as aforesaid as the Port Authority shall from time to time and at any time request.

              (16) The Lessee shall execute and submit for the Port Authority's approval a Tenant Construction or Alteration Application or Applications in the form prescribed by the Port Authority covering the Expansion Construction Work or portions thereof (hereinafter collectively called "Construction Application" or "Construction Applications"). The Lessee shall comply with all the terms and provisions of the approved Construction Applications. In the event of any inconsistency between the terms of any Construction Application and the terms of the Lease, the terms of this Lease shall prevail and control.

              (17) Nothing contained in this Lease shall grant or be deemed to grant to any contractor, architect, supplier, subcontractor or any other person engaged by the Lessee or any of its contractors in the performance of any part of the Expansion Construction Work any right or action or claim against the Port Authority, its Commissioners, officers, agents and employees with respect to any work any of them may do in connection with the Expansion Construction Work.
     Nothing contained herein shall create or be deemed to create any relationship between the Port Authority and any such contractor, architect, supplier, subcontractor or any other person engaged by the Lessee or any of its contractors in the performance of any part of the construction and the Port Authority shall not be responsible to any of the foregoing for any payments due or alleged to be due thereto for any work performed or materials purchased in connection with the Expansion Construction Work.

              (18) (i) Without limiting any of the terms and conditions of this Lease, the Lessee understands and agrees that it shall put into effect prior to the commencement of any Expansion Construction Work an affirmative action program and Minority Business Enterprise (MBE) program and Women-owned Business Enterprise (WBE) program in accordance with the provisions of Schedule E (attached to the Seventeenth Supplemental Agreement to this Lease) and hereby made a part hereof. As used in Schedule E the term 'construction work' shall be deemed to include the Expansion Construction Work. The provisions of said Schedule E of this Lease shall be applicable to the Lessee's contractor or contractors and subcontractors at any tier of construction as well as to the Lessee itself and the Lessee shall include the provisions of said Schedule E within all of its construction contracts so as to make said provisions and undertakings the direct obligation of the construction contractor or contractors and subcontractors at any tier of construction. The Lessee shall and shall require its said contractor, contractors and subcontractors to furnish to the Port Authority such data, including but not limited to compliance reports relating to the operation and implementation of the affirmative action, Minority Business Enterprise (MBE) and Women-owned Business Enterprise (WBE) programs called for hereunder as the Port Authority may request at any time and from time to time regarding the affirmative action, Minority Business Enterprises (MBE) and Women-owned Business Enterprises (WBE) programs of the Lessee and its contractor, contractors, and subcontractors at any tier of construction, and the Lessee shall and shall also require that its contractor, contractors and subcontractors at any tier of construction make and put into effect such modifications and additions thereto as may be directed by the Port Authority pursuant to the provisions hereof and said Schedule E to effectuate the goals of affirmative action and Minority Business Enterprise (MBE) and Women-owned Business Enterprise (WBE) programs.

              (ii) In addition to and without limiting any terms and conditions of this Lease, the Lessee shall provide in its contracts and all subcontracts covering the Expansion
     Construction Work or any portion thereof, that:

              (aa) The contractor shall not discriminate against employees and applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and shall undertake or continue existing programs of affirmative action to ensure that minority group persons are afforded equal employment opportunity without discrimination. Such programs shall include, but not be limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff, termination, rates of pay or other forms of compensation, and selections for training or retraining, including apprenticeships and on-the-job training;

              (bb) At the request of either the Port Authority or the Lessee, the contractor shall request such employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding and which is involved in the performance of the contract with the Lessee to furnish a written statement that such employment agency, labor union or representative shall not discriminate because of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will cooperate in the implementation of the contractor's obligations hereunder;

              (cc) The contractor will state, in all solicitations or advertisements foremployees placed by or on behalf of the contractor in the performance of the contract, that all qualified applicants will be afforded equal employment opportunity without discrimination because of race, creed, color, national origin, sex, age, disability or marital status;

              (dd) The contractor will include the provisions of subparagraphs (aa) through (cc) of this paragraph in every subcontract or purchase order in such a manner that such provisions will be binding upon each subcontractor or vendor as to its work in connection with the contract;

              (ee) "Contractor" as used herein shall include each contractor and subcontractor at any tier of construction.

         (19) (i) The Lessee understands that there may be communications and utility lines and conduits located on or under the areas of the Expansion Construction Work which do not, and may not in the future, serve the premises. The Lessee agrees at its sole cost and expense, if directed by the Port Authority so to do:

              (A) within a reasonable period of time following notice to or from the Port Authority of the existence thereof (with respect to those of which the Lessee notifies the Port Authority or the Port Authority notifies the Lessee), but in no event later than the issuance of the certificate called for in paragraph (n) (1) hereof;

              (B) prior to the issuance of the certificate called for in paragraph (n) (1) hereof (with respect to those of which the Lessee does not have knowledge prior to the issuance of the certificate called for in paragraph (n)(1) hereof); or

              (C) within a reasonable period of time following the Port Authority becoming aware of the existence thereof (with respect to those of which the Lessee has knowledge prior to the issuance of the certificate called for in paragraph (n)(1) hereof but does not notify the Port Authority;

     to relocate and reinstall such communication and utility lines and conduits on the premises or off the premises as directed by the Port Authority and to restore all affected areas (such work being hereinafter collectively called "the relocation work"); provided that nothing in this subparagraph (i) shall limit the provisions of the following subparagraph (ii). The Lessee shall perform the relocation work subject to and in accordance with all the terms and provisions of this Section 93 and the relocation work shall be and become a part of the Expansion Construction Work, it being understood, however, that the relocation work shall not be or become a part of the premises hereunder.

              (ii) Prior to the commencement of any of the Expansion Construction Work, the Lessee shall coordinate the Expansion Construction Work with the Location of Subsurface Utilities toll free information service (1-800-272-1000) and ascertain the location of underground utilities, if any, at the premises or other area of any Expansion Construction Work. The Lessee shall provide the Port Authority with written evidence of such coordination.

         (e)  [INTENTIONALLY OMITTED]


         (f) The Lessee may wish to commence construction of portions of the Expansion Construction Work prior to the approval by the Port Authority of its plans and specifications pursuant to paragraph (c) hereof, and if it does it shall submit a written request to the Port Authority setting forth the work it proposes then to do. The Port Authority shall have full and complete discretion as to whether or not to permit the Lessee to proceed with any portion of the Expansion Construction Work. If the Port Authority has no objection to the Lessee's proceeding with any of the aforementioned work, it shall do so by writing a letter to the Lessee to such effect. If the Lessee performs the work covered by said letter it agrees all such work shall be performed subject to and in accordance with all of the provisions of the approval letter and subject to and in accordance with the following terms and conditions:

                   (1) The performance by the Lessee of the work covered by any request as aforesaid will be, as between the Lessee and the Port Authority, at the Lessee's sole risk and if for any reason the plans and specifications for the Expansion Construction Work are not approved by the Port Authority or if the approval thereof calls for modifications or changes in the work undertaken by the Lessee under any approval granted by the Port Authority pursuant to this paragraph (f), the Lessee will, as directed by the Port Authority, at its sole cost and expense, either restore the area affected to the condition existing prior to the commencement of any such work or make such modifications and changes in any such work as may be required by the Port Authority.

                   (2) Nothing contained in any approval hereunder shall constitute a determination or indication by the Port Authority that the Lessee has complied with the applicable governmental laws, ordinances, enactments, resolutions, rules and orders, including but not limited to those of the City of Newark, which may pertain to the work to be performed.

                   (3)  The approved work will be performed in
     accordance with and subject to the terms, indemnities and provisions of the Lease covering the Expansion Construction Work and with the terms and conditions of any Construction Application which the Port Authority may request the Lessee to submit even though such Construction Application may not have, at the time of the approval under this paragraph (f), been approved by the Port Authority. In the event of any inconsistency between the terms of any Construction Application and the terms of this Lease, the terms of this Lease shall prevail and control.

                   (4)  No work under any such approval shall
     affect or limit the obligations of the Lessee under all prior approvals with respect to its construction of the Expansion
     Construction Work.

                   (5)  The Lessee shall comply with all
     requirements, stipulations and provisions as may be set forth in the letters of approval.

                   (6) In the event that the Lessee shall at any time during the construction of any portion of the Expansion Construction Work under the approval granted by the Port Authority pursuant to this paragraph (f) fail, in the opinion of the General Manager of the Airport, to comply with all of the provisions of this Lease with respect to the Expansion Construction Work, the Construction Application or the approval letter covering the same or be, in the opinion of the General Manager, in breach of any of the provisions of this Lease, the Construction Application or the approval letter covering the same, the Port Authority shall have the right, acting through said General Manager to cause the Lessee to cease all or such part of the Expansion Construction Work as is being performed in violation of this Lease, the Construction Application or the approval letter. Upon such written direction from the General Manager specifying such non-compliance or breach (and without limiting any other rights or remedies of the Port Authority hereunder or otherwise) the Lessee shall promptly cease construction of the portion of the Expansion Construction Work specified. The Lessee shall thereupon submit to the Port Authority for its written approval the Lessee's proposal for making modifications, corrections or changes in or to the Expansion Construction Work that has been or is to be performed so that the same will comply with the provisions of this Lease, the Construction Application and the approval letter covering the Expansion Construction Work. The Lessee shall not commence construction of the portion of the Expansion Construction Work that has been halted until such written approval has been received.

                   (7)  It is hereby expressly understood and
     agreed that neither the field engineer covered by paragraph
     (g) hereof nor the Resident Engineer of the Port Authority at the Airport has any authority to approve any plans and specifications of the Lessee with respect to the Expansion Construction Work, to approve the construction by the Lessee of any portion of the Expansion Construction Work or to agree to any variation by the Lessee from compliance with the terms of this Lease, or the Construction Application or the approval letter with respect to the Expansion Construction Work. Notwithstanding the foregoing, should the field engineer or the Resident Engineer give any directions or approvals with respect to the Lessee's performance of any portion of the Expansion Construction Work which are contrary to the provisions of this Lease, the Construction Application or the approval letter, said directions or approvals shall not affect the obligations of the Lessee as set forth herein nor release or relieve the Lessee from the strict compliance therewith.
     It is hereby further understood and agreed that the Port Authority has no duty or obligation of any kind whatsoever to inspect or police the performance of the Expansion Construction Work by the Lessee and the rights granted to the Port Authority hereunder shall not create or be deemed to create such a duty or obligation. Accordingly, the fact that the General Manager has not exercised the Port Authority's right to require the Lessee to cease its construction of all or any part of the Expansion Construction Work shall not be or be deemed to be an agreement or acknowledgment on the part of the Port Authority that the Lessee has in fact performed such portion of the Expansion Construction Work in accordance with the terms of the Lease, the Construction Application or the approval letter nor shall such fact be or be deemed to be a waiver by the Port Authority from the requirement of strict compliance by the Lessee with the provisions of the Lease, the Construction Application and the approval letter with respect to the Expansion Construction Work.

                   (8) Without limiting the discretion of the Port Authority hereunder, the Port Authority hereby specifically advises the Lessee that even if the Port Authority hereafter in the exercise of its discretion wishes to grant approvals under this paragraph (f), it may be unable to do so, so as to permit the Lessee to continue work without interruption following its completion of the work covered by any prior approval hereunder. The Lessee hereby acknowledges that if it commences work pursuant to this paragraph (f), it shall do so with full knowledge that there may not be continuity by it in the performance of its Expansion Construction Work under the procedures of this paragraph (f).

                   (9) No prior approval of any work in connection with the Expansion Construction Work shall create or be deemed to create any obligation on the part of the Port Authority to permit subsequent work to be performed in connection with such Expansion Construction Work prior to the approval by the Port Authority of the Lessee's complete plans and specifications thereof. It is understood that no such prior approval shall release or relieve the Lessee from its obligation to submit complete plans and specifications for the Expansion Construction Work and to obtain the Port Authority's approval of the same as set forth in paragraph (c) hereof. It is further understood that in the event the Lessee elects not to continue to seek further approval letter(s) pursuant to this paragraph (f), the obligations of the Lessee to restore the area and to make modifications and changes as set forth in subparagraph (1) above shall be suspended until the Lessee's submission of its complete plans and specifications in accordance with paragraph (c) hereof.

         (g) The Lessee will give the Port Authority fifteen (15) days' notice prior to the commencement of construction. The Port Authority will assign to the Expansion Construction Work a full time field engineer or engineers. The Lessee shall pay to the Port Authority for the services of said engineer or engineers the sum of Seven Hundred Dollars and No Cents ($700.00) for each day that the engineer or engineers are so assigned during the 1999 calendar year, and for each and every calendar year thereafter, the rate that the Port Authority shall charge Aircraft Operators, or others, for the services of such engineer or engineers during such calendar years for each day or part thereof that the engineer or engineers are so assigned. Nothing contained herein shall affect any of the provisions of paragraph (n) hereof or the rights of the Port Authority hereunder. This agreement for the services of said field engineer may be revoked at any time by either party on thirty (30) days' written notice to the other, but if revoked by the Lessee it shall continue during the period construction under any partial approvals pursuant to paragraph (f) hereof is performed.

         (h) The Expansion Construction Work shall be constructed in such a manner as to minimize (considering the nature of the Lessee's operations and the Expansion Construction Work) air pollution, water pollution or any other type of pollution and noise emanating from, arising out of or resulting from the operation, use or maintenance thereof by the Lessee and from the operations of the Lessee under this Agreement. Accordingly, and in addition to all other obligations imposed on the Lessee under this Agreement and without diminishing, limiting, modifying or affecting any of the same, the Lessee shall be obligated to construct as part of the Expansion Construction Work hereunder such structures, fences, equipment, devices and other facilities as may be reasonably necessary or appropriate to accomplish the foregoing and each of the foregoing shall be and become a part of Expansion Construction Work it affects and all of the foregoing shall be covered under the Comprehensive Plan of the Lessee submitted under paragraph (a) hereof and shall be part of the Expansion Construction Work hereunder. The obligations assumed by the Lessee under this paragraph (h) are a special inducement and consideration to the Port Authority in granting this Lease to the Lessee.

         (i) Title to the Expansion Construction Work which is located within the territorial limits of the City of Newark shall pass to the City of Newark as the same or any part thereof is erected upon or under or affixed to the land or to any existing structures and the Expansion Construction Work shall be and become part of the premises under the Lease if located within the premises hereunder (except for the items covered in subparagraph (b) (1) (ii) of this Section 93 which shall become part of the Fuel System, and except for any personal property of the Lessee as described in Section 34 hereof); and title to such part, if any, of the Expansion Construction Work which is located within the territorial limits of the City of Elizabeth shall vest in the Port Authority as the same or any part of thereof is erected upon or under or affixed to the land or to any existing structures and said Expansion Construction Work shall be and become part of the premises under the Lease if located within the premises hereunder (except for the items covered in subparagraph (b)
     (1) (ii) of this Section 93 which shall become part of the Fuel System, and except for any personal property of the Lessee as described in Section 34 hereof); provided, however, that title to the Schedule 1 Terminal Fixtures shall pass to the Port Authority as provided in paragraph 53 of Supplement No. 17 to the Lease.

         (j) The parties acknowledge that the Lessee will be continuing its operations at the existing premises under the Lease during the period of time it is performing the Expansion Construction Work hereunder. The Lessee further acknowledges that this may involve among other things inconvenience, noise, dust, interference and disturbance to the Lessee in its operations at the premises as well as to its customers, patrons, invitees and employees and possibly other risks as well. As between the Lessee and the Port Authority, the Lessee hereby expressly assumes all of the foregoing risks and agrees that there will be no reduction or abatement of any of the rentals, fees or charges payable by the Lessee under the Lease or otherwise on account of its performance of the Expansion Construction Work and that the performance of the Expansion Construction Work shall not constitute an eviction or constructive eviction of the Lessee nor be grounds for any abatement of rentals, fees or charges payable by the Lessee under the Lease or otherwise nor give rise to or be the basis of any claim or demand by the Lessee against the Port Authority, its Commissioners, officers, employees or agents for damages, consequential or otherwise, under this Lease or otherwise.

         (k)  (1)   The Lessee acknowledges that the Port Authority
     as well as other users, lessees, tenants, airport patrons and invitees and others will be continuing their airport operations in other portions of the Central Terminal Area of the Airport ("CTA") during the period of time the Lessee is performing the Expansion Construction Work hereunder and that this will involve among other things inconvenience, noise, dust, interference and disturbance to said airport operations and possibly other risks as well. As between the Lessee and the Port Authority, the Lessee hereby expressly assumes all of the foregoing risks. Without limiting the foregoing, the Lessee shall and expressly hereby agrees to perform, and to require each of its contractors and subcontractors to perform, the Expansion Construction Work and each portion thereof in such a manner so as to minimize the impact and any disruption resulting therefrom on said airport operations and on passenger and traffic control and passenger and traffic flow in the CTA. The Lessee shall, without limiting any other term or provision hereof, communicate and cooperate (and require each of its contractors to communicate and cooperate) with the Port Authority and with each of the affected CTA users, lessees, tenants, airport patrons, invitees and others in all aspects of the Expansion Construction Work, and the Lessee shall coordinate and work in harmony with all said persons and Port Authority contractors. The Lessee shall include in each of its contracts and subcontracts covering the Expansion Construction Work or any portion thereof the foregoing requirements for minimization of disruption and for contractor cooperation, harmony and coordination.

              (2) Without limiting the foregoing or any other term or provision of this Agreement, with respect to those portions of the Expansion Construction Work which will or may affect or impact the Fuel System, the Lessee hereby expressly recognizes the importance of the Fuel System to the operation of the Airport and to all aircraft operations thereat and the critical need to protect the same and the integrity of the fuel in the Fuel System, and the Lessee shall use the highest degree of safety and care in its design and performance of the portions of the Expansion Construction Work which will or may affect or impact the Fuel System, and the Lessee shall use its best efforts and the highest degree of care and safety, and shall require its contractors to use the highest degree of care and safety and their best efforts, to coordinate and work in harmony with the Port Authority and the Port Authority's independent contractor who operates the Fuel System, as described in Section 55 hereof, and to take all such actions, precautionary measures and procedures, in addition to all Environmental Requirements, so as to protect and safeguard the structure, integrity, contents, safety, and operations of the Fuel System. In addition to all other requirements, the Lessee shall also include the foregoing requirements in each of its applicable contracts and subcontracts covering the Expansion Construction Work.

         (l)  [INTENTIONALLY OMITTED]

         (m) In addition to any easements and rights as may be elsewhere granted herein, the Port Authority hereby, subject to the terms, conditions, covenants and provisions of this Lease, grants to and agrees to make available to the Lessee, as needed and as identified in the Construction Application approval process by the Lessee and approved by the Port Authority, temporary and permanent (but not beyond the applicable expiration date or earlier termination of this Lease) utility accesses to those parts of the Airport (subject to the right of the Port Authority to substitute such other reasonable accesses as may be necessary because of future construction and development of the Airport (which substitution, together with the actual relocation of the utilities thereto, shall as between the Lessee and the Port Authority be at the Port Authority's sole cost and expense if the Lessee shall have commenced to utilize the accesses which it was permitted by the Port Authority to utilize) and subject to the rights of others with respect thereto) necessary to carry out the Lessee's Expansion Construction Work as identified in the Construction Application approval process and approved by the Port Authority and, as to the permanent utility accesses, those necessary to the Lessee to operate the premises.

         (n) (1) When the Expansion Construction Work is substantially completed and ready for use the Lessee shall advise the Port Authority to such effect and shall deliver to the Port Authority a certificate signed by an authorized officer of the Lessee certifying that the Expansion Construction Work has been constructed to substantial completion strictly in accordance with the approved plans and specifications and the provisions of this Lease and in compliance with all applicable laws, ordinances and governmental rules, regulations and orders, and in addition, a certificate signed by either the Lessee's architect licensed and registered in the State of New Jersey or by the Lessee's engineer licensed and registered in the State of New Jersey that the Expansion Construction Work has been constructed to substantial completion in strictly in accordance with the approved plans and specifications and in compliance with all applicable laws, ordinances and governmental rules, regulations and orders. Thereafter, the Expansion Construction Work will be inspected by the Port Authority and if the same has been constructed to substantial completion as certified by the Lessee and the Lessee's licensed architect or engineer, as aforesaid, a certificate to such effect shall be delivered to the Lessee, subject to the condition that, as between the Lessee and the Port Authority, all risks thereafter with respect to the construction and installation of the same and any liability therefor for negligence or other reason shall be borne by the Lessee. The Lessee shall not use or permit the use of the Expansion Construction Work or any portion thereof for the purposes set forth in the Lease until such certificate is received from the Port Authority and the Lessee shall not use or permit the use of the Expansion Construction Work or any portion thereof even if such certificate is received if the Port Authority states in any such certificate that the same cannot be used until other specified portions are completed.

                   (2)  The term "Expansion Construction Work
     Completion Date" for the purposes of this Lease shall mean the date appearing on the certificate issued by the Port Authority pursuant to subparagraph (1) of this paragraph.

                   (3) In addition to and without affecting the obligations of the Lessee under the preceding subparagraphs
     (1) and (2), when an integral and material portion of the Expansion Construction Work is substantially completed and is properly usable the Lessee may advise the Port Authority to such effect and may deliver to the Port Authority a certificate signed by an authorized officer of the Lessee and also signed by the Lessee's licensed architect or engineer certifying that such portion of the Expansion Construction Work has been constructed in accordance with the approved plans and specifications and the provisions of this Lease and in compliance with all applicable laws, ordinances and governmental rules, regulations and orders, and specifying that such portion of the Expansion Construction Work can be properly used even though the Expansion Construction Work has not been completed and that the Lessee desires such use. The Port Authority may in its sole discretion deliver a certificate to the Lessee with respect to each such portion of the Expansion Construction Work permitting the Lessee to use such portion thereof for the purposes set forth in the Lease. In such event the Lessee may use such portion subject to the condition that all risks thereafter with respect to the construction and installation of the same and any liability therefor for negligence or other reason shall be borne by the Lessee, and subject to the risks as set forth in paragraph (f) hereof in the event that the Port Authority shall not have then approved the complete plans and specifications for the Expansion Construction Work. Moreover, at any time prior to the issuance of the certificate required in subparagraph (1) above for the Expansion Construction Work, the Lessee shall promptly upon receipt of a written notice from the Port Authority setting forth the reasons therefor cease its use of such portion of the Expansion Construction Work which it had been using pursuant to permission granted in this subparagraph
     (3).

                   (4) In addition to and without affecting the obligations of the Lessee under the preceding subparagraphs (1), (2) and (3), the Lessee may request that the Port Authority issue a final certificate under subparagraph (1) above with respect to any distinct and separate component of the Expansion Construction Work which has been substantially completed and which can be used independently from any portion of the Expansion Construction Work for which the Port Authority shall not have issued a certificate under this paragraph (n). Such request shall be accompanied by certificates from the Lessee, signed by an authorized officer of the Lessee and also signed by the Lessee's licensed architect or engineer, certifying, with respect to said component, all of the matters as described in the preceding subparagraph (3). In the event that the Port Authority agrees with the Lessee's determination that such distinct and separate component of the Expansion Construction Work can be used independently from any portion of the Expansion Construction Work for which the Port Authority shall not have theretofore issued a certificate under this subparagraph (n), said component of the Expansion Construction Work will be inspected by the Port Authority and, if the same has been constructed to substantial completion as certified by the Lessee and the Lessee's licensed architect or engineer, the Port Authority shall deliver to the Lessee a final certificate under and subject to the provisions of paragraph
     (n)(1) hereof with respect to such component of the Expansion Construction Work permitting the use thereof for the purposes set forth in the Lease. In such event the Lessee may use such component subject to the condition that all risks thereafter with respect to the construction and installation of the same and any liability therefor for negligence or other reason shall be borne by the Lessee, and subject to the risks as set forth in paragraph (f) hereof in the event that the Port Authority shall not have then approved the complete plans and specifications for the Expansion Construction Work."

     7. Section 5 of the Lease, as previously amended, is hereby further amended as follows:

     (a) The phrase "Base Annual Rental for the premises" as used in Section 5 of the Lease and elsewhere in the Lease shall be deemed amended to read "Base Annual Rental for the premises
(exclusive of Area C-3 and the Area C-3 rental)".

     (b) Subparagraphs (3) and (4) of paragraph (b) of Section 5 of the Lease, as previously amended and as set forth in Supplement No. 7 of the Lease shall be deemed amended to read as follows:

              "(3)   (i)   For the portion of the term of
         the Lease commencing on August 1, 1996 to the day preceding the Effective Date of Supplement
         No. 17 of the Lease (as said Effective Date is set forth on the first page thereof), a Base
         Annual Rental for the premises (exclusive of Area C-3 and the Area C-3 rental) at an annual rate consisting of two factors, one a constant factor in the amount of Thirty-three Million
         Five Hundred Eighty-Five Thousand Three Hundred
         Forty-eight Dollars and No Cents
         ($33,585,348.00) subject to adjustment as provided in paragraph (c) hereof, and the other the Airport Services Factor which shall consist of the Airport Services Factor in the amount set forth in subparagraph (1) above as the same shall have been adjusted in accordance with paragraph (c) hereof for each calendar year preceding the commencement date of the portion of the term specified in this subparagraph (3), and which shall be the Airport Services Factor in effect on the date of the commencement of the Base Annual Rental provided for in this subparagraph (3) and which shall be subject to further adjustment as provided in paragraph (c) hereof.

              (ii) For the portion of the term of the Lease commencing on the Effective Date of Supplement No. 17 of the Lease (as said Effective Date is set forth on the first page thereof) to November 30, 2004, a Base Annual Rental for the premises (exclusive of Area C-3 and the Area C-3 rental) at an annual rate consisting or two factors, one a constant factor in the amount of Thirty-three Million Nine Hundred Sixty Thousand Four Hundred Forty-eight Dollars and No Cents ($33,960,448.00) subject to adjustment as provided in paragraph (c) hereof, and the other the Airport Services Factor in the amount of Three Million Sixty-four Thousand Eight Hundred Sixteen Dollars and No Cents ($3,064,816.00), and which shall be the Airport Services Factor in effect on the date of the commencement of the Base Annual Rental provided for in this subparagraph (3)(ii) and which shall subject to further adjustment as provided in paragraph (c) hereof.

              The Base Annual Rental amounts (constant factor and Airport Services Factor) set forth in this subparagraph (b) (3) (ii) are also subject to the adjustments based on the Port Authority's determination of the final metes and bounds of Added Area 4 as more fully described in Paragraph 3A of Supplement No. 17 of the Lease.


              "(4) For the portion of the term of the Lease commencing on December 1, 2004 to March 31, 2013 (the expiration date of the term of the letting of the premises exclusive of Area C-3) a Base Annual Rental for the premises (exclusive of Area C-3 and the Area C-3 rental) at an annual rate consisting of two factors, one a constant factor in the amount of Thirty-nine Million Six Hundred One Thousand Two Hundred Seventy-nine Dollars and No Cents ($39,601,279.00) subject to adjustment as provided in paragraph (c) hereof, and the other the Airport Services Factor which shall consist of the Airport Services Factor in the amount set forth in subparagraph (3)(ii) above as the same shall have been adjusted in accordance with paragraph (c) hereof for each calendar year preceding the commencement date of the portion of the term specified in this subparagraph (4), and which shall be the Airport Services Factor in effect on the date of the commencement of the Base Annual Rental provided for in this subparagraph (4) and which shall subject to further adjustment as provided in paragraph (c) hereof.

              The Base Annual Rental amounts (constant factor and Airport Services Factor) set forth in this subparagraph (b)(4) above are also subject to the adjustments based on the Port Authority's determination of the final metes and bounds of Added Area 4 as more fully described in Paragraph 3A of Supplement No. 17 of the Lease."

     (c) (i) The following sentence shall be deemed inserted after the second sentence of subparagraph (1) of paragraph (c) of Section 5 of the Lease:

         "For the calendar year 1999 and for each and every calendar year thereafter the Airport
         Services Factor set forth in
         subparagraphs (b)(3)(ii) and (b)(4) above shall be adjusted in accordance with said Schedule A."

         (ii) The last five (5) lines of subparagraph (1) of paragraph (c) of Section 5 of the Lease, as previously amended and as set forth in Supplement No. 7 of the Lease shall be amended to read as follows:

         "of the term specified in subparagraph (b)(3)(i) above the constant factor of $33,585,348 shall remain unchanged; and for the portion of the term specified in subparagraph (b)(3)(ii) above the constant factor of $33,960,448.00, after the adjustment of the same based on the Port
         Authority's determination of final metes and bounds for the Added Area 4 as more fully described in Paragraph 3A of Supplement No. 17 of the Lease, shall remain unchanged; and for the portion of the term specified in subparagraph (b)(4) above the constant factor of $39,601,279.00 after the adjustment of the same based on the Port Authority's determination of final metes and bounds for the Added Area 4 as more fully described in Paragraph 3A of Supplement No. 17 of the Lease, shall remain unchanged."

     (d) Subparagraph (2)(iii) of paragraph (c) of Section 5 shall be deemed amended as follows: The amount set forth therein as "Three Million Five Hundred Ninety-four Thousand Dollars and No Cents ($3,594,000.00)" shall be deemed amended to read "Three Million Nine Hundred Sixty-nine Thousand One Hundred Dollars and No Cents ($3,969,100.00)".

     (e) Subparagraph (2)(iv) of paragraph (c) of Section 5 shall be deemed amended as follows: The amount set forth therein as "Three Million Five Hundred Ninety-four Thousand Dollars and No Cents ($3,594,000.00)" shall be deemed amended to read "Four Million Fifty Thousand Three Hundred Sixty-seven Dollars and No Cents ($4,050,367.00)".

     8. Paragraph (a) of Subdivision I of Section 8 of the Lease is hereby amended as follows:

     (a) Subparagraph (vii) thereof is hereby amended to read as follows:

         "(vii)    For the storage of repair parts,
         supplies and other personal property of the Lessee used by the Lessee in connection with its operations permitted hereunder and for the performance of reasonable minor repairs to said personal property of the Lessee."

     (b) Subparagraph (ix) thereof is hereby amended by adding at the end thereof the following:

         "and the occasional and temporary storage of said air cargo transported or to be transported on aircraft operated by the Lessee, provided said air cargo is properly secured."

     (c) New subparagraph (xiv) shall be deemed added at the end of said paragraph (a) reading as follows;

         "(xiv)    With respect to the FIS facilities (as
         defined in Section 93 hereof), for federal inspection services by federal agencies (if the United States Government makes the same available to the Lessee) or others permitted by law to perform such functions.

     9. Paragraph (g) of subdivision I of Section 8 of the Lease shall be deemed amended to read as follows:

              "(g) It is understood and agreed that in order to use Flight Station B-3 located at Passenger Terminal B, it will be necessary from time to time for the various Aircraft Operators in Flight Station B-3 to pass over those portions of Area D which lie between Concourse
         C-1 and said Flight Station B-3, and the same are hereby made expressly subject to such right of access of such users. Similarly, it is understood and agreed that in order to use portions of Area D, it will be necessary for the Lessee to pass over the aircraft maneuvering areas associated with Flight Station B-3 which lie between Concourse C-1 and said Flight
         Station B-3 and the said areas shall be subject to such right of access of the Lessee. In the exercise of the use and rights of access hereunder, the Lessee and the Airline Lessees in Flight Station B-3 shall operate with due regard to the rights and needs of all users of such areas."

     10. Section 10 of the Lease is hereby amended as follows:

         (a) Paragraph (a) thereof is hereby amended to read as follows:

         "(a) The Lessee shall promptly comply with, observe and execute all laws and ordinances and governmental rules, regulations and orders now or at any time during the term of this Agreement which as a matter of law are applicable to or which affect (i) the premises, (ii) the operations of the Lessee at the premises hereunder or the Airport, (iii) the occupancy or use of the premises or
     (iv) subject to Section 12(p)(2) of the Lease, with regard to Environmental Requirements only, property outside the premises as a result of the Lessee's use and occupancy of the premises or a migration of Hazardous Substances from the premises. The Lessee shall, in accordance with and subject to the provisions of Section 23 hereof, make any and all structural and non-structural improvements, alterations or repairs of the premises and, subject to Section 12(p)(2) of the Lease, perform all remediation work and clean up of Hazardous Substances required in order to fully satisfy the compliance obligations set forth herein, including without limitation, the removal, containment, control or other action with respect to asbestos-containing material. The Lessee shall have the right to perform such structural and non-structural improvements, alterations or repairs that are required by any such law, rule, regulation, order or direction; provided, however, that the same shall be performed in compliance with and subject to the terms, provisions, and conditions of this Agreement including without limitation the procedures set forth in
     Section 23 hereof."

         (b) Paragraph (b) thereof shall be deemed amended by adding at the end thereof the following:

     "The Port Authority agrees to cooperate, if it may lawfully do so, with the Lessee in the Lessee's procurement of such consents, licenses, certificates, permits or other authorization; such cooperation by the Port Authority shall be limited to furnishing the Lessee and the governmental authority with appropriate information."

     (c) Paragraph (d) thereof shall be deemed amended by adding at the end of the first (1st) paragraph after the word "regulation" the following:

     ", and the Lessee shall have no indemnity obligation with respect to the aforementioned claims, actions, damages, liabilities, fines, penalties, costs and expenses."

     11. Section 11 of the Lease is hereby amended by adding at the end thereof the following new paragraph:

     "(e)   Failure of the Lessee to observe and obey (and to
     require its officers, employees, guests, invitees, and those doing business with it to observe and obey) the Port Authority Rules and Regulations shall not be a breach of this Agreement as and to the extent compliance therewith would constitute a violation of any governmental law, rule, regulation, requirement, order or direction."

     12. (a)  The first two (2) lines of paragraph (d) of Section
12 of the Lease shall be deemed amended to read as follows:

     "The Lessee shall have the right and the obligation to exercise reasonable control over the vehicular traffic (including, but not limited to, vehicles operated by Port Authority contractors and permittees) on the roadways or other areas within the".

         (b) The twenty-fourth (24th) through thirtieth (30th) lines of paragraph (k) of Section 12 of the Lease shall be deemed amended to read as follows:

     " as set forth in the first sentence of this paragraph. All locations, the manner, type and method of construction and the size of any of the foregoing shall be determined by the Port Authority with the Lessee to have an opportunity to consult with the Port Authority with respect to the foregoing. In making a judgment as to whether any particular structures, fences, equipment, devices or other facilities may be so necessary or appropriate, the Port Authority shall take into account the cost, among other factors, of such facility in comparison to the expected benefits to be derived from the construction thereof. The Lessee shall submit for Port Authority approval its plans and specifications covering the required work and upon receiving such approval shall proceed diligently to construct the same."

         (c) Section 12 of the Lease is hereby further amended by adding at the end thereof the following new paragraphs "(o)" and "(p)":

         "(o)       Without limiting any other of the Lessee's
     obligations under the Lease, the Lessee shall provide the General Manager of the Airport at the cost and expense of the Lessee with such information, documentation, records, correspondence, notices, reports, tests, results, and certifications and any other information as the Port Authority may request in connection with any Environmental Requirements or Environmental Damages, and the Lessee shall promptly acknowledge, swear to, sign or otherwise fully execute the same. The Lessee agrees that any of the foregoing may be filed by the Port Authority with the appropriate governmental authority on behalf of the Lessee at the Lessee's cost and expense. Further, the Lessee agrees unless directed otherwise by the Port Authority, to provide the General Manager of the Airport with copies of all information, documentation, records, correspondence, notice, certifications, reports, test results and all other submissions provided by the Lessee to a governmental authority and by a governmental authority to the Lessee within two (2) business days that the same are made available to or received by the Lessee with respect to any Environmental Requirements. Without limiting the foregoing or any other term or provision of this Agreement, the Lessee expressly understand and agrees that the foregoing shall include without limitation the requirement that, with respect to the Adams Ditch Area the Lessee shall submit to the Port Authority true and complete executed copies of all governmental permits and approvals (the Lessee agreeing to consult with the Port Authority in the application for the required individual freshwater wetlands permits and stream encroachment permits), including but not limited to the approval of the City of Newark, prior to the Lessee's performance of any operations, filling in or any other construction activities or work involving or related to said Adams Ditch Area, and such other and further information as the Port Authority may require or request.

         (p) (1) In addition to and without limiting the generality of the obligations of the Lessee set forth above and elsewhere in the Lease, the Lessee shall at its sole cost and expense and in accordance with and subject to the provisions of Section 23 hereof, upon notice from the Port Authority, promptly take all actions to completely remove, clean-up and remediate all Hazardous Substances on the premises or the Airport which result from the Lessee's use and occupancy of the premises or, subject to Section 12(p)(2) of the Lease, from the Lessee's performance of any construction work or which have been disposed of, released, discharged or otherwise placed on, under or about the premises during the term of the letting hereunder, and, subject to
     Section 12(p)(2) of the Lease, to cleanup and remediate all other Hazardous Substances on, about or under the premises or which have migrated from the premises to any adjoining property, which any federal, state or local governmental agency or political subdivision or any Environmental Requirement or any violation thereof require to be remediated, and to cleanup and remediate all Hazardous Substances necessary to mitigate Environmental Damages. The foregoing obligations of the Lessee shall include without limitation the investigation of the environmental condition of the area to be remediated, the presentation of feasibility studies, reports and remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work; the standard for any of the foregoing to be the applicable standard as required under Environmental Requirements and, in the event that any Environmental Requirement sets forth more than one standard, the standard to be applied shall be that which requires the lowest level of a Hazardous Substance unless the Port Authority consents to a different standard being applied. Any actions of the Lessee under the foregoing shall be performed in a good, safe and workmanlike manner and shall minimize any impact on activities off the premises. The Lessee shall promptly provide to the Port Authority all copies of test results and reports generated in connection with such actions. Promptly upon completion of such investigation and remediation, the Lessee shall seal or cap all monitoring wells and test holes, remove all associated equipment and restore the remediated property.

         (2) Notwithstanding anything to the contrary in the Lease as herein amended, it is hereby agreed that, during the performance of the Expansion Construction Work under Section
     93 hereof and during the remainder of the letting hereunder, the following specific limitations to the Lessee's environmental obligations shall apply:

              (i)   the Lessee shall not be responsible
         for contamination of soil and groundwater on, about or under the premises caused by the acts or omissions of the Port Authority;

              (ii) the Lessee shall not be responsible for contamination of soil or groundwater to the extent that the same is caused by the flow of groundwater or the leaching of soil from outside the premises if the Lessee proves to the satisfaction of the Port Authority that any such contamination was not caused by the Lessee or by its, employees, agents, contractors, sublessees, subtenants, invitees or by others using or occupying the premises under this Agreement, it being understood that the Lessee shall have the burden of proof to establish that any migration of a Hazardous Substance or said contamination to the premises was not the result of the Lessee's (or any of aforesaid other persons') use and occupancy of the premises or any other areas at the Airport; and

              (iii) the Lessee shall not be responsible for remediation and the cost of remediation of Non-Hydrocarbon Contamination (as hereinafter defined) in excess of the Non-Hydrocarbon Obligation Amount (as hereinafter defined) provided that the Lessee proves to the satisfaction of the Port Authority that such Non-Hydrocarbon Contamination was not caused by the Lessee or its employees, agents, contractors, sublessees, subtenants, invitees or others using or occupying the premises under this Agreement, it being understood that the Lessee shall have the burden of proof to establish the same; and provided, further, however, that all costs and expenses of or associated with the removal, cleanup and any remediation of (aa) any and all Hazardous Substances or any contamination (other than Non-Hydrocarbon Contamination) other than any caused by the acts or omissions of the Port Authority; (bb) storage tanks for which the Lessee is responsible, except as expressly provided in paragraph (j) of Section 95 of the Lease; (cc) lead and asbestos during any demolition, alteration or construction on the premises; or (dd) any and all contamination of any type whatsoever or any and all Hazardous Substances in, on or under or from the Adams Ditch area shall not apply against the Non-Hydrocarbon Obligation Amount and the Lessee shall be fully and solely responsible for the same without such limitation. For purposes of this clause (iii), the term "Non-Hydrocarbon Contamination" shall mean contamination of soil or groundwater the remediation of which is performed due to the presence of Hazardous Substances other than, or the methods for remediation of which exceed those which would be required for the remediation of, petroleum hydrocarbons; and the term "Non-Hydrocarbon Obligation Amount" shall mean the amount of Eight Million Dollars and No Cents ($8,000,000.00). The Port Authority shall be responsible for the remediation of Non-Hydrocarbon Contamination in excess of the Non-Hydrocarbon Obligation Amount, which obligation shall survive the expiration or termination of this Agreement.

         Anything to the contrary in the foregoing notwithstanding, it is expressly understood that with respect to the said Adams Ditch area the Lessee shall be fully responsible for all remediation, whether of hydrocarbon contamination, Non-Hydrocarbon Contamination or otherwise, and the cost of all remediation and all Environmental Requirements and Environmental Damages.

         (3) Nothing herein shall limit, modify, waive or otherwise alter the rights, claims and remedies which the Port Authority or the Lessee may have against third parties or persons, whether at law, equity or otherwise."

     13. Section 13 of the Lease shall be deemed amended as follows:

         (a)  There shall be deemed added at the end of paragraph
(h) thereof the following:

         "unless expressly approved by the Port Authority in writing pursuant to Section 23 hereof and a tenant
     Alteration Application signed and submitted by the Lessee which has been fully approved by the Port Authority."

         (b)  There shall be deemed added at the end of paragraph
(l) thereof the following:

         "except in accordance with Port Authority Rules and Regulations."

         (c) Paragraph (n) thereof shall be deemed amended by inserting at the end of the sixth (6th) line thereof after the words "ramp equipment" the following:

         "(except as otherwise expressly allowed in Section 8 hereof)".

         (d) Paragraph (n) thereof shall be deemed further amended by inserting at the end of the seventh (7th) line thereof after the word "than" the following:

         "emergency or".

         (e)  There shall be deemed added at the end of said
Section 13 a new paragraph (r) reading as follows:

         "(r) The Lessee shall not dispose of, release or discharge nor permit anyone to dispose of, release or discharge any Hazardous Substance on or from the premises or at the Airport. In addition to and without limiting any other term, provision covenant or condition hereof, any Hazardous Substance disposed of, released or discharged by the Lessee (or permitted by the Lessee to be disposed of, released or discharged) on or from the premises or at the Airport, shall upon notice by the Port Authority to the Lessee and subject to the provisions of this Agreement, be removed, cleaned-up and/or remediated by the Lessee at the Lessee's sole cost and expense. The obligations of the Lessee pursuant to this paragraph shall survive the expiration or termination of this Agreement."

     14. Section 15 of the Lease, as previously amended, shall be deemed further amended as follows:

     (a) There shall be deemed added at the end of paragraph (a) thereof the following:

         "The foregoing shall not be deemed to waive any rights or claims that the Lessee or the Port
         Authority may have against third parties."

     (b) Subparagraph (3) of paragraph (b) thereof shall be amended by replacing the first four (4) lines thereof with the following:

              "(3) Take good care of the premises and maintain the same at all times in good condition, except for reasonable wear and tear resulting from the use of the premises to the extent permitted elsewhere in this Agreement or conditions solely due to the aging of the premises, which reasonable wear and tear or aging do not adversely affect in any material manner the efficient utilization thereof and do not adversely affect the proper utilization thereof;"

     (c) Subparagraph (5) of paragraph (b) thereof shall be deemed amended by inserting the word "reasonably" before the word
"require" on the last line thereof.

     (d)  There shall be deemed added at the end of subparagraph
(7) of paragraph (b) thereof the following:

         "the foregoing not to be deemed to prohibit the Lessee from recovering the cost of any such repairs against any third party who has responsibility therefor;"

     (e) The last two (2) lines of paragraph (e) thereof shall be deemed amended to read as follows:

         "at such locations, or take other appropriate measures as may be directed by the General
         Manager of the Airport, to insure the safety of the work performed thereat."

     (f)  The word and number "twenty (20)" appearing on the fourth
(4th) line of paragraph (f) thereof shall be deemed changed to "thirty (30)".

     15. Section 17 of the Lease, as previously amended and set forth in Supplement No. 8 of the Lease, shall be deemed further amended to read as follows:

     (a) The words "nuclear property losses and" shall be deemed deleted from the eighteenth (18th) line of paragraph (a) thereof.

     (b) The following shall be deemed added at the end of paragraph (a) thereof:

         ", provided that such insurance for this peril is available within the commercial insurance marketplace at the time of the Port Authority's request."

     (c) The fourth (4th) line of the second (2nd) subparagraph of paragraph (c) shall be deemed amended to read as follows:

         "16; and the word "insurance" and all other references to insurance in".

     (d) The second (2nd) sentence of the third (3rd) subparagraph of paragraph (c) shall be deemed amended to read as follows:

         "If at any time any of the said companies issuing the policies shall be or become unsatisfactory to the Port Authority or if at any time any of the insurance policies shall be or become unsatisfactory to the Port Authority as to form or substance, the Lessee shall promptly obtain a new and satisfactory in replacement, the Port Authority agreeing to provide written notice to the Lessee, upon the written request of the Lessee, of the reasons it finds such policies or companies unsatisfactory and further covenanting and agreeing not to act unreasonably hereunder."

     (e) The following new paragraph (d) shall be added at the end thereof:

         "(d) With respect to the insurance required to be carried pursuant to subparagraph (14) of paragraph (d) of Section 93 of the Lease and this Section 17, the Lessee recognizes that the Port Authority is obligated under the Basic Lease, to use the proceeds of such insurance in the manner set forth in Section 16 of the Lease. In the event that there shall be a casualty and (i) it shall become legally impossible to rebuild all or any portion of the Expansion Construction Work, or (ii) the Port Authority or the Lessee shall be enjoined from or restricted under the terms of any contract, law, judgment, ruling, rule, regulation, or order of any Governmental Authority or court of competent jurisdiction from rebuilding all or any portion of the Expansion Construction Work, or (iii) the Port Authority and the Lessee shall determine that all or any portion of the Expansion Construction Work cannot be rebuilt, the Port Authority shall deliver to and only to the Trustee (as defined in Section 96), to the extent of available insurance proceeds which the Port Authority is entitled to retain as its own, if any, under the Basic Lease, or which the City of Newark consents to the Port Authority retaining or utilizing for such purpose, an amount which, together with any reserves or similar amounts available for such purpose, would be sufficient to redeem at that time the then-outstanding Bonds and Additional Bonds (as such terms are defined in Section 96) issued in connection with the Expansion Construction Work, in proportion to the portion of the Expansion Construction Work that cannot be so rebuilt, were such Bonds and Additional Bonds to be redeemed at that time, which amount shall be applied against such Bonds and Additional Bonds in accordance with their payment terms; provided, however, that the provisions of the Indenture (as defined in Section 96) shall govern as to whether the Bonds and Additional Bonds or any portion thereof are required actually to be redeemed at that time."

     16. (a) Paragraph (a) of Section 18 of the Lease, as previously amended by Supplement No. 6 of the Lease, shall be deemed further amended by inserting after the word "Airport" which appears on the fifteenth (15th) line thereof the following:

         "(excepting only claims and demands which result solely from the willful misconduct, or the sole negligence, of the Port Authority);".

         (b) The sentence preceding the last sentence of paragraph
(c) of Section 18 of the Lease shall be deemed amended to read as follows:

         "If at any time any of the said companies issuing the policies shall be or become unsatisfactory to the Port Authority or if at any time any of the insurance policies shall be or become unsatisfactory to the Port Authority as to form or substance, the Lessee shall promptly obtain a new and satisfactory in replacement, the Port Authority agreeing to provide written notice to the Lessee, upon the written request of the Lessee, of the reasons it finds such policies or companies unsatisfactory and further covenanting and agreeing not to act unreasonably hereunder."

     17. Paragraph (b) of Section 19 of the Lease shall be deemed amended by inserting after the word "Airport" on the fourth (4th) line thereof the following:

         "pertaining to the premises hereunder".

     18. Paragraph (a) of Section 22 of the Lease shall be deemed amended by inserting at the end thereof the following:

     "The Port Authority shall, except in emergencies, spot inspections or other cases of immediate need of the Port
     Authority, give prior notice to the Lessee of such entry by the Port Authority into areas of the premises not open to the general public or to air passengers."

     19. Paragraph (b) of Section 22 of the Lease shall be deemed amended by inserting at the end of the next-to-last sentence thereof the following:

     "; and provided further, however, that the Lessee shall not be responsible (notwithstanding any other provision of the Lease as herein amended) for remediation of contamination associated with or encountered in connection with any such activities, unless the same was caused by the Lessee"

     20. Paragraph (a) of Section 23 of the Lease shall be deemed amended by inserting after the word "Authority" on the tenth (10th) line thereof the following:

         ", which may consist of, inter alia, the submission by the Lessee to the Port Authority for its approval of a tenant Alteration
         Application in the form prescribed by the Port
         Authority".

     21. (a) Subparagraph (3) of paragraph (a) of Section 24 of the Lease shall be deemed amended by changing the word and number
"thirty (30)" appearing in the ninth (9th) line thereof to "sixty
(60).

     (b)  Subparagraph (4) of paragraph (a) of Section 24 of the
Lease shall be deemed amended by inserting after the word
"operations" on the third (3rd) line thereof the following:

         "(the term "operations" meaning any activities which are permitted or required under this Agreement)"

     (c)  Subparagraph (4) of paragraph (a) of Section 24 of the
Lease shall be deemed amended by changing the word and number
"thirty (30)" appearing in the fifth (5th) line thereof to sixty
(60).

     (d)  Subparagraph (4) of paragraph (a) of Section 24 of the
Lease shall be deemed amended by inserting after the word "Lessee" on the last line thereof the following:

         ", unless the same shall be or would become, with the passage of time, an event on the basis of which the Lessee may terminate this Agreement pursuant to
         Section 61(a)(1) hereof".

     (e)  Subparagraph (5) of paragraph (a) of Section 24 of the
Lease shall be deemed amended by changing the word and number
"thirty (30)" appearing in the fourth (4th) line thereof to "sixty
(60).

     (f)  Subparagraph (7) of paragraph (a) of Section 24 of the
Lease shall be deemed amended by changing the word and number
"thirty (30)" appearing in the fifth (5th) line thereof to sixty
(60)".

     (g) The word and number "twenty (20)" appearing at the end of the second (2nd) line and the beginning of the third (3rd) line of the last subparagraph of paragraph (a) of Section 24 shall be deemed changed to "thirty (30)".

     (h)  Subparagraph (8) of paragraph (a) of Section 24 of the
Lease shall be deemed amended to read as follows:

         "(8) If either (i) the Lessee shall, without the prior written approval of the Port Authority, become a merged (non-surviving) corporation in a merger, a constituent corporation in a consolidation, or a corporation in dissolution, except as otherwise expressly permitted in paragraph (a) of Section 77 hereof, or (ii) the Lessee shall, without the prior written approval of the Port Authority, become a possessor (surviving) corporation in a merger without complying with the provisions of subparagraph (2) of paragraph (a) of Section 77 hereof;".

     (i) Paragraphs (c) and (d) of Section 24 of the Lease shall be deemed deleted therefrom and the following new paragraph (c) shall be deemed inserted in lieu thereof:

         "(c)   No failure by the Port Authority to insist
         upon the strict performance of any agreement, term, covenant or condition of the Lease or to exercise any right or remedy consequent upon a breach or default thereof, and no extension, supplement or amendment of the Lease during or after a breach thereof, unless expressly stated to be a waiver, and no acceptance by the Port Authority of rentals, fees, charges or other payments in whole or in part after or during the continuance of any such breach or default, shall constitute a waiver of any such breach or default of such agreement, term, covenant or condition. No agreement, term, covenant or condition of the Lease to be performed or complied with by the Lessee, and no breach or default thereof, shall be waived, altered or modified except by a written instrument executed by the Port Authority. No waiver by the Port Authority of any default or breach on the part of the Lessee in performance of any agreement, term, covenant or condition of this Lease shall affect or alter the Lease, but each and every agreement, term, covenant and condition thereof shall continue in full force and effect with respect to any other then existing or subsequent breach or default thereof."

     (j) Paragraph (e) of Section 24 shall be deemed redesignated as paragraph "(d)".

     22. Section 27 of the Lease, as previously amended, shall be deemed further amended as follows:

     (a) Subparagraph (1) of paragraph (b) thereof is hereby amended by inserting after the word "and" at the end thereof the following

              "on account of the constant factor or the Facility Factor, as the case may be, of the Area
         C-3 annual rental obligations of the Lessee, the amount of the total of the constant factor or the Facility Factor, as the case may be, of all annual Area C-3 rentals, less the amount attributable to the constant factor or the Facility Factor, as the case may be, in the installments of said Area C-3 rental payable prior to the effective date of the termination except that the credit to be allowed for the amount attributable to the constant factor or the Facility Factor, as the case may be, in the installment payable on the first day of the month in which the termination is effective shall be prorated for the part of the month the letting remains in effect; on the basis of the actual number of days in the month; and".

     (b) Subparagraph (2) of paragraph (b) thereof is hereby amended by inserting after the word "and" at the end thereof the following:

              "on account of the Airport Services Factor of the Lessee's Area C-3 annual rental obligation, an amount equal to the product resulting from multiplying the tentative Airport
         Services Factor in effect at the time such termination or cancellation (or re-entry, regaining or resumption of possession) occurs by the number of full years remaining in the balance of the term, provided, however, that if only a portion of a year in addition to a number of full years remains in the balance of the term, an amount shall be added to the product determined hereinabove which amount shall be equal to the product resulting from multiplying the aforementioned tentative Airport Services
         Factor by a fraction the numerator of which is the number of days in such portion of a year and the denominator of which is the actual number of days in the year, and".

     (c) Subparagraph (3) of paragraph (b) of Section 27 of the
Lease shall be deemed amended by inserting after the word
"expenses" on the fifth (5th) line thereof the following:

         "(including but not limited to the cost to the Port
         Authority of in-house legal services)".

     (d) A new subparagraph (4) of paragraph (b) of said Section 27 shall be deemed inserted immediately following subparagraph (3) thereof (as renumbered in Supplement No. 6 of the Lease) to read as follows:

         "(4) On account of the Lessee's obligations to pay the Cost of Assumable Maintenance and Repair set forth in Section 85 hereof, an amount equal to the total sum of the Capital Cost under Section 85 hereof less the amount thereof payable prior to the effective date of termination, except that the credit to be allowed for the amount attributable to the installment payable on the first day of the month in which the termination is effective shall be prorated for the part of the month the letting remains in effect or the actual number of days in such month."

     (e) Section 27 of the Lease is hereby further amended by adding at the end thereof the following new paragraphs "(c)" "(d)" and "(e)" reading as follows:

         "(c) In addition to and without limiting the foregoing or any other right, claim or remedy of the Port Authority, legal or equitable, under this Lease or otherwise, in the event this Lease shall be terminated pursuant to Section 24 hereof and the Lessee shall not have completed the Expansion Construction Work, as defined in Section 93 hereof, or any portion thereof, within the time period(s) specified in paragraph (d) (2) of Section 93 hereof, the Lessee shall and hereby agrees to pay to the Port Authority any and all amounts, costs and expenses, of any type whatsoever, paid or incurred by the Port Authority by reason of the failure of the Lessee so to complete the Expansion Construction Work, or any portion thereof, including without limitation all interest, completion and other costs, damages, direct, indirect and consequential, losses and penalties, and all of the same shall survive the expiration or termination of this Agreement and shall be deemed treated as survived damages hereunder in addition to the foregoing.

     (d) Notwithstanding anything to the contrary herein contained, all of the obligations of the Lessee under this Lease with respect to Environmental Damages and Environmental
         Requirements shall survive the expiration or termination of this Agreement.

     (e) Without limiting any of the foregoing, the Port Authority may at any time bring an action to recover all the damages as set forth above not previously recovered in separate actions, or it may bring separate actions to recover the items of damages set forth in subparagraphs (1), (2), (3) and (4) of paragraph (b) above and separate actions periodically to recover from time to time only such portion of the damages set forth in subparagraphs (1) and
         (2) of paragraph (b) above as would have accrued as Base Annual Rental and Area C-3 rental up to the time of the action if there had been no termination or cancellation. In any such action the Lessee shall be allowed a credit against its survived damages obligations equal to the amounts which the Port Authority shall have actually received from any tenant, licensee, permittee or other occupier of the premises or a part thereof during the period for which damages are sought, and if recovery is sought for a period subsequent to the date of suit a credit equal to the market rental value of the premises during such period (discounted to reflect the then present value thereof). If at the time of such action the Port Authority has used and occupied or relet the premises, the rental for the premises obtained through such use and occupancy or reletting shall be deemed to be the market rental value of the premises or be deemed to be the basis for computing such market rental value if less than the entire premises were used or occupied or relet. In no event shall any credit allowed to the Lessee against its damages for any period exceed the then present value of the annual rental which would have been payable under this Agreement during such period if a termination or cancellation had not taken place."

     23. The last three (3) lines of Section 30 of the Lease shall be deemed amended to read as follows:

         "promptly and in as good condition as of the commencement of the letting thereof (such commencement in the case of new construction being as of the completion thereof), except for
         (1) reasonable wear and tear resulting from the use of the premises to the extent permitted elsewhere in this Agreement or (2) conditions solely due to the aging of the premises, which reasonable wear and tear or aging do not adversely affect in any material manner the efficient utilization of the premises or adversely affect the proper utilization of the premises for the purposes permitted hereunder or the water-tightness or structural integrity of the premises), but not resulting from any delay or failure to maintain and repair hereunder. In addition, all of the premises shall be free and clear of all liens, encumbrances, and security interests created by the Lessee, its sublessees, contractors, subcontractors, or other persons acting through, under or on behalf of the Lessee.

              In addition to and without limiting the
         foregoing, it is recognized the expiration date of the Area C-3 portion of the premises (as set forth in Supplement No. 17 of the Lease) is March 31, 2028 and that the expiration date of the C-1 and C-2 portions of the premises is March 31, 2013, and it is hereby understood and agreed, with respect to any systems serving or common to both Area C-3 and the C-1 and C-2 portions of the premises, that it shall be the obligation of the Lessee, at its sole cost and expense, to perform and complete, prior to said March 31, 2013 expiration date, all alteration and other work necessary or appropriate (subject to Section 23 hereof) to separate each such system so as to enable each such system to operate independently in Area C-3, and that the Port Authority will require any new tenant or lessee in the C-1 and C-2 portions of the premises to perform such work in its leasehold in the C-1 and C-2 portions of the premises. "

     24. Section 33 of the Lease shall be deemed amended by adding at the end thereof the following two (2) new subparagraphs reading as follows:

         "The Port Authority agrees that during the term of the letting hereunder the Port Authority will not take any action the taking of which, or omit to take any action the failure of which to take, would amount to or have the effect of canceling, surrendering, terminating, modifying or amending the Basic Lease prior to the date specified in the Basic Lease for its expiration insofar as such cancellation, surrender, termination, modification, or amendment would in any manner deprive the Lessee of any of its rights, licenses or privileges under this Agreement.

         Nothing herein shall prevent the Port Authority from entering into an agreement with the City of Newark pursuant to which the Basic Lease is surrendered, cancelled or terminated provided that the City of Newark, at the time of such agreement, assumes the obligations of the Port
         Authority under this Agreement."

     25. Paragraph (d) of Section 36 of the Lease shall be deemed amended by inserting at the end thereof the following:

         "Subject to Section 12(p)(2) of the Lease, the Lessee hereby further agrees to relieve the Port Authority from and to assume all responsibility for any and all risks, costs and expenses of any kind whatsoever caused by, arising out of or in connection with, the condition of the premises and all parts thereof whether any aspect of such condition existed prior to, on or after the applicable effective date of the letting of each part of the premises hereunder, including without limitation all Environmental Requirements and Environmental Damages, and to indemnify and hold harmless the Port Authority for all such risks, responsibilities, costs and expenses. If so directed, the Lessee shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance written permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority, or the provisions of any statutes respecting suits against the Port Authority. It is hereby understood and agreed that whenever reference is made in this Lease to the condition of the premises as of the commencement of the term thereof, the same shall be deemed to mean the condition of the premises as of the applicable commencement date of the letting of each part of the premises under this Lease, and as to the improvements made and the alteration work performed during the term of the Lease in the condition existing after the completion of the same. All the obligations of the Lessee under this Section with respect to responsibilities, risks, costs and expenses assumed by the Lessee shall survive the expiration or termination of this Lease."

     26. The last three (3) sentences of Section 37 of the Lease, as previously amended, are hereby further amended to read as follows:

         "Until further notice, the Port Authority hereby designates its Executive Director, and the Lessee designates its Vice President of Corporate Real Estate (or such other authorized officer as may be designated by the Lessee by written notice to the Port Authority) as their officers upon whom notices and requests may be served, and the Port Authority designates its office at One World Trade Center, New York, New York 10048, and the Lessee designates its office at Continental Airlines, Inc., 1600 Smith Street, Houston, Texas 77002, as their respective offices where notices and requests may be served. The Port Authority shall for informational purposes only send a copy by regular first class mail of all such notices and requests to the Lessee's General Counsel at Continental Airlines, Inc., P.O.
         Box 4607, HQSEO, Houston, Texas  77210-4607.
         Failure on the part of the Port Authority to send the informational copy shall not however be or be deemed to be a breach of this Agreement, or impair or affect the validity of the notice or request actually given."

     27. Paragraph (c) of Section 38 of the Lease shall be deemed amended by inserting after the word "Authority" on the eighth (8th) line thereof the following:

         "(except where fulfillment of the Lessee's compliance obligations hereunder requires activity over a period of time, and the Lessee shall have commenced to perform whatever may be required for fulfillment within twenty (20) days after receipt of notice and continues such performance without interruption)".

     28. Section 41 of the Lease is hereby amended by adding at the end thereof the following new paragraph (c) reading as follows:

         "(c) If any clause, provision or section of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section or sections shall not affect any of the remaining clauses, provisions or sections hereof."

     29. Paragraph (d) of Section 49 of the Lease, as previously amended, shall be deemed further amended by changing the "1998" in the seventh (7th) and ninth (9th) lines thereof to "2018" and by changing the "1999" in the last line thereof to "2019".

     30. Section 53 of the Lease, as previously amended, shall be deemed further amended as follows:

     (a) The date appearing on the third (3rd) line of paragraph
(a) (1) thereof (as set forth in Supplement 15 of the Lease) as "March 31, 2013" shall be deemed amended to read "December 31, 2018".

     (b) Subparagraph (2) of paragraph (a) of Section 53 of the
Lease, as previously amended, shall be deemed further amended to read as follows:

         "(2) It is recognized that pursuant to Paragraph 2 of Supplement No. 17 to the Lease the term of the letting of only the Area C-3 portion of the premises is extended to March 31, 2028, and that flight fee provisions contained in Schedule C are effective through December 31, 2018.
     It is hereby agreed that for the portion of the term of the letting of said Area C-3 hereunder subsequent to December 31, 2018, the Port Authority and the Lessee shall negotiate in good faith toward the establishment of provisions covering the determination of the flight fees payable by the Lessee for the portion of the term of said Area C-3 commencing January 1, 2019 through the expiration date of the term of the letting of said Area C-3 hereunder (March 31, 2028), and upon the establishment of the same the Lessee shall pay flight fees in accordance with said provisions for said portion of the term. If the parties do not reach such agreement, the Lessee shall pay flight fees in accordance with the Port Authority's Schedule of Charges for said portion of the term of said Area C-3 commencing January 1, 2019."

     31. The last line of the seventh (7th) subparagraph of paragraph (a) of Section 54 of the Lease is hereby amended to read as follows:

         "additions, and also including the modifications and additions to the Fuel System which the Lessee shall perform as part of the Expansion Construction Work under Section 93 hereof, shall be and become part of the Fuel System."

     32. Section 56 of the Lease, as previously amended, shall be deemed further amended to as follows:

     (a) The date appearing on the second (2nd) line of paragraph
(a) thereof (as set forth in Supplement 15 of the Lease) as "March 31, 2013" shall be deemed amended to read "December 31, 2018".

     (b) The second (2nd) subparagraph of paragraph (a) of Section 56 of the Lease, as previously amended, shall be deemed further amended to read as follows:

         "It is recognized that pursuant to Paragraph 2 of Supplement No. 17 to the Lease the term of the letting of only the Area C-3 portion of the premises is extended to March 31, 2028, and that the fuel gallonage fee provisions contained in Schedule D are effective through December 31,
         2018. It is hereby agreed that for the portion of the term of the letting of said Area C-3 hereunder subsequent to December 31, 2018, the Port Authority and the Lessee shall negotiate in good faith toward the establishment of provisions covering the determination of the fuel gallonage fees payable by the Lessee for the portion of the term of said Area C-3 commencing January 1, 2019 through the expiration date of the term of the letting of said Area C-3 hereunder (March 31, 2028), and upon the establishment of the same the Lessee shall pay fuel gallonage fees in accordance with said provisions for said portion of the term.
         If the parties do not reach such agreement, the Lessee shall pay fuel gallonage fees in accordance with the Port Authority's Schedule of Charges for said portion of the term of said
         Area C-3 commencing January 1, 2019."

     33. Paragraph (a) of Section 59 of the Lease shall be deemed amended to add the following at the end thereof:

         "Notwithstanding the foregoing, the Lessee, utilizing a vendor holding a permit from the Port Authority to perform such services at the Airport (which permit shall, among its other terms, contain the obligation of such vendor to pay to the Port Authority the Port Authority's then-prevailing fee for such activities), may install, maintain or operate, or permit the installation, maintenance or operation, in the non-public areas of the premises of vending-machines or devices designed to dispense or sell food, beverages, tobacco, and tobacco products, solely for its employees and the employees of others doing business with the Lessee."

     34. Paragraph (c) of Section 61 of the Lease shall be deemed amended by adding at the end thereof before the final period the following:

         "provided that the Lessee shall not have the right to terminate the Lease as to the Mortgaged
         Premises (as defined in Section 96 hereof) without the consent of the Leasehold Mortgagee
         (as defined in Section 96 hereof) so long as the Leasehold Mortgage or the Reletting Rights (as defined in said Section 96) of the Leasehold
         Mortgagee remain in effect".

     35. The Lease is hereby amended to add the following Section
61A immediately following Section 61 of the Lease as herein amended:

         "Section 61A.  Effect of Termination by Lessee

         (a) If the Lessee terminates the letting pursuant to the provisions of Section 61(a)(1), subject to the proviso at the end of Section 61(c) hereof, then the Port Authority may, at its option, pay to the Lessee the amount of the Lessee's investment in the premises (excluding any investment by the Port Authority and further excluding any personal property) arising out of the performance of the Expansion Construction Work pursuant to and as set forth in Section 93 of the Lease, after deducting therefrom an amount equivalent to an allowance for depreciation and amortization to be computed on a straight-line basis over a period equal to the applicable lease term hereunder, not taking into consideration the effect of any accelerated amortization granted to or taken by the Lessee on its books or otherwise under any applicable law (for purposes of this Section 61A, the "Unamortized Capital Investment"). For purposes of this Section 61A, the Lessee's investment in the premises arising out of the performance of the Expansion Construction Work shall be limited to that portion of the amount of the Bonds (as defined in Section 96(a)(8) of the Lease) allocated to the Expansion Construction Work and the Lessee's out-of-pocket payments to third parties and other direct costs relating to the Expansion Construction Work. Such option shall be evidenced by notice in writing to the Lessee by the Port Authority within sixty
     (60) days after the Lessee has given notice of termination. The failure of the Port Authority to exercise the said option will impose no obligation upon it to relet the premises.

         (b) If the Lessee terminates the letting pursuant to the provisions of Section 61(a)(2), subject to the proviso at the end of Section 61(c), then the Port Authority may, at its option, pay to the Lessee the Unamortized Capital Investment, if any. Such option shall be evidenced by notice in writing to the Lessee by the Port Authority within sixty (60) days after the Lessee has given notice of termination. If the Port Authority fails to exercise such option, then the Port Authority shall use commercially reasonable efforts to relet the premises.

         (c) Subject to Section 96 hereof, if the Port Authority relets the premises prior to the date upon which this Agreement would have expired but for such termination, then the net rent paid by the new tenant(s) to the Port Authority (after deducting any costs or expenses incurred by the Port Authority in securing said new tenant(s) and in complying with the terms of this Agreement to such tenant(s), including but not limited to the costs of alteration and decoration of such premises, in the event of termination pursuant to the provisions of Section 61(a)(1), and after deducting any costs or expenses incurred by the Port Authority for any new improvements to said premises made by the Port Authority prior to the date of such termination, the maintenance of said premises, or services furnished to the new tenant, and after deducting the amounts which would have been payable as rent by the Lessee but for such termination) shall be paid over by the Port Authority to the Lessee until said amounts paid over equal the Unamortized Capital Investment of the Lessee in the premises as of the date of termination. The obligation of the Port Authority to pay over to the Lessee any net rent received from such new tenant(s) shall endure only while such new tenant(s) continues to pay rent and occupy such premises, and only while the Unamortized Capital Investment of the Lessee in such premises is unamortized, and in no event is such obligation to pay over to endure beyond the date upon which this Agreement would have expired but for such termination.

         (d) The Lessee shall, with respect to its investment in the premises arising out of the performance of the Expansion Construction Work, maintain at all times during the term of this Agreement and for two (2) years after the termination thereof, in accordance with accepted accounting practice, records and books of account, such records and books to be available for audit and inspection by the Port Authority, its representatives and employees upon request at all reasonable times and to be kept at all times in the Port of New York District; provided, however, that the Lessee may produce all such records and books to the satisfaction of the Port Authority in the Port of New York District, or, on the condition that the Lessee shall pay to the Port Authority all travel costs and expenses as determined by the Port Authority for Port Authority auditors and other representatives in connection with an audit at locations outside the Port of New York District, the Lessee may maintain said records and books and make them available to the Port Authority at the Lessee's principal office, which currently is located at 1600 Smith Street, Houston, Texas 77002."

     36. Section 62 of the Lease shall be deemed amended as follows:

         (a) The words "at its option" shall be added following the word "Lessee" in the eighth (8th) line thereof.

         (b) The word "The" at the beginning of the last sentence thereof shall be replaced by the words "In the event that the Lessee shall exercise such option, the".

     37. The second (2nd), third (3rd) and fourth (4th) sentences of Section 63 of the Lease shall be deemed amended to read as follows:

         "The Lessee agrees that any food, alcoholic or non-alcoholic beverages and similar items sold or furnished to the passengers, guests or invitees of the Lessee in any such rooms or space shall, where a charge or other money payment for such item or items is imposed on or collected from such passengers, guests or invitees, be obtained by the Lessee from an Operator who has been authorized by the Port Authority to operate establishments for the sale of food, alcoholic and non-alcoholic beverages and similar items for consumption in passenger terminal facilities at the Airport; provided that as to any such item which is supplied to said passengers, guests or invitees in such club rooms and at no charge by the Lessee (or any sublessee) or the operator, no fee shall apply to such item. All monies paid or payable to the Operator for such sales shall be included in the gross receipts of the Operator. In the event the Lessee wishes to use its own personnel for serving food, alcoholic or non-alcoholic beverages and similar items it may do so; provided that where a charge or other money payment for such item or items is imposed on or collected from such passengers, guests or invitees the food, alcoholic and non-alcoholic beverages are obtained by the Lessee from an Operator authorized by the Port Authority and provided that monies paid therefor, in that event, shall be included in the gross receipts of the Operator. If the Lessee uses its own personnel for serving food, alcoholic or non-alcoholic beverages and similar items where a charge or other money payment for such item or items is imposed on or collected from its passengers, guests or invitees, the Lessee will pay a fee to the Port Authority as shall be specified by the Port Authority which will not be greater than the fee that would be retained by the Port Authority if the food, alcoholic or non-alcoholic beverages and similar items were served by the Operator."

     38. Paragraph (a) of Section 64 of the Lease shall be deemed amended by inserting at the end thereof the following:

         "or under Section 62 hereof".

     39. Subparagraph (i) of paragraph (g) of Section 66 of the
Lease, as previously amended, shall be deemed further amended by deleting the words "at present" in the fourth (4th) line thereof.

     40. Section 69 of the Lease shall, as previously amended, be deemed further amended to read as follows:

     (a) (1) The title of said Section 69 shall be deemed amended to read "Section 69. Rights of Accommodation by the Port
Authority".

         (2) Paragraph (a) thereof, as previously amended, shall be deemed further amended as follows:

              (i)   The number appearing (as set forth in
     Supplement No. 6 of the Lease) as "57,200" shall be deemed amended to read "36,000, increased to 46,800 effective on the Expansion Construction Work Completion Date, (each of the said numbers during the said respective periods of time being hereinafter called "the Lessee's Commencement Basic Schedules" and the number 10,800 being hereinafter called "the Lessee's Concourse C-3 Commencement Basic Schedule")".

              (ii) The following shall be deemed added at the end thereof:

         "The Lessee's FIS Basic Schedule shall be calculated as thirty percent (30%) of the Lessee's Concourse C-3
         Commencement Basic Schedule."

     (b) Paragraphs (c) and (d) of said Section 69 are hereby amended to read as follows:

     "(c) (1) (i) As of January 1, 1999 and as of January 1 of each succeeding calendar year in the event that for reasons within the Lessee's control the Lessee's Basic Schedules for the immediately preceding calendar year for the Airport are less than sixty percent (60%) of the Lessee's Commencement Basic Schedules or (ii) as of January 1, 1999 and as of January 1 of each succeeding calendar year in the event that because of reasons beyond the control of the Lessee the Lessee's Basic Schedules for the immediately preceding two calendar years are less than sixty percent (60%) of the Lessee's Commencement Basic Schedules, or (iii) as of January 1, 1999 in the event that for any reason whatsoever, other than an event of force majeure as covered by Section 64 hereof, the Lessee fails to operate a minimum of three (3) aircraft flight turnaround operations per aircraft gate position at the premises each and every calendar day for the immediately preceding three (3) calendar months (with aircraft no smaller than jet aircraft capable of utilizing the loading bridges thereat with a minimum seating capacity of 43 seats), then in any of such events and without limiting each and every other right of the Port Authority under this Agreement or otherwise, the Port Authority shall have the right, upon six (6) months' prior written notice to the Lessee, to require the Lessee, and the Lessee hereby agrees, to make available Gate Accommodations (as hereinafter defined) at the premises as directed by the Port Authority, to Scheduled Aircraft Operators (as said term is defined in Section 72 hereof) and also including Scheduled Commuter Aircraft Operators (hereinafter in this Section 69 collectively called the "Scheduled Aircraft Operators"). For purposes of this Section 69, upon the expiration or termination of the term of the letting of the C-1 and C-2 portions of the premises under the Lease, the term "Lessee's Commencement Basic Schedules" shall be replaced by the term "Lessee's Concourse C-3 Commencement Basic Schedule."

         (2) The Lessee shall make such Gate Accommodations available from time to time during the entire period commencing on the effective date set forth in the aforesaid notice and ending when the Lessee's Basic Schedules for a calendar year, determined in accordance with the foregoing shall have been sixty percent (60%) or more of the Lessee's Commencement Basic Schedules (hereinafter called "a period of underutilization"). The term "Gate Accommodations" as used in this Section 69 shall mean aircraft ramp and gate position capacity and related passenger terminal facilities including, but not limited to passenger ticketing, passenger check-in, baggage handling systems and flight information systems, passenger lounge and waiting areas and appropriate signage and public identification. Such Gate Accommodations may be accomplished by the Lessee by making available and providing non-exclusive use of gate positions and other related facilities to Scheduled Aircraft Operators pursuant to handling agreements (as described in Section 72 (o) hereof) between the Lessee and any such Scheduled Aircraft Operator (hereinafter called 'the Handled Airline').

         (3) As of the first (1st) day of the seventh (7th) calendar month following the issuance of the certificate called for in paragraph (n)(1) of Section 93 of the Lease, in the event that the daily average number of passengers processed through the FIS facilities for the immediately preceding six (6) calendar months is less than sixty percent (60%) of the Lessee's FIS Basic Schedule, then the Port Authority shall have the right, upon six (6) months' prior written notice to the Lessee, to require the Lessee, and the Lessee hereby agrees, to make available FIS Accommodations (as hereinafter defined; Gate Accommodations and FIS Accommodations being sometimes collectively referred to herein as "Accommodations") at the premises as directed by the Port Authority, to Scheduled Aircraft Operators (as said term is defined in Section 72 hereof) and also including Scheduled Commuter Aircraft Operators (hereinafter in this Section 69 collectively called the 'Scheduled Aircraft Operators').

         (4) The Lessee shall make such FIS Accommodations available from time to time during the entire period commencing on the effective date set forth in the aforesaid notice and ending when the Lessee's daily average number of passengers processed through the FIS facilities for the immediately preceding six (6) calendar months shall have been sixty percent (60%) or more of the Lessee's FIS Basic Schedules (hereinafter called "a period of underutilization"). The term "FIS Accommodations" as used in this Section 69 shall mean aircraft ramp and gate position capacity and related passenger terminal facilities including, but not limited to use of the FIS facilities, passenger ticketing, passenger check-in, baggage handling systems and flight information systems, passenger lounge and waiting areas and appropriate signage and public identification. Such FIS Accommodations may be accomplished by the Lessee by making available and providing non-exclusive use of gate positions and other related facilities to Scheduled Aircraft Operators.

         (5) The Lessee shall negotiate in good faith the terms of any such Accommodations with the Handled Airline; provided, however, in no event shall the Lessee be required to provide Accommodations for a rental that is less than the total costs (including a pro rata share of construction, financing and operations and maintenance costs) of providing such Accommodations. Without limiting any other term or provision of this Lease, each such handling agreement shall be subject to the prior and continuing approval of the Port Authority and the execution among the Port Authority, the Lessee, and the Handled Airline of a form of consent agreement prepared by the Port Authority. Moreover, and without limiting the foregoing, the Lessee will at all times keep the Port Authority informed and advised and will consult with the Port Authority from time to time as to all aspects of its Accommodations of Scheduled Aircraft Operators hereunder.

         (6)  It is understood furthermore that the
     Accommodations contemplated hereunder may involve the use of subleases of exclusive areas of the premises in addition to or in lieu of handling agreements. Without limiting any other term or provision of this Lease, any sublease with a Scheduled Aircraft Operator (hereinafter called a "Section 69 Sublessee Airline") will similarly be subject to the prior and continuing approval of the Port Authority and the execution of a consent agreement prepared by the Port Authority, and executed by the Port Authority, the Lessee and the Section 69 Sublessee Airline. Nothing contained herein shall in any way affect the discretion of the Port Authority in granting or withholding its consent to a handling agreement or a sublease with a Section 69 Sublessee Airline, proposed by the Lessee or directed by the Port Authority whether or not during a period of underutilization, and, without limiting Section 77 or any other term hereof, such consent may contain such terms and conditions including but not limited to such financial or other conditions which may include a fixed charge or a charge based upon a percentage of the Lessee's gross receipts arising therefrom, as the Port Authority may, at that time, elect, and all provisions of the Lease requiring the prior written consent or approval of the Port Authority and requiring the payment by the Lessee of the handling percentage fees and the subletting percentage fees shall in no way be waived, impaired, limited or affected.

         (7) Notwithstanding anything to the contrary contained herein the Lessee understands and agrees that the Lessee shall not perform any services and functions pursuant to any handling agreement or sublease with a Handled Airline or a Section 69 Sublessee Airline with respect to which the Port Authority has specifically withheld consent and approval in the consent agreement to such handling agreement or sublease. The Handled Airline and the Section 69 Sublessee Airline may either perform said services and functions themselves or use the services of the authorized service organization, including but not limited to in-flight caterers, aircraft fuelers, and ramp handlers performing such services or functions at the Airport. The Lessee however may make the necessary arrangements with the authorized service organization performing such services and functions at the Airport to have such services and functions performed for the Handled Airline or the Section 69 Sublessee Airline.

         (8) Without limiting any Section, term or provision of the Lease, the Lessee shall, with respect to each and every handling agreement, sublease or other agreement covering any Accommodations, maintain in accordance with accepted accounting practice during the term of this Agreement and for one year thereafter and for such period until the Lessee shall receive written permission from the Port Authority to do otherwise, records and books of account recording all transactions, at through or in anywise connected with said handling agreements, subleases and other agreements and shall use and maintain such systems for recording transactions under or in connection with the handling agreements and subleases all to the end that accurate and complete records of gross receipts be maintained including identification of the gross receipts of the Lessee pertaining to any particular handling agreement, sublease or other agreement, all of the foregoing to be kept at all times in the Port of New York District; provided, however, that the Lessee may produce all such records to the satisfaction of the Port Authority in the Port of New York District, or, on the condition that the Lessee shall pay to the Port Authority all travel costs and expenses as determined by the Port Authority for Port Authority auditors and other representatives in connection with any audit at locations outside the Port of New York District, the Lessee may maintain said records and books and make them available to the Port Authority at the Lessee's principal office, which currently is located at 1600 Smith Street, Houston, Texas 77002.

         (9) Without limiting any Section, term, or provision of the Lease, the Lessee shall permit in ordinary business hours during the term of this Agreement and for one year thereafter and during such further period as is mentioned in the preceding subparagraph, the examination, inspection and audit by the officers, employees and representatives of the Port Authority of such books of account and systems mentioned above and also any records and books of account, and systems of any company which is owned or controlled by the Lessee or by any partner of the Lessee, if said company performs services, similar to those performed by the Lessee anywhere in the Port of New York District. The Lessee shall furnish to the Port Authority from time to time (but not more often than once a month) statements of the Lessee setting forth its gross receipts as required hereunder, and such further itemization, details and information pertaining to the handling agreements and subleases as the Port Authority may from time to time request.

         (10) The Lessee agrees that all handling agreements and subleases shall be at reasonable and at not discriminatory rates, fees and charges which shall be based upon the recovery by the Lessee of a pro rata share of the Lessee's costs of (i) operation and maintenance of the premises, (ii) the services provided to the Handled Airline or the Section 69 Sublessee Airline and (iii) the Lessee's investment in the premises not otherwise included in the above, provided, however, that it is understood and agreed that the following shall not be a reason for the Lessee to refuse a sublease or handling agreement or to impose any conditions or limitations on operations in connection therewith under this Section 69:
     (aa) possible or potential labor disharmony with a Handled Airline or sublessee, (bb) compatibility of schedules and operations between the Lessee or another user or occupant of the premises and a Handled Airline or sublessee, or (cc) competitive nature of the routes, schedules or type of air transportation service to be provided by a Handled Airline or sublessee, provided, further, however, that with respect to item (aa) above if, after notice from the Port Authority to provide Accommodations to a specific Scheduled Aircraft Operator, the Lessee shall, in good faith, believe that the operations of such specific Scheduled Aircraft Operator on the premises would cause significant, immediate and unremediable labor disharmony which would seriously affect the operations of the Lessee on the premises then, upon request by the Lessee to the Port Authority setting forth in specific detail satisfactory to the Port Authority the nature of the anticipated labor disharmony and requesting that the Lessee not be obligated under this Section to provide Accommodations for such specific Scheduled Aircraft Operator, the Port Authority shall, in good faith, consider the Lessee's request and if the Port Authority finds that the labor disharmony described by the Lessee is reasonably likely to result if the Lessee were to provide Accommodations to such Scheduled Aircraft Operator on the premises then the Port Authority shall notify the Lessee that the Port Authority's direction to provide Accommodations to such Scheduled Aircraft Operator is rescinded and, provided further, however, with respect to (bb) above the Lessee will not have to provide or continue to provide FIS Accommodations if doing so would result in a number of passengers being processed through the FIS facilities in excess of the design capacity of said facilities or if such FIS Accommodations would require Lessee to cancel or retime a scheduled international arriving flight. The Lessee's obligation to provide Accommodations to Scheduled Aircraft Operators shall be effective on the date set forth in a notice from the Port Authority to such effect, as aforesaid. Upon such notice the Lessee shall use its best efforts to secure an arrangement with a Scheduled Aircraft Operator as directed by the Port Authority for Accommodations in the terminal and shall in good faith negotiate with any such Scheduled Aircraft Operator as the Port Authority shall direct for Accommodations in the premises, all in accordance herewith.

         (11) The Port Authority shall give thirty (30) days' prior notice of its intention to give the notice set forth above and it is expressly agreed that the Port Authority shall not exercise the aforesaid right with respect to any portion or portions of the premises if and for which the Lessee has submitted to the Port Authority definite plans for the utilization of said portion or portions of the premises by the Lessee provided the Lessee in fact commences such use of said portion or portions of the premises within thirty (30) days after the submission of the said plans.

         (12) The failure of the Port Authority to exercise its rights under this Section 69 during any year in which it may have such a right, shall not affect, waive or limit its right to exercise said rights in any subsequent year."

     (c) The third (3rd) and fourth (4th ) lines of paragraph (e) thereof are hereby amended to read as follows:

         "do so as follows: based upon the Official Airline Guide or such other appropriate report of airline schedules as the Port Authority may substitute therefor (any such report being herein called "the Guide") the Port Authority shall ascertain the total"

     (d) The seventeenth (17th) line of paragraph (e) thereof is hereby amended by adding after the word "Airlines" the words ", or are otherwise accommodated in the premises with the consent of the Port Authority,".

     (e) Subparagraph (g) of Section 69 of the Lease (as set forth in Supplement No. 6 of the Lease) shall be deemed deleted from the Lease.

     41. The last sentence of paragraph (a) of Section 71 of the Lease, as previously amended, shall be deemed further amended to read as follows:

         "The Port Authority shall have the right upon prior notice to inspect and audit such books and records during regular business hours."

     42. (a) The first (1st) line of paragraph (n) of Section 72 of the Lease is hereby amended to read as follows:

         "(n)  "Gross Receipts", for purposes of Sections
         63 and 66 hereof, shall mean and include such".

         (b) Section 72 of the Lease, as previously amended, is hereby further amended by adding at the end thereof the following new paragraphs:

         "(AA) "Environmental Damages" shall mean any one or more of the following: (i) the presence on, about or under the premises of any Hazardous Substance and/or (ii) the disposal, release or threatened release of any Hazardous Substance from the premises, and/or (iii) the presence of any Hazardous Substance on, about or under other property at the Airport as a result of the Lessee's use and occupancy of the premises or a migration of a Hazardous Substance from the premises, and/or
     (iv) any personal injury (including wrongful death) or property damage arising out of or related to any such Hazardous Substance, and/or (v) the violation of any Environmental Requirements pertaining to any such Hazardous Substance, the premises and/or the activities thereon.

         (BB) "Environmental Requirements" and "Environmental Requirement" shall mean all applicable present and future laws, statutes, enactments, resolutions, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, requirements and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof (other than the Port Authority) and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, and in the event that there shall be more than one compliance standard, the standard for any of the foregoing to be that which requires the lowest level of a Hazardous Substance unless the Port Authority consents to a different standard being applied, the foregoing to include without limitation:

         (i) All requirements pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Substances into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances; and

         (ii)  All requirements, pertaining to the
         protection of the health and safety of employees or the public arising out of or in connection with environmental conditions.

         (CC) "Hazardous Substances" and "Hazardous Substance" shall mean and include without limitation any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde, foam insulation, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, petroleum and petroleum products and other substances declared to be hazardous or toxic, or the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any Environmental Requirement."

     43. (a) The ninth (9th) through thirteenth (13th) lines of paragraph (b) of Section 73 of the Lease shall be deemed amended to read as follows:

     "to and use good faith efforts to implement an extensive program of affirmative action, including specific affirmative action steps to be taken by the Lessee, to ensure maximum opportunities for employment and contracting by minorities and women, and by Minority Business Enterprises and Women-owned Business Enterprises. In meeting said commitment the Lessee agrees".

     (b) Paragraph (c) of Section 73 of the Lease shall be deemed amended to read as follows:

         "(c) (1) "Minority" as used herein includes:

         (i) Black (all persons having origins in any of the Black African racial groups not of Hispanic origin);

         (ii)  Hispanic (all persons of Mexican, Puerto
         Rican, Dominican, Cuban, Central or South
         American culture or origin, regardless of race);

         (iii)  Asian and Pacific Islander (all persons
         having origins in any of the original peoples of the Far East, Southeast Asia, the Indian
         Subcontinent, or the Pacific Islands); and

         (iv)  American Indian or Alaskan Native (all
         persons having origins in any of the original peoples of North America and maintaining identifiable tribal affiliations through membership and participation or community identification).

              (2) "Minority Business Enterprise" (MBE) as used herein shall mean any business enterprise which is at least fifty-one percentum owned by, or in the case of a publicly owned business, at least fifty-one percentum of the stock of which is owned by citizens or permanent resident aliens who are minorities and such ownership is real, substantial and continuing.

              (3) "Women-owned Business Enterprise" (WBE) as used herein shall mean any business enterprise which is at least fifty-one percentum owned by, or in the case of a publicly owned business, at least fifty-one percentum of the stock of which is owned by women and such ownership is real, substantial and continuing.

              (4) Good faith efforts to include meaningful participation by MBEs and WBEs shall include at least the following:

              (i) Dividing the work to be subcontracted into smaller portions where feasible.

              (ii) Actively and affirmatively soliciting bids for subcontracts from MBEs and WBEs, including circulation of solicitations to minority and female contractor associations. The Lessee shall maintain records detailing the efforts made to provide for meaningful MBE and WBE participation as called for in paragraph (b) above, including the names and addresses of all MBEs and WBEs contacted and, if any such MBE or WBE is not selected as a joint venturer or subcontractor, the reason for such decision.

              (iii)  Making plans and specifications for
              prospective work available to MBEs and WBEs in sufficient time for review.

              (iv) Utilizing the list of eligible MBEs and WBEs maintained by the Port Authority or seeking minorities and women from other sources for the purpose of soliciting bids for subcontractors.

              (v) Encouraging the formation of joint ventures, partnerships or other similar arrangements among subcontractors, where appropriate, to insure that the Lessee will meet its obligations hereunder.

              (vi) Insuring that provision is made to provide progress payments to MBEs and WBEs on a timely basis.

              (vii)  Submitting quarterly reports to the Port
              Authority (Office of Business and Job Opportunity) detailing its compliance with the provisions hereof."

     (d) Paragraph (d) of Section 73 of the Lease shall be deemed amended by inserting after the word "Authority" on the seventh
(7th) line thereof the following:

         "(except where fulfillment of the Lessee's compliance obligations hereunder requires activity over a period of time, and the Lessee shall have commenced to perform whatever may be required for fulfillment within twenty (20) days after receipt of notice and continues such performance without interruption)".

     (e) Paragraph (d) of Section 73 of the Lease shall be deemed amended by inserting at the end thereof the following:

         "The Lessee shall not be required to take any action, or omit to take any action, under this Section, Section 2 (c)
         (18), 38 or 39 or Schedule E hereof, to the extent that such action or omission would be in violation of any applicable law."

     44.      (a)  The fourth (4th) and fifth (5th) lines of
Section 76 of the Lease, as previously amended, shall be deemed further amended to read as follows:

     "payment of Base Annual Rental, Area C-3 rental or other rental, fee".

         (b) Section 76 of the Lease, as previously amended, shall be deemed further amended by inserting at the end thereof the following:

         "No late charges shall be due under this Section
         76 in the event the Lessee timely pays to the Port Authority amounts due to the Port Authority as stated in invoices from the Port Authority which amounts are thereafter adjusted by the Port Authority in accordance with the Lease.
         The foregoing, however, shall not be construed to prevent late charges on unpaid amounts owing to the Port Authority as a result of the adjustment in the event the Lessee then fails to timely pay the same or on amounts found to be due to the Port Authority as a result of an audit of the Lessee, as provided above."

     45. Section 77 of the Lease, as previously amended, shall be deemed further amended to read as follows:

         (a) Paragraph (a) thereof is hereby amended to read as follows:

         "(a) (1) The Lessee covenants and agrees that it will not sell, convey, transfer, mortgage, pledge or assign this Agreement or any part thereof, or any rights created thereby or the letting thereunder or any part thereof without the prior written consent of the Port Authority; provided, however, that this Agreement may be assigned in its entirety (by operation of law or otherwise) without such consent to any successor in interest of the Lessee which is or is to be a Scheduled Aircraft Operator hereof, and into which the Lessee may merge or with which the Lessee may consolidate, or which may succeed to the assets of the Lessee or the major portion of its assets related to its air transportation system, if immediately following the merger, consolidation or assignment the entity which then is the Lessee has a financial standing at least as good as that of the Lessee immediately preceding the merger, consolidation or assignment (by which is meant that its current assets, its ratio of current assets to current liabilities, its ratio of fixed assets to fixed liabilities and its net worth shall each be at least as favorable as that of the Lessee immediately preceding the merger, consolidation or assignment) (the "Financial Tests"), or, in the event the Financial Tests are not satisfied, if the Lessee prior to the effectuation of such assignment submits to the Port Authority the Consent Security Deposit (as hereinafter defined); but in any of said events, such assignment shall not take effect before the assignee is actually engaged in the business of scheduled transportation by Aircraft; and provided, further that such succeeding entity or purchaser executes and delivers to the Port Authority an instrument in form satisfactory to the Port Authority assuming the obligations of the Lessee as if it were the original tenant hereunder, including without limitation the submission of the Consent Security Deposit.

         (2) In the event that the Lessee becomes the possessor (surviving) corporation in a merger without the prior written approval of the Port Authority and the Financial Tests are not satisfied, the Lessee shall submit to the Port Authority within five (5) days following such merger all appropriate information and documentation sufficient to allow the Port Authority to determine whether the Financial Tests are satisfied. Thereafter if the Port Authority determines that the Financial Tests are not satisfied the Port Authority shall by written notice advise the Lessee of the same and the Lessee shall submit the Consent Security Deposit to the Port Authority not later than five (5) business days following said notice from the Port Authority (the 'Consent Security Deposit Deliver Date'). The Consent Security Deposit required under this subparagraph (2) shall be subject to the following subsubparagraphs (i) and (ii) as well as to subparagraph (4) below:

         (i) Upon the Consent Security Deposit Delivery Date, the Lessee shall deposit with the Port Authority and shall keep deposited throughout the term of this Agreement, the Consent Security Deposit (as defined in subparagraph (3) hereof) in cash, or bonds of the United States of America, or of the Port Authority of New York and New Jersey, having a market value of that amount, as security for the full, faithful and prompt performance of and compliance with, on the part of the Lessee, all of the provisions, terms, covenants and conditions of this Agreement on its part to be fulfilled, kept, performed or observed and as security for the payment of all other rentals, fees, charges and obligations owed or which may become due and owing to the Port Authority arising from the Lessee's operations at the Airport, whether covered by a written agreement or otherwise. Bonds qualifying for deposit hereunder shall be in bearer form but if bonds of that issue were offered only in registered form, then the Lessee may deposit such bond or bonds in registered form, provided, however, that the Port Authority shall be under no obligation to accept such deposit of a bond in registered form unless such bond has been reregistered in the name of the Port Authority (the expense of such re-registration to be borne by the Lessee) in manner satisfactory to the Port Authority. The Lessee may request the Port Authority to accept a registered bond in the Lessee's name and if acceptable to the Port Authority the Lessee shall deposit such bond together with a bond power (and such other instruments or other documents as the Port Authority may require) in form and substance satisfactory to the Port Authority. In the event the Consent Security Deposit is returned to the Lessee, any expenses incurred by the Port Authority in re-registering a bond to the name of the Lessee shall be borne by the Lessee. In addition to any and all other remedies available to it, the Port Authority shall have the right, at its option, at any time and from time to time, with or without notice to use the said Consent Security Deposit or any part thereof in whole or partial satisfaction of any of its claims or demands against the Lessee. There shall be no obligation on the Port Authority to exercise such right and neither the existence of such right nor the holding of the Consent Security Deposit itself shall cure any default or breach of the Agreement on the part of the Lessee. In the event that the Port Authority shall at any time or times so use the Consent Security Deposit, or any part thereof, or if bonds shall have been deposited and the market value thereof shall have declined below the above-mentioned amount, the Lessee shall, on demand of the Port Authority and within two (2) days thereafter, deposit with the Port Authority additional cash or bonds so as to maintain the Consent Security Deposit at all times to the full amount above stated, and such additional deposits shall be subject to all the conditions of paragraph (a)(2) of this Section. After the later to occur of (x) expiration or earlier termination of the Agreement or any extension thereof and (y) the cessation of activity of the Lessee at the Airport and upon condition that the Lessee shall then be in no wise in default under any part of the Agreement, as this Agreement may have been amended or extended, or other obligations to the Port Authority, and upon written request therefor by the Lessee, the Port Authority will return the said Consent Security Deposit to the Lessee less the amount of any and all unpaid claims and demands (including estimated damages) of the Port Authority by reason of any default or breach by the Lessee of this Agreement or any part thereof, or any of them, or any other obligation of the Lessee to Port Authority and less any other fees, charges and obligations owed to the Port Authority arising from the Lessee's operations at the Airport. The Lessee agrees that it will not assign or encumber the said Consent Security Deposit and any such assignment or encumbrances shall be void as to the Port Authority. The Lessee may collect or receive annually any interest or income earned on bonds and interest paid on cash deposited in interest bearing bank accounts less any part thereof or amount which the Port Authority is or may hereafter be entitled or authorized by law to retain or to charge in connection therewith, whether as or in lieu of administrative expense or custodial charge, or otherwise, provided, however, that the Port Authority shall not be obligated by this provision to place or to keep cash deposited hereunder in interest bearing bank accounts. Without limiting the foregoing provisions of this Section, with respect to any bonds deposited by the Lessee, the Port Authority shall have the right, in order to satisfy any of its claims or demands against the Lessee, to sell the same in whole or in part, at any time and from time to time, with or without prior notice, at public or private sale, all as determined by the Port Authority together with the right to purchase the same at such sale free of any claims, equities or rights of redemption of the Lessee. The Lessee hereby waives all right to participate therein and all right to prior notice or demand of the amount or amounts of the Port Authority's claims or demands against the Lessee.
     The proceeds of any such sale shall be applied by the Port Authority first to the costs and expenses of the sale (including but not limited to any advertising or commission expenses) and then to the amounts due the Port Authority from the Lessee. Any balance remaining shall be retained in cash toward bringing the Consent Security Deposit to the sum specified in subparagraph (3) hereof provided that this shall not relieve the Lessee from maintaining the Consent Security Deposit in the full amount stated in subparagraph (3) hereof.

         (ii) in lieu of the cash or bonds Consent Security Deposit described in subsubparagraph (i) hereof, the Lessee may, at its option cause to be delivered to the Port Authority on the Consent Security Deposit Delivery Date as security for the full, faithful and prompt performance of and compliance with, on the part of the Lessee, all of the provisions, terms, covenants and conditions of this Agreement on its part to be fulfilled, kept, performed or observed, and as security for the payment of all rentals, fees, charges and obligations owed or which may become due and owing to the Port Authority arising from the Lessee's operations at the Airport, whether covered by a written agreement or otherwise, a clean irrevocable letter of credit issued to and in favor of the Port Authority, by a banking institution having its main office within the Port of New York District and acceptable to the Port Authority, payable in the Port of New York District, the amount of the Consent Security Deposit. The form and terms of such letter of credit, as well as the institution issuing it, shall be subject to the prior and continuing approval of the Port Authority. Such letter of credit shall provide that it shall continue during the term of this Agreement and for a period of not less than six (6) months thereafter; such continuance may be by provision for automatic renewal or by substitution of a subsequent satisfactory clean irrevocable letter of credit. If requested by the Port Authority, said letter of credit shall be accompanied by a letter expressing the opinion of counsel for the banking institution that the issuance of said clean, irrevocable letter of credit is an appropriate and valid exercise the banking institution of the corporate power conferred upon it by law. Upon notice of cancellation of a letter of credit the Lessee agrees that unless, by a date twenty (20) days prior to the effective date of cancellation, the letter of credit is replaced by security in accordance with subsubparagraph (i) above or another letter of credit satisfactory to the Port Authority, the Port Authority may draw down the full amount thereof without statement of default and thereafter the Port Authority will hold the same as Consent Security Deposit under subsubparagraph (i) of this paragraph (a)(2) of this Section. Failure to provide such a letter of credit at any time during the term of this Agreement, valid and available to the Port Authority, including any failure of any banking institution issuing any such letter of credit previously accepted by the Port Authority to make one or more payments as may be provided in such letter of credit shall be deemed to be a breach of this Agreement on the part of the Lessee. Upon acceptance of such letter of credit by the Port Authority, and upon request by the Lessee made thereafter, the Port Authority will return the Consent Security Deposit, if any, theretofore made under and in accordance with the provisions of subsubparagraph (i) of this paragraph (a)(2) of this Section. The Lessee shall have the same rights to receive such Consent Security Deposit during the existence of a valid letter of credit as it would have to receive such sum upon expiration of the letting under this Agreement and fulfillment of the obligations of the Lessee hereunder and thereunder. If the Port Authority shall make any drawing under a letter of credit held by the Port Authority hereunder, the Lessee on demand of the Port Authority and within two (2) days thereafter, shall bring the letter of credit back up to its full amount. No action by the Port Authority pursuant to the terms of any letter of credit, or receipt by the Port Authority of funds from any bank issuing any such letter of credit, shall be or be deemed to be a waiver of any default by the Lessee under the terms of this Agreement and all remedies of this Agreement and of the Port Authority consequent upon such default shall not be affected by the existence of a recourse to any such letter of credit.

         (iii) For purposes of the foregoing, the Lessee hereby certifies that its I.R.S. Employee Identification No. is 74-2099724; and in the event of a change in said I.R.S.
     Employee Identification No. resulting from a merger the Lessee shall immediately certify its new I.R.S. Employee
     Identification No. in writing to the Port Authority.

         (3) For purposes of this paragraph (a) the term 'Consent Security Deposit' shall mean an aggregate amount equal to (x) the sum of all of the monetary obligations (including without limitation rent, fees, and charges of any type whatsoever) payable to the Port Authority by the Lessee arising out of or in connection with or due from its activities, operations, leases, permits or other agreements at each and every Port Authority facility, during the twelve (12) month period immediately preceding the anticipated date of the merger, consolidation or assignment, such sum under this clause (x) being limited however to the aggregate of the three (3) highest monthly totals of said monetary obligations for any three (3) months during said twelve (12) month period with said sum to be determined by the Port Authority; plus (y) the sum of all of the monetary obligations (including without limitation rent, fees, and charges of any type whatsoever), if any, payable to the Port Authority by the entity with which the Lessee merges or consolidates or to which the Lease is assigned arising out of or in connection with or due to its activities, operations, leases, permits or other agreements, if any, at each and every Port Authority facility, during the twelve (12) month period immediately preceding the anticipated date of the merger, consolidation or assignment, such sum under this clause (y) being limited however to the aggregate of the three (3) highest monthly totals of said monetary obligations for any three (3) months during said twelve (12) month period, with said sum to be determined by the Port Authority. In the event the Consent Security Deposit is delivered pursuant to subparagraph (1) above, the terms, provisions and conditions governing the use of said Consent Security Deposit shall be set forth in the assumption instrument referred to therein.

         (4) In the event that a Consent Security Deposit is required to be posted under this Lease and at any time thereafter the Lessee does satisfy the Financial Tests and provides to the Port Authority satisfactory evidence thereof, the Port Authority promptly shall refund the Consent Security Deposit to the Lessee, less any amounts that then may remain unpaid under the Lease beyond the due date thereof."

     (b) Subparagraph (1) of paragraph (b) thereof, as previously amended in Supplement No. 6 of the Lease, is hereby further amended by inserting before the period at the end thereof the following:

     "including the payment to the Port Authority of the then appropriate Port Authority fee(s) at the rates determined by the Port Authority."

     (c)  The first (1st) sentence of subparagraph (2) of paragraph
(b) thereof (as previously amended and set forth in Supplement No. 6 of the Lease) is hereby further amended to read as follows:

     "The Lessee hereby represents to the Port Authority that Continental Express, Inc. (a corporation of the State of Delaware, 'Continental Express') is the Lessee Affiliated Company as defined in Section 84 hereof. Notwithstanding any provision of this Lease and in addition thereto, and without the requirement for any permit, consent to sublease or other use agreement from the Port Authority, the Port Authority hereby grants its consent to the use of the premises by Continental Express in accordance with the terms and conditions of the Lease, such use being without payment of the Port Authority fee therefor for so long as Continental Express shall remain the Lessee's wholly owned subsidiary. In the event Continental Express shall cease to be the Lessee's wholly owned subsidiary, the Lessee shall immediately so inform the Port Authority and thereafter a document shall be prepared by the Port Authority and sent to Continental Express for its execution which document shall include, among other things, provisions which may be requested by the Lessee or Continental Express and agreed to by the Port Authority, the right of Continental Express to continue to use the premises on the terms and conditions of the Lease, and the joint and several obligation of the Lessee and Continental Express to pay to the Port Authority the then appropriate Port Authority fee therefor."

     I. Section 84 of the Lease (as set forth in Supplement No. 6 of the Lease) is hereby amended to read as follows:

     (a) The words "The Lessee Affiliated Companies" in the heading thereof shall be deemed changed to read "The Lessee
Affiliated Company".

     (b) Paragraph (a) thereof is hereby amended to read as follows:

         "(a) The Lessee hereby represents to the Port Authority that the Lessee is the absolute and unconditional owner of all of the issued and outstanding capital stock of Continental Express, Inc., a corporation of the State of Delaware (herein called 'Continental Express'). It is hereby agreed that for purposes of this Lease the term 'the Lessee Affiliated Company' shall mean solely Continental Express."

     II. (a) Subdivision II of Section 85 of the Lease is hereby amended as follows:

         (1) Paragraphs (a) and (b) thereof shall be deemed deleted therefrom and the following paragraph shall be deemed inserted in lieu thereof:

         "The 'Assumable Maintenance and Repair Effective
         Date' shall be the date, from time to time, determined as follows:".

         (2) The last sentence of subparagraph (ii) shall be deemed amended to read as follows:

     "Such date as the same may be established from time to time shall be the 'Assumable Maintenance and Repair
     Effective Date'."

     (3)   Paragraph (c) thereof shall be deemed deleted therefrom.

     (b) The word "on" appearing at the end of the third (3rd) line of paragraph (c) of Subdivision V of said Section 85 of the Lease shall be deemed amended to read "or".

     (c) There shall be deemed inserted after Subdivision V of said Section 85 of the Lease a new subdivision VI reading as follows:

     "Subdivision VI.
              Return of the Assumable Maintenance and Repair to the Lessee

         At any time and from time to time after the Port Authority may have exercised its rights under Subdivision II to perform the Assumable Maintenance and Repair the Port Authority shall have the right, upon notice to the Lessee to return the obligation to perform the Assumable Maintenance and Repair to the Lessee commencing on a date to be specified in such notice which date shall be not less than thirty (30) nor more than ninety (90) days from the giving of such notice. Such date shall be 'the Return Date of the Assumable Maintenance and Repair'. From and after the Return Date of the Assumable Maintenance and Repair the Lessee shall perform the Assumable Maintenance pursuant to and in accordance with all the terms and provisions of the Lease including, but not limited to, this Section 85.

         From and after the Return Date of the Assumable Maintenance and Repair the Lessee shall continue to pay the Cost of Assumable Maintenance and Repair, it being understood, that nothing herein shall release or be deemed to release the Lessee from the payment to the Port Authority of the Cost of Assumable Maintenance and Repair including that portion thereof consisting of the Annual Capital Cost in accordance with Subdivision IV hereof arising prior to the Return Date of the Assumable Maintenance and Repair; nor shall anything herein require the Port Authority to make any calculation or determination with respect to the Cost of Assumable Maintenance and Repair prior to the time specified therefor in Subdivision IV hereof."

     48. The provisions of Section 88 and Section 91 of, and
Exhibit X-1 to, the Lease as herein amended shall apply solely with respect to the C-1 and C-2 portions of the premises hereunder, and shall not apply in any manner to the Mortgaged Premises (as defined in Section 96 of the Lease).

     49. The Section of the Leased entitled "Entire Agreement" shall be deemed renumbered as Section 98 and the reference in the first sentence thereof to Section 93 shall be deemed amended to read "Section 98", and in addition to the Section added as new
Section 93 in Paragraph 6 of this Seventeenth Supplemental Agreement, new Sections 94, 95, 96 and 97 are hereby added to the Lease reading as follows:

     "Section 94.  Federal Inspection

         (a) The Lessee has advised the Port Authority that it intends to make available to the United States a portion or portions of the premises for the inspection of the passengers of the Lessee and their baggage by the United States for United States customs, immigration, public health and other governmental purposes, if the United States will accept and use the same. The Port Authority shall have no obligation or responsibility of any kind with respect to the foregoing or the arrangements that must be made by the Lessee with the United States and any agencies thereof having jurisdiction.

         (b) From and after the Effective Date of Supplement No. 17 of the Lease, the Lessee shall be entitled to utilize the number of slots at the international arrivals facilities of Terminal B at the Airport held by, assigned to or utilized by the Lessee as of the Effective Date of Supplement No. 17 of the Lease. Further, the Lessee hereby expressly covenants and agrees that, following the issuance of the certificate called for in paragraph (n)(1) of Section 93 of the Lease, any requirement for slots above the number of slots held by, assigned to or utilized by the Lessee for its international air passenger operations at Terminal B at the Airport on the Effective Date of Supplement No. 17 of the Lease shall be handled by the Lessee at the FIS facilities at the premises hereunder at all times and only such operations that exceed the design capacity of the said FIS facilities at the premises may then be handled by additional slots of the Lessee at the international arrivals facilities of Terminal B at the Airport, if otherwise permitted.

     Section 95.   Storage Tanks

         (a) All aboveground storage tanks and underground storage tanks, if any, installed in the premises as of the effective date of Supplement No. 17 to this Lease and its or their appurtenances, pipes, lines, fixtures and other related equipment, together with all aboveground storage tanks and underground storage tanks installed in the premises during the term of the letting subsequent to the said date and its or their appurtenances, pipes, lines, fixtures and other related equipment are hereinafter collectively called the 'Tanks' and singularly called a 'Tank'. The Lessee hereby agrees that title and ownership of the Tanks shall be and remain in the Lessee, notwithstanding anything to the contrary in any construction or alteration application. The Port Authority has made no representations or warranties with respect to the Tanks or their location and shall assume no responsibility for the Tanks. All Tanks installed subsequent to said date shall be installed pursuant to the terms and conditions of the Lease including without limitation Section 23 hereof and nothing in this Section 95 shall or shall be deemed to be permission or authorization to install any Tanks.

         (b) Without limiting the generality of any of the provisions of the Lease, the Lessee agrees that it shall be solely responsible for maintaining, testing and repairing the Tanks. The Lessee shall not perform any servicing, repairs or non-routine maintenance to the Tanks without the prior written approval of the Port Authority.

         (c) It is hereby agreed that title to and ownership of the Tanks shall remain in the Lessee until the earlier to occur of (1) receipt by the Lessee of notice from the Port Authority that title to the Tanks shall vest in the Port Authority or in the City of Newark or (2) receipt by the Lessee of notice from the Port Authority that the Port Authority waives its right to require the Lessee to remove the Tanks from the premises as set forth in paragraph (i) below. The vesting of title to the Tanks in the Port Authority or in the City of Newark, if at all, in accordance with the foregoing item (1) shall in no event relieve the Lessee from the obligation to remove the Tanks from and restore the premises in accordance with paragraph (i) below.

         (d) Without limiting the generality of any other term or provision of the Lease, the Lessee shall at its cost and expense comply with all Environmental Requirements pertaining to the Tanks and any presence, pumping, pouring, venting, emitting, emptying, leakage, deposit, spill, discharge or other release of Hazardous Substances from the Tanks or in connection with their use, operation, maintenance, testing or repair (any such presence, pumping, pouring, venting, emitting, emptying, leakage, deposit, spill, discharge or other release during the period the Lessee shall use or occupy the premises or use the Tanks being hereinafter called a 'Discharge') including without limitation registering and testing the Tanks, submitting all required clean-up plans, bonds and other financial assurances, performing all required clean-up and remediation of a Discharge and filing all reports, making all submissions to, providing all information required by, and complying with all requirements of, all governmental authorities pursuant to the Environmental Requirements.

         Nothing in the foregoing shall be construed as a submission by the Port Authority to the application to itself of the Environmental Requirements, provided, however, no immunity or exemption of the Port Authority from the Environmental Requirements shall excuse the compliance therewith by the Lessee or shall be grounds for non-compliance therewith by the Lessee.

         (e) Without limiting the terms and provisions of Section 18 of the Lease, the Lessee hereby assumes all risks arising out of or in connection with the Tanks and all Discharges whether or not foreseen or unforeseen and shall indemnify and hold harmless the Port Authority, its Commissioners, officers, agents and employees from and against (and shall reimburse the Port Authority for their costs and expenses including without limitation penalties, fines, liabilities, settlements, damages, attorney and consultant fees, investigation and laboratory fees, clean-up and remediation costs, court costs and litigation expenses), all claims and demands, just or unjust, of third persons (such claims and demands being hereinafter in this Section 95 referred to as 'Claims' and singularly referred to as a 'Claim') including but not limited to those for personal injuries (including death), property damages, or environmental impairment, arising or alleged to arise out of or in any way related to, the failure of the Lessee to comply with each and every term and provision of the Lease, or the Tanks, or any Discharge, or any lawsuit brought or threatened, settlement reached or any governmental order relating to the Tanks or a Discharge, or any violation of any Environmental Requirements or demands of any governmental authority based upon or in any way related to the Tanks or a Discharge, and whether such arise out of the acts or omissions of the Lessee or of customers or contractors of the Lessee or of third persons or out of the acts of God or the public enemy or otherwise including claims by the City of Newark against the Port Authority pursuant to the provisions of the Basic Lease (as defined in the Lease) whereby the Port Authority has agreed to indemnify the City against claims. It is understood the foregoing indemnity shall cover all claims, demands, penalties, settlements, damages, fines, costs and expenses of or imposed by any governmental authority under the Environmental Requirements.

         If so directed the Lessee shall at its expense defend any suit based upon any such Claim (even if such Claim is groundless, false or fraudulent) and in handling such it shall not without first having express advance permission from the General Counsel of the Port Authority raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority.

         (f) The Lessee's obligations under this Section 95 shall survive the expiration or earlier termination of the Lease.

         (g) In addition to the requirements of Section 10 of the Lease and paragraph (d) hereof, the Port Authority shall have the right upon notice to the Lessee to direct the Lessee, at the Lessee's sole cost and expense, (i) to perform such reasonable testing of the Tanks as the Port Authority shall direct and to perform such testing of the soil, subsoil and ground water of the premises and of such surrounding area as the Port Authority shall direct, and (ii) to clean-up and remediate any Discharge, regardless of whether any Environmental Requirement or governmental authority shall require such testing, clean-up or remediation, which testing, clean-up and remediation shall be performed pursuant to an alteration application prepared by the Lessee and submitted to the Port Authority for the Port Authority's approval.

         (h) In the Lessee's use and operation of the Tanks, the Lessee shall not permit any Hazardous Substance from entering the ground including without limitation (subject to Section 23 hereof) installing appropriate spill and overfill devices and placing an impervious material, such as asphalt or concrete, over the ground area above and in the vicinity of the Tanks.

         (i) (1) The Lessee shall remove the Tanks from the premises on or before the applicable expiration date of the Lease and dispose of the Tanks off the Airport in accordance with all Environmental Requirements.

         (2) Without limiting the foregoing or any other term or provision of this Agreement, any removal of the Tanks shall be performed pursuant to an alteration application prepared by the Lessee and submitted to the Port Authority for the Port Authority's approval and, in connection with such removal, the Lessee shall restore the premises to the same condition existing prior to the installation of the Tanks, shall perform such testing of the Tanks and of the soil, sub-soil and ground water in the vicinity of the Tanks as may be required by the Port Authority and shall clean-up and remediate contamination disclosed by said testing. In the event the Lessee does not remove the Tanks as required by subparagraph (1) above, the Port Authority may enter upon the premises and effect the removal and disposal of the Tanks, restoration of the premises and such remediation and the Lessee hereby agrees to pay all costs and expenses of the Port Authority arising out of such removal, disposal, restoration and remediation.

     (j) Notwithstanding the foregoing or any other provision of the Lease to the contrary, (i) the costs of remediation of any Non-Hydrocarbon Contamination (as defined in Section 12(p) hereof) resulting from a Discharge from any Tank which was not installed by the Lessee shall count towards the Non-Hydrocarbon Obligation Amount (as defined in Section 12(p) hereof) except to the extent the substance(s) causing such costs was placed on or introduced to the premises by the Lessee, and the standard for remediation thereof shall be the applicable standard as required under Environmental Requirements and, in the event that any Environmental Requirement sets forth more than one standard, the standard to be applied shall be that which requires the lowest level of a Hazardous Substance unless the Port Authority consents to a different standard being applied; and (ii) the Lessee shall have no obligation or liability with respect to the cost of remediation of any Discharge caused by the acts or omissions of the Port Authority, and the Port Authority shall be responsible therefor; provided, however, that the Port Authority does not hereby waive any claims or rights which it may have against any third parties with respect to such costs of remediation.

     Section 96.   Reletting Rights-Leasehold Mortgagee

     (a) As used in this Section 96 the following terms shall have the following meanings:

         (1)  "Act" shall mean Chapter 80 of the Pamphlet Laws of
1974 of the State of New Jersey, as amended and supplemented.

         (2) "Activity Based Fees and Charges" shall mean and include flight fees, fuel gallonage fees, Monorail Fees, charges under Schedule B of this Agreement, in-flight meal fees pursuant to
Section 60 hereof, all fees and charges payable by the Lessee under Sections 63, 76, and any other fees and charges under this Agreement which are based or calculated on the activities of the Lessee at the premises or the Airport.

         (3) "Allocated Activity Based Fees and Charges" shall mean Activity Based Fees and Charges allocated to the Mortgaged
Premises in accordance with paragraph (n)(2)(iii) of this Section.

         (4) "Approved Successor Lessee" shall mean a major domestic or international Scheduled Aircraft Operator, or a consortium of such major domestic or international Scheduled Aircraft Operators each of which would be jointly and severally obligated to the Port Authority with respect to all of the consortium's obligations under this Lease, who shall each meet all of the requirements set forth in paragraphs (t) and (u) of this
Section including but not limited to the entering into with the Port Authority of the Lease Assignment/Assumption and Consent Agreement (as defined in paragraph (t) of this Section), and thereby become the assignee/purchaser of this Lease with respect to the Mortgaged Premises resulting from the exercise by the Leasehold Mortgagee of its Reletting Rights whether by foreclosure and sale or by assignment in lieu of foreclosure.

         (5) "Additional Bonds" shall mean bonds issued by the NJEDA pursuant to the Indenture subsequent and additional to the issuance of the Bonds, the proceeds of which are to be used for the payment of additional costs of the Expansion Construction Work (and associated personal property) with respect to the Mortgaged Premises under Section 93 hereof paid or incurred by the Lessee prior to the Expansion Construction Work Completion Date as defined in paragraph (n) of Section 93 hereof and for the payment of issuance costs; provided that, for purposes of this Section, the amount of the Additional Bonds shall be limited to a maximum amount of $150,000,000; "Additional Bond" shall mean any one of the Additional Bonds.

         (6) "Bankruptcy Code" shall mean the United States Bankruptcy Reform Act of 1978, as amended, including without limitation amendments made by the Bankruptcy Reform Act of 1994, and as the same may be further amended or supplemented, or any federal bankruptcy law or laws replacing the foregoing.

         (7) "Bankruptcy Rejection Date" shall have the meaning as defined in paragraph (r)(1)(i)(C) of this Section.

         (8) "Bonds" shall mean the bonds issued by the NJEDA pursuant to the Indenture for the payment of the costs of the Expansion Construction Work (and associated personal property) under Section 93 hereof and issuance costs; "Bond" shall mean any one of the Bonds; after the issuance of Additional Bonds, the term "Bonds" shall include the Additional Bonds.

         (9) "Bondholder" and "Bondholders" shall mean, respectively, each holder of the Bonds and the holders of all the Bonds.

         (10) "Bonds Default" and "Bonds Default Date" shall have the meaning as defined in paragraph (m) of this Section.

         (11) "Bond Resolution" shall mean the resolutions adopted by the NJEDA on December 8, 1998 and July 13, 1999 as the same may be modified or amended, authorizing the issuance and sale of the initial series of Bonds.

         (12) "Deferred Reletting Fee" shall mean the fee payable by the Trustee or the Approved Successor Lessee to the Port
Authority at the times and in the amounts as set forth in and pursuant to paragraph (u) of this Section.

         (13) "Deferred Reletting Fee Rental" shall mean the additional rental payable by the Approved Successor Lessee to the Port Authority as set forth in and pursuant to paragraph (u)(4) of this Section; "Deferred Reletting Fee Rental Commencement Date", "Deferred Reletting Fee Rental Period" and "Monthly Factor" shall each have the respective meaning as set forth in paragraph (u)(4) of this Section.

         (14) "Financing Documents" shall mean all the agreements and documents which relate to or are a part of the Financing Transaction including but not limited to the NJEDA Sublease Agreement, the Indenture, the Bonds, the Bond Resolution, the Lessee Guaranty, the Leasehold Mortgage, and the other documents as described in paragraph 1 (j) of the Port Authority Consent to NJEDA Subleases (but such term shall not include the Basic Lease, this Agreement, the Port Authority Consent to NJEDA Subleases or the Other Lease).

         (15) "Financing Transaction" shall mean the financing transaction undertaken by the NJEDA, the Lessee and the Trustee with respect to the Bonds, the NJEDA Sublease Agreement and the NJEDA Subleases which are a part thereof.

         (16) "Foreclosure Period " shall mean an initial period of 270 days subject to the conditions applicable to said initial period as set forth in paragraph (n) of this Section, and extendable to an aggregate total maximum period, including all such extensions, of seven hundred and twenty (720) days, subject to the conditions set forth in paragraph (n) of this Section, and which shall commence on the Reletting Election Notice Service Date after the first to occur of any of the following (i) the Notice of Termination Service Date (defined in paragraph (1)(2) of this Section); (ii) the Bankruptcy Rejection Date (defined in paragraph
(r)(1)(i)(C) of this Section); and (iii) the Bonds Default Date (defined in paragraph (m) of this Section); and said Foreclosure Period shall expire, unless sooner terminated, on the earlier to occur of (x) the ninetieth consecutive day following such commencement if the conditions for the extension of the same under paragraph (n)(4) of this Section are not satisfied or, if there are one or more extensions thereof as provided in and subject and pursuant to subparagraphs (4), (5) and (6) of paragraph (n) of this Section, the last day of the final extension, or (y) the Lease Assignment/Assumption Commencement Date; the foregoing to be subject, however to the provisions set forth in paragraphs (r)(1) and (q) of this Section; provided, however, that the Foreclosure Period shall not in any event continue after the transfer of title to the Lessee's interest in the Mortgaged Premises under the Lease pursuant to the issuance of a final judgment of foreclosure by a court of competent jurisdiction or after any termination or expiration of the Leasehold Mortgage as provided in this Section; and provided that the Foreclosure Period shall be subject to earlier termination as provided in paragraph (o) of this Section. Notwithstanding anything herein to the contrary, if, during the pendancy of any Foreclosure Period, the Bonds Default and/or Lease Default giving rise to such Foreclosure Period, or any subsequent Bonds Defaults or Lease Defaults thereafter occurring, are cured, or waived by the Port Authority, as applicable, in accordance with the applicable agreement(s) prior to the Lease Assignment/ Assumption Commencement Date and any pleading/proceedings based upon such Bonds Defaults or Lease Defaults are dismissed with prejudice, then such Foreclosure Period shall be deemed not to have occurred (provided that any fees or other amounts paid or owing to the Port Authority as of the date thereof shall be retained by, or continue to be owing to, the Port Authority, as applicable). In addition, as of the date and during the pendency of any Lessee Bankruptcy, notwithstanding anything herein to the contrary, the counting of days and the Leasehold Mortgagee's Foreclosure Period Obligations in connection with any then-pending Foreclosure Period shall be deemed suspended and held in abeyance until the earlier of
(i) the conclusion of the Lessee Bankruptcy or (ii) the Bankruptcy
Rejection Date.

         (17) "Foreclosure Period Extension Fee" shall mean the fee payable to the Port Authority by the Trustee as Leasehold Mortgagee for each applicable extension, and collectively for any and all applicable extensions, of the Foreclosure Period at the times and in the amounts as set forth in and pursuant to paragraph (n) of this Section.

         (18) "Indenture" shall mean that certain Indenture of Trust dated as of September 1, 1999 and entered into between NJEDA and the Trustee with respect to the Bonds.

         (19) "Lease Assignment/Assumption and Consent Agreement" shall have the meaning as defined in paragraph (t)(2) of this Section.

         (20) "Lease Assignment/Assumption Commencement Date" shall have the meaning as defined in paragraph (t)(2) of this Section.

         (21) "Lease ANB-056" shall mean that certain agreement of lease dated August 1, 1999 and bearing Port Authority identification number ANB-056 (as the same has been or may be amended or supplemented) whereby the Port Authority leased to Continental Airlines, Inc. certain premises in Concourse A-2 at the Airport (as more specifically described therein) for a term commencing on August 1, 1999 and expiring on December 31, 2018.

         (22) "Lease Termination" shall mean a breach of or default under the Lease for which the Port Authority has delivered a Notice of Termination in accordance with paragraph (l) of this Section 96.

         (23) "Lessee Bankruptcy" shall mean the filing by the Lessee of a voluntary petition under the Bankruptcy Code or the filing of an involuntary petition against the Lessee under the Bankruptcy Code, and the pendency of proceedings pursuant thereto.

         (24) "Lessee Guaranty" shall mean that certain agreement of guaranty dated as of September 1, 1999 entered into between the Lessee and the Trustee pursuant to which the Lessee guarantees the payment of the principal of, redemption premium, if any, and interest on the Bonds.

         (25) "Leasehold Mortgage" shall mean a mortgage granted by the Lessee to the Trustee of (i) the Lessee's leasehold interest in the Mortgaged Premises under this Lease and (ii) the Lessee's subleasehold interests with respect to the Mortgaged Premises under the NJEDA Sublease Agreement, for an amount not to exceed the Mortgage Amount and for a term commencing on the date of the issuance of the initial Bonds and not to extend beyond the first to occur of (x) the date of the redemption, cancellation, defeasance, discharge or payment of all of the Bonds in accordance with the Indenture and (y) the expiration date of the of the term of the letting of the Mortgaged Premises as set forth in Paragraph 3 of Supplement No. 17 of this Lease, subject in any event to the termination provisions of paragraph (d) of this Section, and given by the Lessee as security for the Lessee's obligations under the Lessee Guaranty with respect to the payments by the Lessee of the principal of, redemption premium, if any, and interest on the Bonds. There shall only be one Leasehold Mortgage with respect to the Mortgaged Premises.

         (26) "Leasehold Mortgagee" shall mean Chase Bank of Texas, National Association, appointed as the Trustee, and any Successor Trustee as defined in paragraph (f) of this Section, under the Indenture during such times as the Trustee, or such Successor Trustee, shall be the holder of the Leasehold Mortgage in accordance with the terms hereof.

         (27) "Leasehold Mortgagee's Foreclosure Period
Obligations" shall have the meaning as defined in paragraph (n) of this Section including but not limited to the Leasehold Mortgagee
Foreclosure Period Payments.

         (28) "Leasehold Mortgagee's Foreclosure Period Payments" shall mean the payments required to be made by the Leasehold Mortgagee to the Port Authority as set forth in paragraph (n) of this Section including the Leasehold Mortgagee's Foreclosure Period Commencement Payments, the Leasehold Mortgagee's Foreclosure Period Current Basis Payments and the Foreclosure Period Extension Fees as defined and set forth in said paragraph (n).

         (29) "Mortgage Amount" shall mean (i) the amount of Five Hundred Fifty Million Dollars and No Cents ($550,000,000.00) which constitutes a portion of the proceeds of the initial Bonds issued for the payment of the costs of the Expansion Construction Work under Section 93 hereof to the extent located on the Mortgaged Premises, together with the costs of the baggage system (whether or not located on the Mortgaged Premises) plus (ii) subject to the prior written consent of the Port Authority, the additional amount of all or a portion of the proceeds of the Additional Bonds issued for the payment of costs of the Expansion Construction Work under
Section 93 hereof to the extent located on the Mortgaged Premises provided that said additional amount shall not exceed $150,000,000 and provided further that said additional amount is to be used for the payment of costs of the said Expansion Construction Work incurred or paid by the Lessee prior to the Expansion Construction Work Completion Date (as defined in paragraph (n) of Section 93 hereof); provided, however, that the Mortgage Amount shall not include (i) any of the costs associated with the construction work under the Other Lease or any costs associated with the C-1 and C-2 portions of the premises or any other areas at the Airport not specifically included as above provided, (ii) any bonds issued to refund the Bonds, or (iii) the costs of any personal property (other than the Schedule 1 Terminal Fixtures, as defined in paragraph 53 of Supplement No. 17 of the Lease, to the extent located on the Mortgaged Premises and the baggage system portion thereof whether or not located on the Mortgaged Premises).

         (30) "Mortgaged Premises" shall mean solely that portion of the premises which constitutes Area C-3, including the areas added or to be added to said Area C-3 pursuant to Paragraph 3 of this Supplement No. 17, leased to the Lessee under this Lease and which Area C-3 shall constitute the subject premises of the Leasehold Mortgage.

         (31) "NJEDA" shall mean the New Jersey Economic
Development Authority, a public body corporate and politic created and existing under and by virtue of the Constitution and laws of the State of New Jersey.

         (32) "NJEDA Sublease Agreement" shall mean that certain agreement dated September 1, 1999 and entered into between the Lessee and the NJEDA whereby (i) the Lessee subleases the Mortgaged Premises to the NJEDA and (ii) the NJEDA sub-sub-subleases the Mortgaged Premises back to the Lessee subject to the Port Authority Consent to NJEDA Sublease Agreement ( (i) and (ii) collectively, "NJEDA Subleases").

         (33) [INTENTIONALLY OMITTED]

         (34) "Other Lease" shall mean Lease ANB-056.

         (35) "Port Authority Consent to NJEDA Subleases" shall mean that certain agreement dated September 1, 1999 entered into among the Port Authority, the Trustee, the NJEDA and the Lessee whereby the Port Authority grants its consent to the NJEDA Sublease Agreement and the Leasehold Mortgage and whereby the Trustee expressly states its acknowledgment and agreement to the terms and provisions of this Section 96 with respect to its Reletting Rights as Leasehold Mortgagee and its rights and obligations with respect thereto, including without limitation its rights and obligations to perform the Leasehold Mortgagee's Foreclosure Period Obligations and to pay to the Port Authority the Leasehold Mortgagee's Foreclosure Period Payments, the Foreclosure Period Extension Fees and the Deferred Reletting Fee as set forth in this Section 96.

         (36) "Reletting Election Notice" shall mean the written notice required to be given by the Leasehold Mortgagee to the Port Authority pursuant to paragraph (1)(2), (m)(1) or (r)(l)(i)(C) of this Section affirmatively stating the Leasehold Mortgagee's election to (i) exercise its Reletting Rights hereunder and (ii) to exercise its rights under the Leasehold Mortgage to foreclose upon the Leasehold Mortgage or to have the Lease with respect to the Mortgaged Premises assigned to an Approved Successor Lessee in accordance with the provisions of this Section.

         (37) "Reletting Election Notice Service Date" shall mean the actual date of the service on the Port Authority by the Leasehold Mortgagee of its Reletting Election Notice provided that such service is duly and timely made in accordance with the terms and provisions of this Lease.

         (38) "Reletting Election Period" shall mean the thirty
(30) day period during which the Leasehold Mortgagee must decide whether it shall exercise its Reletting Rights hereunder and serve its Reletting Election Notice on the Port Authority prior to the expiration thereof, and which shall commence on the earliest to occur of (i) the Notice of Termination Service Date, (ii) the Bankruptcy Rejection Date, and (iii) the Bonds Default Date and which shall expire on the thirtieth (30th) consecutive day following said commencement.

         (39) "Reletting Rights" shall mean the rights of the Trustee as Leasehold Mortgagee with respect to the Mortgaged
Premises and the Leasehold Mortgage to obtain an Approved Successor Lessee as provided in this Section.

         (40) "Subsequent Notice of Termination" and "Subsequent
Notice of Termination Date" shall have the meaning as set forth in paragraph (1) (3) of this Section.

     (b) (1) The Lessee hereby represents to the Port Authority that the Lessee intends to finance (i) the costs of the Expansion Construction Work under this Lease (as defined in and required under Section 93 hereof) (together with associated personal property) and (ii) the costs of the construction work under the Other Lease as required under Section 4 thereof (together with associated personal property), with the proceeds of the Bonds issued by the NJEDA pursuant to the Financing Transaction, and that contemporaneously with the execution of Supplement No. 17 to the Lease and the Other Lease the Lessee will be executing the Financing Documents subject to the consent of the Port Authority and the execution by the Port Authority, the Trustee and the NJEDA of the Port Authority Consent to NJEDA Subleases.

         (2) It is expressly acknowledged that the intent of the parties hereto is that the Leasehold Mortgage is to be granted by the Lessee to the Trustee pursuant to the provisions hereof solely for the purposes of allowing the Trustee in its capacity as Leasehold Mortgagee to exercise its Reletting Rights solely with respect to the Mortgaged Premises, as the implementation of the security afforded to the bondholders solely with respect to the Mortgaged Premises by virtue of the Leasehold Mortgage, and to obtain an Approved Successor Lessee during the Foreclosure Period if it elects to do so pursuant to this Section.

     (c) Notwithstanding the provisions of Section 77 of this Agreement, and without otherwise limiting the generality thereof, the Lessee, as part of the Financing Transaction only and contemporaneously with its execution of Supplement No. 17 to this Lease, shall have the right (exercisable one time only) to make a single mortgage of the Lessee's leasehold interest in the Mortgaged Premises under this Agreement (including the Lessee's subleasehold interests with respect to the Mortgaged Premises under the NJEDA Sublease Agreement) in an amount not in excess of the Mortgage Amount under a Leasehold Mortgage to the Trustee approved by the Port Authority in advance. In determining whether to approve or disapprove a proposed Trustee, the Port Authority shall consider all relevant factors, including but not limited to, the following (but it is agreed that the Port Authority shall analyze all such factors in a reasonable manner):

         (i) whether the proposed Trustee and each officer, director or partner thereof and each person, firm or corporation having an outright or beneficial interest in twenty percent (20%) or more of the monies invested in the proposed Trustee, if said Trustee is a corporation, association or partnership, by loans thereto, stock ownership therein or any other form of financial interest, has, as, of the date of the proposed financing, a good reputation for integrity and financial responsibility and has not been convicted of or under current indictment for any crime within five (5) years preceding the date of the Financing Transaction and is not currently involved in civil anti-trust or fraud litigation (other than as a plaintiff);

         (ii) whether the Port Authority has had any "unfavorable experience" with the proposed Trustee, or any of its officers, directors, or partners, or any person, firm or corporation (such officers, directors, partners, person, firm and corporation, being herein in this item (ii) individually and collectively referred to as a "Person") having an outright or beneficial interest in twenty percent (20%) or more of the monies invested in the proposed Trustee if said Trustee is a corporation, association or partnership, by loans thereto, stock ownership therein or any other form of financial interest; "unfavorable experience" as used herein shall mean any one or more of the following: (A) a material default by said proposed Trustee or any such Person of any obligation (monetary or non-monetary) to the Port Authority; (B) any assertion made by said proposed Trustee or any such Person against the Port Authority of any frivolous, false, malicious, or unsupportable claim, demand or allegation or suit or proceeding; (C) any act or omission of said proposed Trustee or any such Person causing or resulting in any loss, damage or injury to the Port Authority or the imposition or threatened imposition of any fine or penalty on the Port Authority or the commencement or threatened commencement of any action, suit or proceeding against the Port Authority; (D) any failure or refusal of said proposed Trustee or any such Person to comply with any law, governmental order, directive, ordinance or requirement, including without limitation, Environmental Requirements, at any Port Authority facility; (E) any failure to comply with, or breach of, the Port Authority's Code of Ethics and Financial Disclosure by said proposed Trustee or any such Person; or (F) any breach by said proposed Trustee or any such Person of any fiduciary obligation, trust, confidence or other duty to the Port Authority or of any confidentiality agreement with the Port Authority;

         (iii) whether the proposed Trustee or any officer, director or partner thereof or any person, firm or corporation having an outright or beneficial interest in twenty percent (20%) or more of the monies invested in the proposed Trustee, if said Trustee is a corporation, association or partnership, by loans thereto, stock ownership therein or any other form of financial interest is in conflict of interest, as defined under the laws of the States of New York and New Jersey or Port Authority policy, with any Commissioner of the Port Authority as of the date of the proposed financing;

         (iv) whether there are liens of any kind on the Mortgaged
     Premises; and

         (v) whether the Lessee shall be in default for non-payment of rent, fees or charges or other required payments under this Agreement or in default under any of the terms, covenants or provisions of this Agreement on its part to be performed, in either case remaining uncured after the expiration of any applicable notice and cure period(s), and whether this Agreement shall be in full force and effect and the Port Authority shall have served a notice of termination pursuant to Section 24 of this Agreement.

     In addition, the Port Authority shall have delivered to the Lessee and the Trustee the fully executed Port Authority Consent to NJEDA Subleases and there shall not have been a previous assignment of this Agreement and the letting hereunder pursuant to Section 77 of this Agreement.

     (d) Notwithstanding anything herein or in the Financing Documents, the Leasehold Mortgage or any consent or approval of the Port Authority thereto to the contrary, the Leasehold Mortgage and the Reletting Rights shall become effective only upon the issuance of the initial Bonds in an amount not less than the initial Mortgage Amount, and the Leasehold Mortgage and the Reletting Rights shall automatically terminate and end in any event upon the earliest to occur of (1) the expiration, surrender or termination of the Lease as to the Mortgaged Premises; it being understood that, as set forth in Section 61 hereof (as amended in this Supplement No. 17 to this Lease), the Lessee shall not have the right to terminate the Lease without the consent of the Leasehold Mortgagee so long as the Leasehold Mortgage is outstanding; (2) the expiration, revocation or termination of the Port Authority Consent to NJEDA Subleases as to the Mortgaged Premises pursuant to the terms of such Consent, except (but only so long as the Lease and the Lessee Guaranty remain in full force and effect) in the case of revocation or termination by reason of the Lessee's rejection of the said NJEDA Subleases, or any of them, in a Lessee Bankruptcy;
(3) the expiration or earlier termination or surrender of the NJEDA Subleases as to the Mortgaged Premises, except (but only so long as the Lease and the Lessee Guaranty remain in full force and effect) in the case of termination by reason of the Lessee's rejection of the said NJEDA Subleases in a Lessee Bankruptcy; (4) the expiration or earlier termination or surrender of the NJEDA Financing Sublease as to the Mortgaged Premises, except (but only so long as the Lease and the Lessee Guaranty remain in full force and effect) in the case of termination by reason of the Lessee's rejection of the said NJEDA Financing Sublease in a Lessee Bankruptcy; (5) the expiration or earlier termination or surrender of the NJEDA Sublease Agreement as to the Mortgaged Premises, except (but only so long as the Lease and the Lessee Guaranty remain in full force and effect) in the case of termination by reason of the Lessee's rejection of the said NJEDA Sublease Agreement in a Lessee Bankruptcy; (6) the date on which a redemption, cancellation, defeasance, discharge or payment of all the Bonds shall occur or on any other event which shall result in none of the Bonds being Outstanding (within the meaning of the Indenture); (7) the termination, surrender or expiration of the Basic Lease; (8) the expiration of the Reletting Election Period without the timely exercise by the Trustee in its capacity as Leasehold Mortgagee of its election to exercise its Reletting Rights by service of its Reletting Election Notice on the Port Authority in accordance with the terms hereof; (9) the date of any notice given by the Trustee in its capacity as Leasehold Mortgagee stating its election not to exercise its Reletting Rights hereunder; (10) the effective date of the letting of the Mortgaged Premises hereunder, or any portion thereof, to an Approved Successor Lessee, whether resulting from a foreclosure of the Leasehold Mortgage, the exercise by the Leasehold Mortgagee of its Reletting Rights, an assignment in lieu of foreclosure or otherwise; (11) the Lease Assignment/Assumption Commencement Date; and (12) the expiration or earlier termination or cancellation of the Foreclosure Period.

     (e) Without limiting Section 77 or any other term or provision of this Agreement or any term or provision of the Port Authority Consent to NJEDA Subleases, not less than five (5) business days prior to the effective date of the proposed Leasehold Mortgage, the Lessee shall submit to the Port Authority for its approval a copy of the form of the proposed Leasehold Mortgage and of the Indenture and the Lessee Guaranty with respect to the Bonds which the Leasehold Mortgage is being given to secure. The Port Authority will promptly advise the Lessee in writing whether or not the Port Authority will consent to such proposed Leasehold Mortgage. On the date of its execution of the Port Authority Consent to NJEDA Subleases the Lessee shall deliver to the Port Authority a conformed copy of the executed Leasehold Mortgage and of the executed Lessee Guaranty and the executed Indenture.

     (f) The Leasehold Mortgagee shall not assign or transfer the Leasehold Mortgage to any entity or person whatsoever other than to a trustee appointed pursuant to and in accordance with and subject to the Indenture to replace the Trustee ("Successor Trustee"); provided that the Successor Trustee shall hold the Leasehold Mortgage as Leasehold Mortgagee subject to all the terms and provisions of this Section as if it were the original Trustee.

     (g) Notwithstanding anything contained in the Leasehold Mortgage or any consent or approval of the Port Authority thereto, it is understood and agreed that the rights of the Leasehold Mortgagee shall in all respects be as specified, and shall be subject and subordinate to the terms, covenants, conditions and provisions set forth, in this Agreement and to the terms, covenants and conditions of the Port Authority Consent to NJEDA Subleases. The terms, covenants, conditions and provisions of this Agreement shall govern as between the Port Authority and the Lessee. As between the Port Authority and the Leasehold Mortgagee, in the event of any inconsistency between the terms, covenants, conditions and provisions of this Agreement and the terms, covenants, conditions and provisions of the Leasehold Mortgage or the Indenture or any of the Financing Documents, the terms, covenants, conditions and provisions of this Agreement shall control. Notwithstanding any provisions of the Leasehold Mortgage to the contrary, the Lessee for all purposes shall be deemed to be the Lessee hereunder (subject to the Leasehold Mortgagee's Reletting Rights herein granted) unless and until the Leasehold Mortgagee shall have obtained an Approved Successor Lessee. The Leasehold Mortgage shall make reference to the provisions of this Agreement and shall provide that the Leasehold Mortgage and the Indenture and the rights of the Leasehold Mortgagee thereunder with respect to the Port Authority are and shall be in all respects subject and subordinate to this Agreement.

     (h) (1) Any approval or consent by the Port Authority hereunder whether to the Leasehold Mortgage or to any assignment thereof shall apply only to the specific transaction thereby authorized and shall not relieve the Lessee or the Leasehold Mortgagee from the requirement of obtaining the prior approval or consent of the Port Authority to each and every further assignment of the Leasehold Mortgage (except if otherwise expressly permitted hereunder without such approval).

         (2) Neither this Section nor the Leasehold Mortgage shall prevent the Lessee hereunder from amending this Agreement without the approval of the Leasehold Mortgagee; provided no amendment shall impair the rights granted to Continental Airlines, Inc. as the named Lessee hereunder to grant the Leasehold Mortgage to the Leasehold Mortgagee or any of the Leasehold Mortgagee's Reletting Rights hereunder or any of the Leasehold Mortgagee's rights and obligations with respect thereto.

     (i) (1) Except as expressly authorized in above paragraph (c) of this Section 96 the
Lessee shall not mortgage the Lessee's interest in this Agreement or the letting hereunder in whole or in part, or any portion of the premises other than the portion which would constitute the Mortgaged Premises, or the Lessee's subleasehold interests under the NJEDA Subleases or the NJEDA Sublease Agreement in whole or in part.

         (2) Neither the Approved Successor Lessee nor any other entity or person purchasing or succeeding to the leasehold hereunder shall have any right to pledge or mortgage the leasehold hereunder.

     (j) If the Leasehold Mortgagee shall have given to the Port Authority a written notice specifying its name and address together with a conformed copy of the Leasehold Mortgage, the Port Authority shall send to the Leasehold Mortgagee a copy of each notice of default given under the Section of this Agreement entitled "Termination by the Port Authority" or otherwise at the same time as and whenever any such notice of default shall have been sent to the Lessee, such copy to be addressed to the Leasehold Mortgagee at the address last furnished by it to the Port Authority, and no notice of default shall be deemed to have been given by the Port Authority unless and until a copy thereof shall have been so given to the Leasehold Mortgagee. The Lessee irrevocably directs that the Port Authority accept, and the Port Authority agrees to accept, the curing of such default with respect to the Mortgaged Premises by the Leasehold Mortgagee as if and with the same force and effect as though cured by the Lessee.

     (k) Unless and until such time as it becomes the Lessee hereunder or the "deemed Lessee" as described in paragraph (r) (2) of this Section, the Leasehold Mortgagee, except to the extent provided in paragraphs (j), (n)(2)(C) and (n)(3)(i) of this Section, shall not have any right in or to the occupancy or use of the Mortgaged Premises for the purposes set forth in this Agreement or for any other purpose whatsoever, except to the extent necessary to cure Lessee defaults in accordance with paragraphs (j),
(n)(2)(i)(C) and (n)(3)(i) of this Section. The Leasehold Mortgagee shall not enter into or be entitled to enter into possession of the Mortgaged Premises under this Agreement except to the extent afforded to it under this Agreement.

     (1) Lease Termination-Service of Notice of Termination:

         (1) If the Port Authority shall elect to terminate the letting of the premises under this Agreement pursuant to Section 24 of this Agreement entitled "Termination by the Port Authority" or otherwise, then the Port Authority shall at the same time send a copy of the written notice of such termination ("Notice of Termination") to the Leasehold Mortgagee if it shall have become entitled to notice as provided in paragraph (j) of this Section (the date of the sending of such copy of said notice by the Leasehold Mortgagee being herein called the "Notice of Termination Service Date"). The Notice of Termination shall specify the effective date of such termination (the "Notice of Termination Effective Date"), which date must not be before the 31st day after the Notice of Termination Service Date.

         (2) The serving of the Notice of Termination by the Port Authority on the Leasehold Mortgagee in accordance with the foregoing shall trigger the Leasehold Mortgagee's Reletting Rights solely with respect to the Mortgaged Premises and the commencement of the Reletting Election Period (unless the Leasehold Mortgagee has previously exercised its Reletting Rights and the Reletting Election Period has previously commenced based on a Bonds Default pursuant to paragraph (m) of this Section or a Bankruptcy Rejection Date pursuant to paragraph (r) of this Section). The Leasehold Mortgagee shall have the right to extend the Notice of Termination Effective Date for a period constituting the initial ninety (90) days of the Foreclosure Period (subject to the extensions thereof as provided in paragraph (n) of this Section) provided that the Leasehold Mortgagee shall serve its Reletting Election Notice on the Port Authority on or prior to the end of the Reletting Election Period stating the Leasehold Mortgagee's affirmative election to exercise its Reletting Rights with respect to the Mortgaged Premises, and provided, further, that the Leasehold Mortgagee simultaneously with the giving of its Reletting Election Notice to the Port Authority shall pay to the Port Authority the Leasehold Mortgagee's Foreclosure Period Commencement Payments as defined and set forth in paragraph (n) of this Section.

     (3) In the event that prior to the Notice of Termination Service Date there has previously occurred a Bonds Default pursuant to paragraph (m) of this Section or a Bankruptcy Rejection Date pursuant to paragraph (r) of this Section such subsequent occurrence of the Notice of Termination Service Date ("Subsequent Notice of Termination Service Date") shall not commence a new Reletting Election Period or, if applicable, a new Foreclosure Period and the subsequent Notice of Termination shall be deemed stayed during the balance of the previously commenced Foreclosure Period and such Foreclosure Period may continue (as the same may be extended under paragraph (n) of this Section) if and only if the Leasehold Mortgagee shall, in addition to its continued compliance with all of the Leasehold Mortgagee's Foreclosure Period Obligations including its continued payments of the Leasehold Mortgagee's Foreclosure Period Payments, pay to the Port Authority the Foreclosure Period Extension Fees as set forth in paragraph (n) of this Section.

     (m) Bonds Default:

         (1) In the event the Lessee shall fail to make payment of any and all amounts required when due under the Lessee Guaranty to be paid by the Lessee as and for the payment of the principal, premium and interest on the Bonds and said failure results in a default under the Bonds ("Bonds Default"), the Leasehold Mortgagee's Reletting Election Period shall be deemed to commence upon the date of said Bonds Default ("Bonds Default Date"), but only if such Bonds Default also constitutes an event of default under the Leasehold Mortgage giving the Leasehold Mortgagee the right to foreclose the Leasehold Mortgage and the Leasehold Mortgagee serves its Reletting Election Notice on the Port Authority prior to the expiration of said Reletting Election Period; provided, further, however, that in the event either a Notice of Termination Service Date or a Bankruptcy Rejection Date occurs prior to a Bonds Default, such Bonds Default shall not trigger a new Reletting Election Period or Foreclosure Period.

         (2) After the written request of the Leasehold Mortgagee to the Port Authority which may be made from time to time (but not more frequently than once per calendar month) during the term of the letting to the Lessee of the Mortgaged Premises up to the occurrence of the earlier of (i) a Notice of Termination Service Date and (ii) a Bankruptcy Rejection Date or Bonds Default Date, the Port Authority shall promptly provide to the Leasehold Mortgagee a statement of amounts invoiced by the Port Authority to the Lessee during the sixty (60) day period preceding the date of each request and setting forth the unpaid amounts, if any, owing or estimated to be owing to the Port Authority by the Lessee under the Lease at the date of the request; provided that the Port Authority in supplying any such statement or statements to the Leasehold Mortgagee shall do so without any warranty or representation to the Leasehold Mortgagee and the Port Authority shall not be liable to the Leasehold Mortgagee, the Lessee, Bondholders or any other party or person with respect to any information contained or not contained therein or the accuracy of the same provided it has submitted such information in good faith (each such statement of amounts invoiced, an "Information Statement"). In the event the Indenture and the other Financing Documents expressly authorize the Leasehold Mortgagee to declare a default under the Leasehold Mortgage on the basis of (x) the failure of the Lessee to duly pay to the Port Authority rentals, fees, charges and other amounts due and owing under the Lease (y) the receipt by the Leasehold Mortgagee of one or more Information Statements showing that the said total unpaid amount exceeds Seven Million One Hundred Thousand Dollars and No Cents ($7,100,000.00), and (z) the continued failure of the Lessee to pay the said unpaid amount to the Port Authority within twenty (20) days after the Lessee has received from the Leasehold Mortgagee a written warning notice of Leasehold Mortgagee's intention to declare a default under the Leasehold Mortgage based on said failure of the Lessee, the declaration of such default under the Leasehold Mortgage by the Leasehold Mortgagee shall, for purposes hereof, constitute a Bonds Default which shall trigger the Leasehold Mortgagee's Reletting Rights and its Reletting Election Period as defined in and subject to the foregoing subparagraph (1) of this paragraph (m). Neither the provisions of this paragraph (m) nor any Information Statement shall be deemed to impair, restrict, limit, alter or affect any claim, right or remedy of the Port Authority under the Lease or otherwise, including without limitation the right to serve a Notice of Termination under the Lease, or to limit the amounts forming the basis for any termination of the Lease by the Port Authority or for which the Lessee may be liable under Section 27 of the Lease entitled "Survival of the Obligations of the Lessee", nor shall the same impose or create any liability on the Port Authority to, or be the basis of any claim against the Port Authority by, the Lessee, the Leasehold Mortgagee, the Bondholders or any of them, or any other party or person with respect to the Information Statement provided the Port Authority has provided the same in good faith, nor shall any such Information Statement be binding on the Port Authority or constitute or be deemed to constitute any waiver or estoppel of any claim, right or remedy of the Port Authority.

     (n) Leasehold Mortgagee's Foreclosure Period
Obligations/Foreclosure Period Extensions.  The Trustee as
Leasehold Mortgagee shall have the following obligations upon the commencement of and during the Foreclosure Period including all extensions thereof (collectively," Leasehold Mortgagee's
Foreclosure Period Obligations"):

         (1) Leasehold Mortgagee's Foreclosure Period Commencement Payments/ delivery of Reletting Election Notice:

              Any commencement of the Foreclosure Period whether triggered by the delivery of a Reletting Election Notice following a Notice of Termination Service Date or a Bankruptcy Rejection Date or a Bonds Default shall be further conditioned on the payment of the following by the Leasehold Mortgagee, and the Leasehold Mortgagee shall pay, to the Port Authority simultaneously with the Leasehold Mortgagee's service of the Reletting Election Notice the following amounts ("Leasehold Mortgagee's Foreclosure Period Commencement Payments") (provided that the Port Authority shall be obligated to give the Leasehold Mortgagee at least ten (10) days' prior written notice of the amounts due under this subparagraph
(n)(1) and all other subparagraphs under this Paragraph (n) except as otherwise expressly provided herein):

              (i) All amounts due and owing to the Port Authority which have accrued for any and all periods up to the Reletting Election Notice Service Date for Area C-3 rentals (Facility Factor and Airport Services Factor) and Phase 1A Charges and other similar charges for further roadway development under this Agreement and any and all other amounts due and owing to the Port Authority by the Lessee for services provided under this Agreement by the Port Authority, including without limitation utility, extermination and incineration services and maintenance and repair services, if any, under Section 85 hereof or as additional rent and charges under Section 21 hereof; to the extent such amounts have not been paid to the Port Authority by the Lessee prior to the commencement of the Foreclosure Period.

              (ii) All Allocated Activity Based Fees and Charges due and owing to the Port Authority under this Agreement and which have accrued for a period not in excess of sixty (60) days up to the Reletting Election Notice Service Date; provided that the Allocated Activity Based Fees and Charges Triggering Date (as defined in subparagraph (2)(ii) of this paragraph (n)) shall have occurred, to the extent all such Allocated Activity Based Fees and Charges have not been paid to the Port Authority by the Lessee prior to the commencement of the Foreclosure Period.

         (2)  Leasehold Mortgagee's Foreclosure Period Current
Basis Payments/from and after the first (1st) day of the Foreclosure Period:

              (i)  After the initial commencement of the
     Foreclosure Period and at all times during the continuation of the Foreclosure Period including any and all extensions thereof (and in addition to the Foreclosure Period Commencement Payments set forth in subparagraph (1) of this paragraph (n) and in addition to the Foreclosure Period Extension Fees set forth in subparagraphs (4), (5) and (6) of this paragraph (n)) the Leasehold Mortgagee shall pay to the Port Authority the following amounts on a current basis, as and when due under this Agreement ("Leasehold Mortgagee's Foreclosure Period Current Basis Payments"), to the extent such amounts are not paid by Lessee:

                   (A)All Area C-3 rentals (Facility Factor and
         Airport Services Factor) and Phase 1A Charges and other similar charges for further roadway development under this Agreement on a current basis as the same become due and payable to the Port Authority under this Agreement commencing as of the first day of the Foreclosure Period with respect to the Mortgaged Premises and any and all other amounts due and payable to the Port Authority under this Agreement with respect to the Mortgaged Premises for services provided by the Port Authority, including without limitation utility, extermination and incineration services and maintenance and repair services, if any under
         Section 85 hereof or as additional rent and charges under
         Section 21 hereof;

                   (B)All Allocated Activity Based Fees and Charges on a current basis as the same become due and payable to the Port Authority under this Agreement commencing as of the first day of the Foreclosure Period but only if the Allocated Activity Based Fees and Charges Triggering Date as defined in subparagraph (2) (ii) of this paragraph (n) occurred upon or after the commencement of the Foreclosure Period and any and all Allocated Activity Based Fees and Charges which accrued and remained unpaid during the sixty (60) day period prior to the Allocated Activity Based Fees and Charges Triggering Date, and the conditions specified in subparagraph (2)(ii) of this paragraph (n) continue to be satisfied;

                   (C)Any and all costs of fulfilling the Lessee's obligations under the Lease as provided in Section 21 hereof during the Foreclosure Period with respect to security, utilities, insurance and maintenance of the Mortgaged Premises; and the amounts of said costs shall be due and payable to the Port Authority by the Leasehold Mortgagee within thirty (30) days after the Port Authority sends to the Leasehold Mortgagee a notice or invoice therefor, which notices or invoices the Port Authority may send to the Leasehold Mortgagee from time to time.

              (ii) The Leasehold Mortgagee's obligation to pay Allocated Activity Based Fees and Charges shall commence upon the "Allocated Activity Based Fees and Charges Triggering Date" which shall be deemed to be the later to occur of both
     (aa) the Reletting Election Notice Service Date and (bb) either (x) the date the Port Authority commences a suit, action or proceeding, summary or otherwise, to evict or dispossess the Lessee from or to retake possession of the "C-1 and C-2 portions of the premises" (as defined in Paragraph 3 of this Supplement No. 17 to the Lease) or (y) the date on which the Port Authority takes such other action or actions in accordance with applicable law which have the effect of preventing the use by the Lessee of the C-1 and C-2 portions of the premises. The obligation of the Leasehold Mortgagee to pay Allocated Activity Based Fees and Charges shall continue throughout the Foreclosure Period and any all extensions thereof as long as the Port Authority continues to diligently pursue the suit, action or proceeding mentioned in the foregoing clause (x) or has otherwise prevented Lessee's use of the C-1 and C-2 portions of the Premises.

              (iii)It is recognized that all or portions of amounts comprising the Activity Based Fees and Charges may include or may be calculated on activities of the Lessee outside of the Mortgaged Premises, and accordingly it is agreed that the following allocation provisions shall apply to determine Allocated Activity Based Fees and Charges. (i) where such amounts are capable of being determined with respect to the Mortgaged Premises solely without the need of allocation or apportionment, 100% of such amounts shall be paid by the Leasehold Mortgagee; and (ii) where such amounts require allocation or apportionment the same shall be allocated or apportioned as follows: such fees and charges shall be divided by the total number of aircraft gates then leased by the Port Authority to the Lessee at the Airport and the resulting quotient shall be multiplied by the total number of aircraft gates constructed or to be constructed pursuant to
     Section 93 hereof in the Mortgaged Premises (which for purposes of this calculation shall not be less than the number 12, minus any gates that are permanently removed from service).

         (3)  other Leasehold Mortgagee's Foreclosure Period
Obligations/ from and after the first (1st) day of the Foreclosure
Period:

              (i) At all times during the Foreclosure Period the Leasehold Mortgagee shall use all reasonable efforts to preserve the value of the Mortgaged Premises hereunder until it has possession of the Mortgaged Premises under the Lease, and thereafter shall fulfill all obligations under the Lease with respect to the preservation of the Mortgaged Premises;

              (ii) Immediately upon the commencement of the Foreclosure Period the Leasehold Mortgagee shall use commercially reasonable efforts to obtain an Approved Successor Lessee for the Mortgaged Premises for the balance of the term hereunder or such lesser term as it proposes to lease, subject to the consent of the Port Authority in accordance with and subject to paragraphs (t) and (u) of this Section; provided further, that if, within the Foreclosure Period, the Leasehold Mortgagee identifies a Proposed Successor Lessee for the Mortgaged Premises it shall give prompt written notice thereof to the Port Authority including all information described in paragraph (t) of this Section; it being understood and agreed that any such Approved Successor Lessee shall be obligated to pay to the Port Authority all the rentals, fees and charges for the Mortgaged Premises under the Lease including without limitation the Area C-3 rentals which shall include all airport services factors at the rates provided under this Agreement at the effective date of the reletting; flight fees (Schedule C) as set forth in Section 53 hereof; Schedule B charges as set forth in Schedule B attached to this Agreement; fuel gallonage fees (Schedule D) as set forth in Section 56 hereof; the Monorail Fees as set forth in Supplement No. 15 of the Lease and Schedule M thereof; the Phase 1A Charges as set forth in Supplement No. 15 of the Lease; and any other fees and charges then in effect under the Lease relating to the use of the Mortgaged Premises; all of which shall be applicable to and paid by the Approved Successor Lessee during the reletting of the Mortgaged Premises to the Approved Successor Lessee, and shall be in addition to the Deferred Reletting Fee or the Deferred Reletting Fee Rental, as the case may be, required to be paid to the Port Authority as described in paragraph (u) of this Section

         (4)  Initial Foreclosure Period / 91st to 180th days:

         Upon any commencement of the Foreclosure Period whether triggered by a Lease default (Notice of Termination or Bankruptcy Rejection) or a Bonds Default the Leasehold Mortgagee shall (to the extent permitted by law) promptly and diligently and in good faith commence and continue and seek to complete proceedings to foreclose upon the Leasehold Mortgage and, in the event the Lessee fails to vacate the Mortgaged Premises, including eviction of the Lessee therefrom; provided that in the event the Leasehold Mortgagee continues diligently to continue and complete the foreclosure proceedings including eviction of the Lessee and, through no fault of its own, is unable to complete said foreclosure proceedings including eviction of the Lessee at the end of the ninetieth (90th) day from the initial commencement of the Foreclosure Period, then, provided that not less than five (5) days prior to the expiration of said initial 90th-day period the Leasehold Mortgagee shall give written notice to the Port Authority, which notice shall contain the Leasehold Mortgagee's certification of the foregoing to the Port Authority including the status of the aforesaid foreclosure proceedings, the initial Foreclosure Period shall be deemed extended for an additional 90 days which shall expire on the earlier of (aa) the Lease Assignment/Assumption Commencement Date or (bb) the date which constitutes the one hundred and eightieth (180th) day from the initial commencement of the Foreclosure Period subject to the extension under subparagraph (5) of this paragraph
(n); subject, however, to the further condition that during the said 91st to 180th days of the Foreclosure Period the Leasehold Mortgagee shall perform all the Leasehold Mortgagee's Foreclosure Period Obligations including without limitation paying to the Port Authority all of the Leasehold Mortgagee's Foreclosure Period Current Basis Payments.

         (5)  Initial Foreclosure Period / 181st to 270th days/
Foreclosure Period Extension Fee:

         In the event the Leasehold Mortgagee, during the initial 90 days of the Foreclosure Period, as aforesaid, commenced in good faith and thereafter at all times diligently continued proceedings to foreclose upon the Leasehold Mortgage including eviction of the Lessee, and the Leasehold Mortgagee, through no fault of its own, is unable to complete said foreclosure proceedings including eviction of the Lessee at the end of the 180th day from the commencement of the Foreclosure Period, then, provided that not less than five (5) days prior to the expiration of said 180th day period the Leasehold Mortgagee shall give written notice to the Port Authority, which notice shall contain the Leasehold Mortgagee's certification of the foregoing to the Port Authority including the status of the aforesaid foreclosure proceedings and subject to the further conditions set forth below, the Foreclosure Period shall be deemed extended for an additional 90 days which shall expire on the earlier of (aa) the Lease Assignment/Assumption Commencement Date or (bb) the date which constitutes the 270th day from the initial commencement of the Foreclosure Period.

The foregoing, however, shall be subject to the following further conditions:

              (i) that during the said 181st to 270th days of the Foreclosure Period the Leasehold Mortgagee shall perform all the Leasehold Mortgagee's Foreclosure Period Obligations including without limitation paying to the Port Authority all of the Leasehold Mortgagee's Foreclosure Period Current Basis Payments; and

              (ii) that the Leasehold Mortgagee shall pay to the Port Authority for the said 181st to 270th day period a Foreclosure Period extension Fee in the amount of Two Million Four Hundred Seventy-two Thousand Dollars and No Cents ($2,472,000.00); which amount is based on a preliminary determination by the Lessee of the percentage (82.4%) that its estimated Mortgage Amount (estimated at Five Hundred Forty-seven Million Four Hundred Thirty-six Thousand Four Hundred Twenty-four Dollars and No Cents ($547,436,424.00)) bears to its estimated total bond financing amounts of Six Hundred Sixty-four Million Four Hundred Fifty-nine Thousand Three Hundred Ninety Dollars and No Cents ($664,459,390.00) which estimated total consists of the said estimated Mortgage Amount plus estimated bond financing amounts of the Lessee's proposed development projects at the Airport under lease ANA-040 (hangar 55) and lease ANB-028 (cargo building). The said amount of the Foreclosure Period Extension Fee shall be subject to adjustment as follows: after all of said actual bond financing amounts are final based on the final pricing of the Bonds and the final pricing of the bonds for the said other development projects under leases ANA-040 and ANB-028, the said amount of the Foreclosure Period Extension Fee shall be equal to the product resulting from multiplying (x) the sum of Three Million Dollars and No Cents ($3,000,000.00) times
     (y) a fraction the numerator of which shall be the Mortgage Amount set forth in paragraph (a)(29) of this Section 96 and denominator of which shall be the sum of the said Mortgage Amount plus the mortgage amounts defined and set forth in the said leases ANA-040 and ANB-028. The said Foreclosure Period Extension Fee, shall be payable to the Port Authority in three equal 30-day installments; the first such installment shall be due and payable by the Leasehold Mortgagee at the same time the leasehold Mortgagee delivers its aforesaid 5-day certification notice to the Port Authority; and the next two installments shall be due and payable by the Leasehold Mortgagee on the 210th day and on the 240th day of the Foreclosure Period; provided, however, that subject to the provisions of subparagraph (2) of paragraph (t) of this Section, after the occurrence of the lease Assignment/Assumption Commencement Date (as defined in subparagraph (2) of paragraph (t) of this Section) no installment(s) for any subsequent 30-day period of this extension shall be payable.

         The foregoing Foreclosure Period Extension Fee payments shall apply as stated above where the Foreclosure Period initially commenced on any basis other that the sole occurrence of a Bonds Default; however, the same shall be subject the provisions of subparagraph (7) of this paragraph (n) in the event the Foreclosure Period initially commenced solely on the basis of a Bonds Default and thereafter a "Subsequent Non-Bonds Default" as defined in subparagraph (7) of this paragraph (n) occurred during the Foreclosure Period.

         (6) Foreclosure Period Additional Extensions -- to maximum aggregate total of 720 days/ Foreclosure Period Extension
Fees:

         Pre-conditions to additional extensions. It is expressly understood and agreed that unless each of the following conditions are satisfied prior to the expiration of the 270th day of the Foreclosure Period (as extended under the foregoing subparagraph
(5)) there shall be no further extension of the Foreclosure Period beyond the 270th day: (aa) the Leasehold Mortgagee has previously identified and proposed to the Port Authority a Proposed Successor Lessee pursuant to and in accordance with the terms and provisions of paragraph (t) of this Section and in full compliance with all of the requirements and conditions of said paragraph (t), (bb) such Proposed Successor Lessee meets all of the requirements for becoming an Approved Successor Lessee, as determined by, and to the satisfaction of, the Port Authority, (cc) such Proposed Successor Lessee, the Leasehold Mortgagee, the Lessee (if required pursuant to paragraph (t) hereof) and the Port Authority have executed the Lease Assignment/ Assumption and Consent Agreement subject to, and under which the Proposed Successor Lessee will become the Approved Successor Lessee commencing only upon, the successful completion by the Leasehold Mortgagee of the foreclosure and eviction proceedings prior to the expiration of the Foreclosure Period (if and as extended not to exceed an aggregate maximum total of 720 days).
The foregoing pre-conditions shall be in addition to the conditions set forth below which the Leasehold Mortgagee must satisfy with respect to each of the following additional extensions of the Foreclosure Period.

         (A)  Foreclosure Period extension 271st to 360th days/
Foreclosure Period Extension Fee:

              In the event the Leasehold Mortgagee, during the initial 90 days of the Foreclosure Period, as aforesaid, commenced in good faith and thereafter at all times diligently continued proceedings to foreclose the Leasehold Mortgage and to evict the Lessee from the Mortgaged Premises and the Leasehold Mortgagee, through no fault of its own, is unable to complete said foreclosure proceedings including eviction of the Lessee from the Mortgaged Premises at the end of the 270th day from the commencement of the Foreclosure Period and the pendency of the foreclosure proceedings in the State of New Jersey is the sole impediment to such completion, then, provided that not less than five (5) days prior to the expiration of said 270th-day period the Leasehold Mortgagee shall give written notice to the Port Authority, which notice shall contain the Leasehold Mortgagee's certification of the foregoing to the Port Authority including the status of the aforesaid foreclosure proceedings, the Foreclosure Period shall be deemed extended for an additional 90 days which shall expire on the earlier of (aa) the Lease Assignment/Assumption Commencement Date or (bb) the date which constitutes 360th day from the commencement of the Foreclosure Period; subject, however, to the following further conditions:

              (i)  that during the said 271st to 360th day
     extension of the Foreclosure Period the Leasehold Mortgagee shall perform all of the Leasehold Mortgagee's Foreclosure Period Obligations including without limitation paying to the Port Authority all of the Leasehold Mortgagee's Foreclosure Period Current Basis Payments; and

              (ii) that the Leasehold Mortgagee shall pay to the Port Authority for the said 271st to 360th day extension a Foreclosure Period Extension Fee in the amount of Two Million Four Hundred Seventy-two Thousand Dollars and No Cents ($2,472,000.00); which amount is based on a preliminary determination by the Lessee of the percentage (82.4%) that its estimated Mortgage Amount (estimated at Five Hundred Forty-seven Million Four Hundred Thirty-six Thousand Four Hundred Twenty-four Dollars and No Cents ($547,436,424.00) bears to its estimated total bond financings amounts of Six Hundred Sixty-four Million Four Hundred Fifty-nine Thousand Three Hundred Ninety Dollars and No Cents ($664,459,390.00) which estimated total consists of the said estimated Mortgage Amount plus estimated bond financing amounts of the Lessee's proposed development projects at the Airport under lease ANA-040 (hangar 55) and lease ANB-028 (cargo building). The said amount of the Foreclosure Period Extension Fee shall be subject to adjustment as follows: after all of said actual bond financing amounts are final based on the final pricing of the Bonds and the final pricing of the bonds for the said other development projects under leases ANA-040 and ANB-028, the said amount of the Foreclosure Period Extension Fee shall be equal to the product resulting from multiplying (x) the sun of Three Million Dollars and No Cents ($3,000,000.00) times
     (y) a fraction the numerator of which shall be the Mortgage Amount set forth in paragraph (a) (29) of this Section 96 and denominator of which shall be the sum of the said Mortgage Amount plus the mortgage amounts defined and set forth in the said leases ANA-040 and ANB-028. The said Foreclosure Period Extension Fee shall be payable to the Port Authority in three equal 30-day installments; the first such installment shall be due and payable by the Leasehold Mortgagee at the same time the Leasehold Mortgagee delivers its aforesaid 5-day certification notice to the Port Authority; and the next two installments shall be due and payable by the Leasehold Mortgagee on the 301st day and on the 331st day of the Foreclosure Period; provided, however, that, subject to the provisions of subparagraph (2) of paragraph (t) of this Section, after the occurrence of the Lease Assignment/Assumption Commencement Date (as defined in subparagraph (2) of paragraph (t) of this Section) no installment(s) for any subsequent 30-day period of this extension shall be payable.

         The foregoing Foreclosure Period Extension Fee payments shall apply as stated above where the Foreclosure Period initially commenced on any basis other that the sole occurrence of a Bonds Default; and the same shall be subject to the provisions of subparagraph (7) of this paragraph (n) in the event the Foreclosure Period initially commenced solely on the basis of a Bonds Default and thereafter a "Subsequent Non-Bonds Default" as defined in subparagraph (7) of this paragraph (n) occurred during the Foreclosure Period.

         (B)  Foreclosure Period additional extension 361st to
540th days / Foreclosure Period Extension Fee:

              In the event the Leasehold Mortgagee, during the initial 90 days of the Foreclosure Period, as aforesaid, commenced in good faith and thereafter at all times diligently continued proceedings to foreclose the Leasehold Mortgage including eviction of the Lessee from the Mortgaged Premises and the Leasehold Mortgagee, through no fault of its own, is unable to complete said foreclosure proceedings including eviction of the Lessee from the Mortgaged Premises at the end of the 360th day from the commencement of the Foreclosure Period and the pendency of the foreclosure proceedings in the State of New Jersey is the sole impediment to such completion, then, provided that not less than five (5) days prior to the expiration of said 360th day period the Leasehold Mortgagee shall give written notice to the Port Authority, which notice shall contain the Leasehold Mortgagee's certification of the foregoing to the Port Authority including the status of the aforesaid foreclosure proceedings and subject to the further conditions set forth below, the Foreclosure Period shall be deemed extended for an additional period which shall expire on the earlier of (aa) the Lease Assignment/Assumption Commencement Date or (bb) the date which constitutes the 540th day from the initial commencement of the Foreclosure Period; subject, however, to the following further conditions:

              (i)  that during the said 361st to 540th day
     extension of the Foreclosure Period the Leasehold Mortgagee shall perform all of the Leasehold Mortgagee's Foreclosure Period Obligations including without limitation paying to the Port Authority all of the Leasehold Mortgagee's Foreclosure Period Current Basis Payments; and

              (ii) that the Leasehold Mortgagee shall pay to the Port Authority for the said 361st to 540th day extension a Foreclosure Period Extension Fee in the amount of Nine Million Eight Hundred Eighty-eight Thousand Dollars and No Cents ($9,888,000.00); which amount is based on a preliminary determination by the Lessee of the percentage (82.4%) that its estimated Mortgage amount (estimated at Five Hundred Forty-seven Million Four Hundred Thirty-six Thousand Four Hundred Twenty-four Dollars and No Cents ($547,436,424.00)) bears to its estimated total bond financings amounts of Six Hundred Sixty-four Million Four Hundred Fifty-nine Thousand Three Hundred Ninety Dollars and No Cents ($664,459,390.00) which estimated total consists of the said estimated Mortgage Amount plus estimated bond financing amounts of the Lessee's proposed development projects at the Airport under lease ANA-040 (hangar 55) and lease ANB-028 (cargo building). The said amount of the Foreclosure Period Extension Fee shall be subject to adjustment as follows: after all of said actual bond financing amounts are final based on the final pricing of the Bonds and the final pricing of the bonds for the said other development projects under leases ANA-040 and ANB-028, the said amount of the Foreclosure Period Extension Fee shall be equal to the product resulting from multiplying (x) the sum of Twelve Million Dollars and No Cents ($12,000,000.00) times
     (y) a traction the numerator of which shall be the Mortgage Amount set forth in paragraph (a) (29) of this Section 96 and denominator of which shall be the sum of the said Mortgage Amount plus the mortgage amounts defined and set forth in the said leases ANA-040 and ANB-028. The said Foreclosure Period Extension Fee shall be payable to the Port Authority in six equal 30-day installments; the first such installment shall be due and payable by the Leasehold Mortgagee at the same time the Leasehold Mortgagee delivers its aforesaid 5-day certification notice to the Port Authority; and the next five installments shall be due and payable by the Leasehold Mortgagee on the 391st day, on the 421st day, on the 451st day, on the 481st day, and on the 511th day of the Foreclosure Period; provided, however, that, subject to the provisions of subparagraph (2) of paragraph (t) of this Section, after the occurrence of the Lease Assignment/Assumption Commencement Date (as defined in subparagraph (2) of paragraph (t) of this Section) no installment(s) for any subsequent 30-day period of this extension shall be payable.

         The foregoing Foreclosure Period Extension Fee payments shall apply as stated above where the Foreclosure Period initially commenced on any basis other that the sole occurrence of a Bonds Default; and the same shall be subject to the provisions of subparagraph (7) of this paragraph (n) in the event the Foreclosure Period initially commenced solely on the basis of a Bonds Default and thereafter a "Subsequent Non-Bonds Default" as defined in subparagraph (7) of this paragraph (n) occurred during the Foreclosure Period.

         (C) Foreclosure Period final extension 541st to 720th days / Foreclosure Period Extension Fee:

              In the event the Leasehold Mortgagee, during the initial 90 days of the Foreclosure Period, as aforesaid, commenced in good faith and thereafter at all times diligently continued proceedings to foreclose the Leasehold Mortgage including eviction of the Lessee from the Mortgaged Premises and the Leasehold Mortgagee, through no fault of its own, is unable to complete said foreclosure proceedings including eviction of the Lessee from the Mortgaged Premises at the end of the 540th day from the commencement of the Foreclosure Period and the pendency of the foreclosure proceedings in the State of New Jersey is the sole impediment to such completion, then, provided that not less than five (5) days prior to the expiration of said 540th day period the Leasehold Mortgagee shall give written notice to the Port Authority, which notice shall contain the Leasehold Mortgagee's certification of the foregoing to the Port Authority including the status of the aforesaid foreclosure proceedings, the Foreclosure Period shall be deemed extended for a final additional period which shall expire on the earlier of (aa) the Lease Assignment/Assumption Commencement Date or (bb) the date which constitutes the 720th day from the initial commencement of the Foreclosure Period; subject, however, to the following further conditions:

              (i)  that during the said 541st to 720th day
     extension of the Foreclosure Period the Leasehold Mortgagee shall perform all of the Leasehold Mortgagee's Foreclosure Period Obligations including without limitation paying to the Port Authority all of the Leasehold Mortgagee's Foreclosure Period Current Basis Payments; and

              (ii) that the Leasehold Mortgagee shall pay to the Port Authority for the said 541st to 720th day extension a Foreclosure Period Extension Fee in the amount of Fourteen Million Eight Hundred Thirty-two Thousand Dollars and No Cents ($14,832,000.00); which amount is based on a preliminary determination by the Lessee of the percentage (82.4%) that its estimated Mortgage Amount (estimated at Five Hundred Forty-seven Million Four Hundred Thirty-six Thousand Four Hundred Twenty-four Dollars and No Cents ($547,436,424.00)) bears to its estimated total bond financings amounts of Six Hundred Sixty-four Million Four Hundred Fifty-nine Thousand Three Hundred Ninety Dollars and No Cents ($664,459,390.00) which estimated total consists of the said estimated Mortgage Amount plus estimated bond financing amounts of the Lessee's proposed development projects at the Airport under lease ANA-040 (hangar 55) and lease ANB-028 (cargo building). The said amount of the Foreclosure Period Extension Fee shall be subject to adjustment as follows: after all of said actual bond financing amounts are final based on the final pricing of the Bonds and the final pricing of the bonds for the said other development projects under leases ANA-040 and ANB-028, the said amount of the Foreclosure Period Extension Fee shall be equal to the product resulting from multiplying (x) the sum of Eighteen Million Dollars and No Cents ($18,000,000.00) times (y) a fraction the numerator of which shall be the Mortgage Amount set forth in paragraph (a) (29) of this
     Section 96 and denominator of which shall be the sum of the said Mortgage Amount plus the mortgage amounts defined and set forth in the said leases ANA-040 and ANB-028. The said Foreclosure Period Extension Fee shall be payable to the Port Authority in six equal 30-day installments; the first such installment shall be due and payable by the Leasehold Mortgagee at the same time the Leasehold Mortgagee delivers its aforesaid 5-day certification notice to the Port Authority; and the next five installments shall be due and payable by the Leasehold Mortgagee on the 571st day, on the 601st day, on the 631st day, on the 661st day, and on the 691st day of the Foreclosure Period; provided, however, that, subject to the provisions of subparagraph (2) of paragraph (t) of this Section, after the occurrence of the Lease Assignment/Assumption Commencement Date (as defined in subparagraph (2) of paragraph (t) of this Section) no installment(s) for any subsequent 30-day period of this extension shall be payable.

         The foregoing Foreclosure Period Extension Fee payments shall apply as stated above where the Foreclosure Period initially commenced on any basis other that the sole occurrence of a Bonds Default; and the same shall be subject to the provisions of subparagraph (7) of this paragraph (n) in the event the Foreclosure Period initially commenced solely on the basis of a Bonds Default and thereafter a "Subsequent Non-Bonds Default" as defined in subparagraph (7) of this paragraph (n) occurred during the Foreclosure Period.

         (7)  Foreclosure Period Extension Fees / initial Bonds
Default followed by a Lease Termination or Bankruptcy Rejection
Date.

              (i) For purposes of this subparagraph (7) the term "Subsequent Non-Bonds Default" shall mean the occurrence of either a Notice of Termination Service Date or a Bankruptcy Rejection Date (whichever is first to occur) subsequent to the initial commencement of the Foreclosure Period which commencement was based solely on the occurrence of a Bonds Default. In the event that the Foreclosure Period initially commences as a result solely of a Bonds Default, the Foreclosure Period Extension Fees shall not be payable unless and until there occurs a Subsequent Non-Bonds Default; provided that such Subsequent Non-Bonds Default shall neither commence a new Foreclosure Period nor extend the total aggregate Foreclosure Period (including all available extensions) beyond the allowable maximum aggregate total of 720 days. In the event of such Subsequent Non-Bonds Default the obligation of the Leasehold Mortgagee to pay to the Port Authority the Foreclosure Period Extension Fees set forth in subparagraphs (5) and (6) (A),
(B) and (C) of this paragraph (n) shall be deemed to commence and at the installment rate determined in accordance with the following: if the Subsequent Non-Bonds Default occurs during the initial 90 days after the commencement the Foreclosure Period the actual date of said Subsequent Non-Bonds Default shall be treated as day 1 of the Foreclosure Period and the Foreclosure Period Extension Fees set forth above shall commence on the 181st day following the date of said Subsequent Non-Bonds Default at the applicable 30-day installment rate in accordance with the subparagraph (5) of this paragraph (n); if such Subsequent Non-Bonds Default occurs after the 90th day of the Foreclosure Period the 90th day of the Foreclosure Period shall be treated as day 1 of the Foreclosure Period and the Foreclosure Period Extension Fees shall, where the Subsequent Non-Bonds Default occurs between the 91st and the 270th days of the Foreclosure Period, commence on the 271st day of the Foreclosure Period at the 30-day installment rate applicable on the 181st day thereof (271 minus 90); and where the Subsequent Non-Bonds Default occurs between the 271st and the 720th days of the Foreclosure Period the Foreclosure Period Extension Fees shall commence on the actual date of the Subsequent Non-Bonds Default at the 30-day installment rate applicable on the 90th day preceding such actual date.

     [For illustrative purposes only the following two illustrations of the foregoing are provided:

              Illustration 1.   if the Foreclosure Period commenced
     based on a Bonds Default only and the Subsequent Non-Bonds Default occurred on the 20th day after such commencement of the Foreclosure Period, the 20th day of the Foreclosure Period would be treated as day 1 for purposes of the determination of the applicable Foreclosure Period Extension Fee and the obligation of the Leasehold Mortgagee to pay to the Port Authority the Foreclosure Period Extension Fees would commence on the 200th day of the Foreclosure Period at the 30-day installment rate set forth in subparagraph (5) of this paragraph (n) (the 181st-270th day installment rate); alternatively, if the Subsequent Non-Bonds Default occurred on the 150th day after such commencement of the Foreclosure Period, the 90th day of the Foreclosure Period shall be treated as day 1 and said 150th day would be treated as day 60 for purposes of the determination of the applicable Foreclosure Period Extension Fee and the obligation of the Leasehold Mortgagee to pay to the Port Authority the Foreclosure Period Extension Fees would commence 121 days thereafter (i.e. on the 271st day of the Foreclosure Period) at the 30-day installment rate applicable on the 181st day as set forth in subparagraph (5) of this paragraph (n) (the 181st-270th days rate) and continue thereafter during the Foreclosure Period and payable on the first day of each 30-day period thereafter occurring during the Foreclosure Period at the 30-day installment rates set forth in subparagraphs (6)
     (A), (B) and (C) of this paragraph (n).

              Illustration 2.   if the Foreclosure Period commenced
     based on a Bonds Default only and the Subsequent Non-Bonds Default occurred on the 70th day after such commencement of the Foreclosure Period, the 70th day of the Foreclosure Period would be treated as day 1 for purposes of the determination of the applicable Foreclosure Period Extension Fee and the obligation of the Leasehold Mortgagee to pay to the Port Authority the Foreclosure Period Extension Fees would commence on the 251st, day of the Foreclosure Period at the 30-day installment rate set forth in subparagraph (5) of this paragraph (n) (the 181st-270th installment rate) and continue thereafter during the Foreclosure Period and payable on the first day of each 30-day period thereafter occurring during the Foreclosure Period at the 30-day installment rates set forth in subparagraphs (6) (A), (B) and (C) of this paragraph
     (n); alternatively, if the Foreclosure Period commenced based on a Bonds Default only and the Subsequent Non-Bonds Default occurred on the 600th day after such commencement of the Foreclosure Period, the 90th day of the Foreclosure Period shall be treated as day 1 and the said 600th, day would be treated as day 510 for purposes of the determination of the applicable Foreclosure Period Extension Fee and the obligation of the Leasehold Mortgagee to pay to the Port Authority the Foreclosure Period Extension Fees would commence on the 600th day of the Foreclosure Period at the 30-day installment rate which would be in effect on the 510th day as set forth in subparagraph (6) of this paragraph (n) (the 361st - 540th days rate) and continue thereafter during the Foreclosure Period and payable on the first day of each 30-day period thereafter occurring during the Foreclosure Period at the 30-day installment rates set forth in subparagraphs (6) (B) and (C) of this paragraph (n).]

         (ii) The Leasehold Mortgagee shall pay to the Port Authority the Foreclosure Period Extension Fees in the monthly installments determined in accordance with the foregoing immediately upon the commencement date established in accordance with the foregoing and on the first day of each 30-day period thereafter occurring during the Foreclosure Period.

         (iii)     The foregoing provisions of this subparagraph
(7), however, shall not in any event extend, or be construed to extend, the Foreclosure Period beyond the maximum permissible aggregate total of 720 days (including all extensions) from the initial commencement date of the Foreclosure Period.

     (o) (1) The failure of the Leasehold Mortgagee to pay the Foreclosure Period Commencement Payments when due shall result in the automatic cancellation of the Leasehold Mortgagee's Reletting Rights (and of any Foreclosure Period) and of the Leasehold Mortgage, such cancellation to be deemed effective as of the Reletting Election Notice Service Date and there shall be no further Reletting Rights or Leasehold Mortgage with respect to the Mortgaged Premises hereunder and any Notice of Termination previously stayed shall become fully effective as described below. The failure of the Leasehold Mortgagee to timely pay any of the Leasehold Mortgagee's Foreclosure Period Payments or to fully and duly perform any of the Leasehold Mortgagee's Foreclosure Period Obligations shall result in the termination of the Foreclosure Period and the Reletting Rights and the Leasehold Mortgage automatically without any further act on the part of the Port Authority and any Notice of Termination previously stayed shall become fully effective as described below. The failure of the Leasehold Mortgagee to pay any Foreclosure Period Extension Fee when due shall result in the automatic termination and non-extension of the Foreclosure Period and the automatic termination of the Leasehold Mortgage and the Reletting Rights without any further act on the part of the Port Authority and any Notice of Termination previously stayed shall become fully effective as described below. Notwithstanding anything herein to the contrary but without limiting subparagraph (2) below or paragraph (s) of this Section, the sole right or remedy of the Port Authority for the failure of the Leasehold Mortgagee to pay the Leasehold Mortgagee's Foreclosure Period Payments shall be the cancellation or termination (including non-extension) of the Leasehold Mortgagee's Reletting Rights (and of any Foreclosure Period) and of the Leasehold Mortgage.

         (2) Upon any such termination or cancellation of the Foreclosure Period or any non-extension of the Foreclosure Period, the Port Authority's termination under the Notice of Termination shall be deemed effective with respect to the Mortgaged Premises and the Lease with respect to the Mortgaged Premises shall be deemed terminated effective immediately on said expiration, termination or cancellation of the Foreclosure Period in accordance with the Section of the Lease entitled "Termination by the Port Authority" and the Port Authority, in addition to pursuing any or all of its rights and remedies under the Lease, or otherwise, shall be entitled to elect to use, alter or demolish any of the improvements on the Mortgaged Premises free of any claim, right or interest of the Lessee, the Trustee or the Bondholders.

     (p) During the Foreclosure Period, as to any and all portions of the Mortgaged Premises which the Lessee has vacated or from which the Lessee has been evicted, the Port Authority, until such time as the Trustee obtains an Approved Successor Lessee, may use or grant to other Aircraft Operators the use of portion or portions of the Mortgaged Premises on a temporary basis, which use shall be deemed a subuse under this Agreement and shall not impair or limit any of obligations or liabilities of the Lessee or the Leasehold Mortgagee; any net amount received by the Port Authority (after deducting all expenses, costs and disbursements incurred or paid by the Port Authority in connection therewith) shall be credited to the obligations of the Lessee. No such subuse shall be or be construed to be an acceptance of a surrender or a waiver of any claims, rights or remedies of the Port Authority or to be a reletting by the Leasehold Mortgagee or to limit the Reletting Rights of the Leasehold Mortgagee under this Section.

     (q) In the event that at the expiration of the Foreclosure Period the Trustee has failed to obtain an Approved Successor Lessee for the Mortgaged Premises in accordance with and subject to paragraphs (t) and (u) of this Section, the Reletting Rights and the Leasehold Mortgage shall terminate automatically and the Trustee shall have no further rights or obligations with respect to reletting, the Port Authority's termination under the Notice of Termination shall be deemed effective with respect to the Mortgaged Premises and the Lease with respect to the Mortgaged Premises shall be deemed terminated effective immediately on said expiration of the Foreclosure Period in accordance with the Section of the Lease entitled "Termination by the Port Authority" and the Port Authority, in addition to pursuing any or all of its rights and remedies under the Lease, or otherwise, shall be entitled to elect to use, alter or demolish any of the improvements on the Mortgaged Premises free of any claim, right or interest of the Lessee, the Trustee or the Bondholders.

     (r) Lease Default-Lessee Bankruptcy

              (1) (i)In the event of the occurrence of a Lessee
     Bankruptcy and the Foreclosure Period has not previously commenced,

                   (A)if the Lessee as debtor in possession or the bankruptcy trustee assumes and assigns the Lease to an assignee which assignee also assumes the Lease subject to the encumbrance created by the Leasehold Mortgage (by operation of law or otherwise) (whether or not such assignee also assumes the NJEDA Subleases and the Lessee's obligations to pay the principal, redemption premium and interest on any of the Bonds) and there are then Bonds outstanding then the Reletting Rights of the Leasehold Mortgagee and the Leasehold Mortgage shall continue to obtain and apply to the tenancy of said assignee of the assigned Lease of the Mortgaged Premises with Reletting Rights to a new Foreclosure Period as to such assignee in accordance with and subject to this Section;

                    (B)  [INTENTIONALLY OMITTED]

                    (C) if the Lessee as debtor in possession or the bankruptcy trustee rejects the Lease, then the Reletting Election Period shall commence upon the Bankruptcy Rejection Date and the provisions of paragraph
          (n) hereof shall apply. For purposes hereof the term "Bankruptcy Rejection Date" shall mean the later of (x) the date set forth in the order of the bankruptcy court as the effective date thereof for the rejection (or deemed rejection) of the Lease by the Lessee and (y) the actual date of such order of the bankruptcy court, and said Bankruptcy Rejection Date shall trigger the Reletting Election Period, provided that the Leasehold Mortgagee shall submit to the Port Authority its Reletting Election Notice stating its election to exercise its Reletting Rights under this Agreement, as above described, within thirty (30) days of the Bankruptcy Rejection Date; and provided, further, however, that the foregoing shall not constitute any waiver, impairment or limitation of any claims, rights or remedies of the Port Authority with respect to such rejection of the Lease or the Lessee Bankruptcy. The foregoing shall not limit the rights granted hereunder to the Leasehold Mortgagee.

               (ii) In the event of the occurrence of a Lessee
     Bankruptcy and the Foreclosure Period has previously commenced,

                    (A) if the Lessee as debtor in possession or the bankruptcy trustee assumes and assigns the Lease to an assignee which assignee also assumes the Lease subject to the encumbrance created by the Leasehold Mortgage (by operation of law or otherwise) (whether or not such assignee also assumes the NJEDA Subleases and the Lessee's obligations to pay the principal, redemption premium and interest on the Bonds) and there are then Bonds outstanding then the Reletting Rights of the Leasehold Mortgagee and the Leasehold Mortgage shall continue to obtain and apply to the tenancy of said assignee of the assigned Lease of the Mortgaged Premises with Reletting Rights to a new Foreclosure Period as to such assignee in accordance with and subject to this Section;

                    (B)  [INTENTIONALLY OMITTED]

                    (C) if the Lessee as debtor in possession or the bankruptcy trustee rejects the Lease, then the running of the previously commenced Foreclosure Period shall be deemed suspended as of the date of the Lessee Bankruptcy and shall resume as of the occurrence of a Bankruptcy Rejection Date; provided, however, that the foregoing shall not constitute any waiver, impairment or limitation of any claims, rights or remedies of the Port Authority with respect to such rejection of the Lease or with respect to a Lessee Bankruptcy. The foregoing shall not limit the rights granted hereunder to the Leasehold Mortgagee, provided that the Leasehold Mortgagee fulfills all Leasehold Mortgagee's Foreclosure Period Obligations and pays all Leasehold Mortgagee's Foreclosure Period Payments.

          (2) Upon the Bankruptcy Rejection Date the Leasehold Mortgagee shall, for purposes of this Section, be the "deemed Lessee" under this Agreement and shall simultaneously with the service of its Reletting Election Notice pay the Leasehold Mortgagee's Foreclosure Period Commencement Payments, if not already paid, and shall thereafter satisfy all of the Leasehold Mortgagee's Foreclosure Period Obligations.

     (s) (1) In the event of the failure of the Leasehold Mortgagee to exercise its Reletting Rights by the timely service of its Reletting Election Notice and the payment to the Port Authority of the Leasehold Mortgagee's Foreclosure Period Commencement Payments in accordance with this Section 96, the Lease and the letting of the Mortgaged Premises shall be deemed terminated effective immediately on the Notice of Termination Effective Date, or on the effective date of any other notice of termination served by the Port Authority in accordance with the Section of the Lease entitled "Termination by the Port Authority", and the Port Authority, in addition to pursuing any or all of its rights and remedies under the Lease, or otherwise, shall be entitled to elect to use, alter or demolish any of the improvements on the Mortgaged Premises free of any claim, right or interest of the Lessee, the Trustee or the Bondholders.

          (2) In the event the Mortgaged Premises do not constitute all of the premises under this Agreement, the above provisions with respect to the rights of the Leasehold Mortgagee to extend the Notice of Termination or to exercise Reletting Rights based on a Bonds Default Date or a Bankruptcy Rejection Date shall apply only to the Mortgaged Premises and shall not apply to the other areas or portions of the premises, and this Agreement as to all such other areas or portions of the premises shall terminate on the Notice of Termination Effective Date, or on the effective date of any other notice of termination served by the Port Authority in accordance with the Section of the Lease entitled "Termination by the Port Authority", and the Port Authority may pursue any or all of its rights and remedies under the Lease or otherwise with respect thereto. The provisions hereof for the reletting of the Mortgaged Premises based on a Bonds Default Date or a Bankruptcy Rejection Date shall not and shall not be construed as a waiver or limitation of the rights of the Port Authority to terminate other portions of the premises or any Port Authority remedies with respect thereto. If in the event of a reletting to an Approved Successor Lessee of the Mortgaged Premises pursuant to the provisions of this Section and the Lease as to the other portions of the premises (excluding the Mortgaged Premises) has not expired or been terminated and remains in effect on the effective date of such reletting of the Mortgaged Premises, then the Port Authority shall include with the Lease Assignment/Assumption and Consent Agreement a restated lease document separately covering the Mortgaged Premises.

     (t) (1) Except as provided in paragraph (u) of this Section with respect to the Port Authority, no entity, party or person other than an Approved Successor Lessee shall be entitled to become the owner of or acquire any interest in this Agreement pursuant to a judgment of foreclosure and sale or as a result of an assignment in lieu of foreclosure or as a result of the exercise by the Leasehold Mortgagee of its Reletting Rights or otherwise; and any entity, person or party proposed to become an Approved Successor Lessee ("Proposed Successor Lessee") shall become an Approved Successor Lessee only if the Leasehold Mortgagee duly exercises its Reletting Rights by submitting to the Port Authority its Reletting Election Notice stating its election to exercise its Reletting Rights under this Agreement and including therewith the payment to the Port Authority of the Leasehold Mortgagee's Foreclosure Period Commencement Payments and fulfills all Leasehold Mortgagee's Foreclosure Period Obligations and pays all Leasehold Mortgagee's Foreclosure Period Payments, and said Proposed Successor Lessee receives the approval of the Port Authority in advance. In determining whether to approve or disapprove a Proposed Successor Lessee, the Port Authority shall consider all relevant factors, including but not limited to, the following factors, but it is agreed that the Port Authority shall analyze all such factors in a reasonable manner:

               (i) whether the Proposed Successor Lessee will be able to fulfill all of the Lessee's obligations under this Agreement with respect to the Mortgaged Premises throughout the balance of the term of the letting hereunder or such lesser term as it proposes to lease;

               (ii) whether the financial standing of the Proposed Successor Lessee as of the effective date of its acquisition of the leasehold hereunder is sufficient, in the opinion of the Port Authority, to assure to the Port Authority that the Proposed Successor Lessee is able to fulfill all of the Lessee's obligations with respect to the Mortgaged Premises under this Agreement throughout the balance of the term of the letting of the Mortgaged Premises hereunder or such lesser term as it proposes to lease which shall constitute the term of the proposed reletting; including without limitation the submission to the Port Authority of such security or guaranty in such form and amount as the Port Authority may find satisfactory and shall also submit such financial statements and other financial information as the Port Authority may require;

               (iii) whether the Proposed Successor Lessee and any officer, director or partner thereof and any person, firm or corporation having an outright or beneficial interest in twenty percent (20%) or more of the monies invested in the Proposed Successor Lessee, if said Proposed Successor Lessee is a corporation or partnership, by loans thereto, stock ownership therein or any other form of financial interest has as of the date of the proposed assignment/assumption a good reputation for integrity and financial responsibility and has not been convicted of or under current indictment for any crime and is not currently involved in material civil anti-trust or fraud litigation (other than as a plaintiff); and

               (iv) whether the Port Authority has had any "unfavorable experience" with the Proposed Successor Lessee, or any of its officers, directors, or partners, or any person, firm or corporation (such officers, directors, partners, person, firm and corporation, being herein in this item (iv) individually and collectively referred to as a "Person") having an outright or beneficial interest in twenty percent (20%) or more of the monies invested in the Proposed Successor Lessee, if said Proposed Successor Lessee is a corporation or partnership, by loans thereto, stock ownership therein or any other form of financial interest; "unfavorable experience" as used herein shall mean any one or more of the following. (A) a material default by said Proposed Successor Lessee or any such Person of any obligation, (monetary or non-monetary) to the Port Authority; (B) any assertion made by said Proposed Successor Lessee or any such Person against the Port Authority in any frivolous, false, malicious, or unsupportable claim, demand or allegation or suit or proceeding; (C) any act or omission of said Proposed Successor Lessee or any such Person causing or resulting in any loss, damage or injury to the Port Authority or the imposition or threatened imposition of any fine or penalty on the Port Authority or the commencement or threatened commencement of any action, suit or proceeding against the Port Authority; (D) any failure or refusal of said Proposed Successor Lessee or any such Person to comply with any law, governmental order, directive, ordinance or requirement, including without limitation, Environmental Requirements, at any Port Authority facility; (E) any failure to comply with, or breach of, the Port Authority's Code of Ethics and Financial Disclosure by said Proposed Successor Lessee or any such Person; or (F) any breach by said Proposed Successor Lessee or any such Person of any fiduciary obligation, trust, confidence or other duty to the Port Authority or of any confidentiality agreement with the Port Authority;

               (v) whether the Proposed Successor Lessee or any officer, director or partner thereof or any person, firm or corporation having an outright or beneficial interest in twenty percent (20%) or more of the monies invested in the proposed assignee, if said Proposed Successor Lessee is a corporation or partnership, by loans thereto, stock ownership therein or any other form of financial interest is in conflict of interest, as defined under the laws of the States of New York and New Jersey or Port Authority policy, with any Commissioner of the Port Authority as of the date of the proposed acquisition; and

               (vi) whether the Proposed Successor Lessee or any officer, director or partner thereof or any person, firm or corporation having an outright or beneficial interest in twenty percent (20%) or more of the monies invested in the proposed assignee, if said Proposed Successor Lessee is a corporation or partnership, by loans thereto, stock ownership therein or any other form of financial interest has filed a voluntary petition in bankruptcy or has been adjudicated a bankrupt within five (5) years prior to the date of the proposed acquisition.

          Without limiting any other term or provision hereof, the Proposed Successor Lessee must also agree in the Lease Assignment/Assumption and Consent Agreement, to pay all of the rentals, fees and charges in accordance with the Lease, including without limitation the amounts described in paragraphs (n) (3) (ii) and (u) of this Section. The Proposed Successor Lessee shall use and occupy the Mortgaged Premises for the purposes set forth in
Section 8 hereof and shall be a major domestic or international Scheduled Aircraft Operator or consortium thereof and shall agree (or, if a consortium, shall agree jointly and severally) in the Lease Assignment/Assumption and Consent Agreement to use and occupy the Mortgaged Premises in accordance with all the terms and conditions of this Agreement.

          (2) Notwithstanding the foregoing, no acquisition, assignment, sale or transfer pursuant to this paragraph (t) shall be effective, and no Proposed Successor Lessee shall become an Approved Successor Lessee, or have any right to possess, use or occupy the Mortgaged Premises unless and until an assignment and assumption agreement, in the event of an assignment in lieu of foreclosure, or an assumption agreement, in the event of a foreclosure, and in either event in form satisfactory to the Port Authority whereby the Proposed Successor Lessee, effective on a date prior to or simultaneously with the expiration of the Foreclosure Period, assumes the obligations of the Lessee as if it were the original tenant hereunder, has been executed by the Port Authority, the Lessee, the Proposed Successor Lessee and the Leasehold Mortgagee (said fully executed agreement in either case, the "Lease Assignment/Assumption and Consent Agreement"); provided that the foregoing may be effected without the Lessee's execution thereof where there has been a preceding judgment of foreclosure and sale of the Leasehold Mortgage or a preceding judgment of eviction against the Lessee; subject to the payment of the Deferred Reletting Fee as set forth in paragraph (u) of this Section. The said effective date of the Lease Assignment/Assumption and Consent Agreement is herein referred to as the "Lease Assignment/Assumption Commencement Date", provided that where the Leasehold Mortgagee has commenced proceedings to foreclose the Leasehold Mortgage, and for purposes of the continuation of the Foreclosure Period Extension Fees (as provided in paragraph (n) of this Section), such date shall be deemed to have occurred only upon the successful completion by the Leasehold Mortgagee prior to the expiration of the Foreclosure Period (subject to the aggregate total maximum of 720 days) of the foreclosure and eviction proceedings described in paragraph (n) (4) of this Section; provided, further, however, that in the event the Leasehold Mortgagee does not in fact successfully complete the foreclosure of the Leasehold Mortgage and eviction proceedings as described in paragraph (n) (4) of this Section prior to the expiration of the Foreclosure Period (subject to the aggregate total maximum of 720 days) the Lease Assignment/Assumption and Consent Agreement shall be null and void and of no force or effect.

          (3) It is understood and agreed that after the Leasehold Mortgagee has obtained a Proposed Successor Lessee and has promptly submitted to the Port Authority all required and necessary information and materials, in accordance with subparagraph (1) of this paragraph (t), to enable the Port Authority to determine whether it will approve such Proposed Successor Lessee as an Approved Successor Lessee, the running of the Foreclosure Period shall be deemed tolled pending said determination by the Port Authority, such determination to be considered promptly and reasonably by the Port Authority; provided, however, that no such tolling shall be effective unless the Leasehold Mortgagee promptly continues to submit such additional information and material as may be reasonably required by the Port Authority for its making of such determination. Such tolling shall also toll the Leasehold Mortgagee's obligation to pay the Foreclosure Period Extension Fees, but not any other of Leasehold Mortgagee's Foreclosure Period Obligations.

     (u)  Deferred Reletting Fee:

          (1) Anything to the contrary herein notwithstanding, (i) no Port Authority consent shall be granted to any Approved Successor Lessee and no Proposed Successor Lessee or any other entity, person or party shall become an Approved Successor Lessee unless and until either (A) the Leasehold Mortgagee or the Proposed Successor Lessee shall pay to the Port Authority prior to the effective date of any right of the Approved Successor Lessee to possess or commence any use or occupancy of the Mortgaged Premises and prior to any such actual possession or commencement by any such Approved Successor Lessee in a single lump sum payment the full amount of the Deferred Reletting Fee, as defined below, or (B) at the election of the Approved Successor Lessee, in lieu of said single lump sum payment, the Approved Successor Lessee shall agree to pay the Deferred Reletting Fee over time in Deferred Reletting Fee Rental, as defined below, commencing as of the Lease Assignment/Assumption Commencement Date which election shall be stated in the Lease Assignment/Assumption and Consent Agreement subject to subparagraph (4) of this paragraph (u); and (ii) in the case of the foregoing (i) (B), any such Port Authority consent to any Approved Successor Lessee is and shall be expressly conditioned on the agreement of the Proposed Successor Lessee to make continuing payments to the Port Authority of the Deferred Reletting Fee Rental under subparagraph (4) of this paragraph (u); provided however that the Approved Successor Lessee shall also submit to the Port Authority such additional security as the Port Authority may reasonably require and in such amount and form as the Port Authority may determine to be appropriate to secure the obligation of the Approved Successor Lessee to pay said Deferred Reletting Fee Rental.

          (2) "Deferred Reletting Fee" shall mean the fee payable to the Port Authority in a single lump sum payment by the Leasehold Mortgagee or the Approved Successor Lessee, as aforesaid, and which shall be determined by applying the following formula:

               DRF = MA x Y x C

Where DRF equals the Deferred Reletting Fee.

          MA equals the Mortgage Amount hereunder (as defined in subparagraph (29) of paragraph (a) of this Section.

          Y equals a fraction the numerator of which shall be the greater of (i) the actual number of full years then remaining in the term of the letting of the Mortgaged Premises hereunder at the Reletting Election Notice Service Date and (ii) the number five (5), and the denominator of which shall be twenty-nine (29) representing the total number of years of the term of the letting of the Mortgaged Premises as of the effective date of Supplement No. 17 of the Lease.

          C equals (i) 2% in the event the Foreclosure Period commenced on the basis of a Bonds Default, and a Subsequent Non-Bonds Default did not occur thereafter during the Foreclosure Period; (ii) 3% in the event the Foreclosure Period commenced on the basis of the occurrence of a Lease Termination or Bankruptcy Rejection Date, and a Bonds Default did not subsequently occur; or (iii) 4% in the event the Foreclosure Period commenced on the basis of a Bonds Default and thereafter a Subsequent Non-Bonds Default occurred, or the Foreclosure Period commenced on the basis of a Lease Termination or Bankruptcy Rejection Date, and thereafter a Bonds Default occurred.

          (3) Subject to (4) below, the Deferred Reletting Fee shall be due and payable in full to the Port Authority by the Leasehold Mortgagee or the Approved Successor Lessee in a single lump sum payment on the Lease Assignment/Assumption Commencement Date (and in any event prior to any use, occupancy or possession of the premises by the Approved Successor Lessee).

          (4) In the event the Approved Successor Lessee elects to pay to the Port Authority the Deferred Reletting Fee in accordance with clause (i) (B) of subparagraph (1) of this paragraph (u) then the following provisions shall be and become immediately effective as part of the rental obligations of the Approved Successor Lessee as the lessee under the Lease and as part of the rental obligations assumed by the Approved Successor Lessee under the Lease Assignment/Assumption and Consent Agreement:

          "(A) 1.   "Deferred Reletting Fee" shall have the meaning
     as defined in paragraph (u)(2) of Section 96 of the Lease.

               2. 'Deferred Reletting Fee Rental Commencement Date' shall mean, with respect to the Deferred Reletting Fee Rental established on the basis of the Deferred Reletting Fee, the Lease Assignment/Assumption Commencement Date; provided, however, that if the Deferred Reletting Fee Rental Commencement Date shall occur on other than the first day of a calendar month, the Deferred Reletting Fee Rental Commencement Date shall mean the first day of the calendar month immediately following the month in which the aforesaid Lease Assignment/Assumption Commencement Date occurs.

               3. 'Deferred Reletting Fee Rental Period' shall mean the period commencing on the Deferred Reletting Fee Rental Commencement Date and ending on the earlier of (i) the day preceding the tenth (10th) year anniversary of the Deferred Reletting Fee Rental Commencement Date and (ii) the expiration date of the then remaining term of the letting of the Mortgaged Premises after the Deferred Reletting Fee Rental Commencement Date.

               4. 'Monthly Factor' shall mean the factor derived in accordance herewith by the application of the following formula:

                         1
                                                  = Monthly Factor
               1                                    1
                                -
               i                                i (1 + i)t

     Where i is an annual percentage rate expressed in decimal form equal to the sum of (x) the Fixed RBI Rate (as herein defined in item 5 below) plus (y) 1.5% (150 basis points), divided by twelve (12); and where t (a power) equals the number of calendar months (expressed in whole numbers) from the Deferred Reletting Fee Rental Commencement Date to the earlier of (i) the day preceding the tenth (10th) year anniversary of the Deferred Reletting Fee Rental Commencement Date and (ii) the expiration date of the then remaining term of the letting of the Mortgaged Premises after the Deferred Reletting Fee Rental Commencement Date.

               5.   'Fixed RBI Rate' as applicable to and
     determined for the Deferred Reletting Fee Rental hereunder shall mean the percentage reported as the weekly index of the Bond Buyer Revenue Bond Index as reported in the publication 'The Bond Buyer' during the calendar week immediately preceding the Deferred Reletting Fee Rental Commencement Date. In the event that the Bond Buyer or its weekly Bond Buyer Revenue Bond Index shall be discontinued during the term of this Agreement, a comparable substitute for such Index shall be mutually agreed upon in writing by the Lessee and the Port Authority within thirty (30) days after such discontinuance. In the event that the Lessee and the Port Authority shall fail to agree upon such a substitute within the time hereinabove specified then upon notice of either party such dispute shall be disposed of by arbitration in accordance with then existing rules of the American Arbitration Association or any successor association. One half of the cost of said arbitration shall be borne by the Port Authority and the other half of said cost shall be borne by the Lessee.

          (B)  Computation and Payment

               Commencing on the Deferred Reletting Fee Rental Commencement Date the Lessee shall pay to the Port Authority a rental (herein called the 'Deferred Reletting Fee Rental') which Deferred Reletting Fee Rental shall be an amount payable on the first day of each and every calendar month during the Deferred Reletting Fee Rental Period which shall be equal to the product obtained by multiplying the Monthly Factor by the Deferred Reletting Fee (as defined in paragraph (u)(2) of
     Section 96 of the Lease) as determined on the day immediately preceding the Deferred Reletting Fee Rental Commencement Date.

          (C) The Deferred Reletting Fee Rental shall be payable in the same manner and collectible with like remedies as if the same were part of the Area C-3 rentals except that such payment shall not be subject to abatement or suspension for any reason whatsoever.

          (D) Notwithstanding any obligation of the Lessee to pay the Deferred Reletting Fee Rental as part of the rental obligations of the Lessee hereunder, the Lessee hereby, as a separate and independent covenant, agrees and promises to pay to the Port Authority the 'Deferred Reletting Fee Payment Amount' which for purposes hereof shall mean the total amount of installments and payments to be paid by the Lessee as Deferred Reletting Fee Rental to the extent not actually paid by the Lessee as Deferred Reletting Fee Rental as set forth above. The Deferred Reletting Fee Payment Amount shall be due and payable by the Lessee to the Port Authority immediately upon any termination, expiration, non-extension or cancellation of the Lease. Said obligation and agreement of the Lessee to pay the Deferred Reletting Fee Payment Amount to the Port Authority shall survive any termination, expiration, non-extension or cancellation of the Lease."

     (v) The Leasehold Mortgagee shall not be entitled to foreclose its Leasehold Mortgage or to have the Lessee's interest assigned in lieu of such foreclosure unless at least thirty (30) days prior to commencing such foreclosure or requesting such assignment in lieu of foreclosure, the Leasehold Mortgagee shall have given the Port Authority written notice of its intention to foreclose or to have this Agreement assigned with respect to the Mortgaged Premises which notice shall state the then principal balance of the Mortgage Amount, the amount of accrued and unpaid interest thereon, and the per diem interest which will accrue on the Mortgage Amount from, and after the giving of such notice. The Port Authority shall have the right following the giving of such notice by the Leasehold Mortgagee, to purchase the Leasehold Mortgage for an amount equal to the total amount specified in such notice from the Leasehold Mortgagee, including per diem interest to the date of purchase. If the Port Authority shall fail to notify the Leasehold Mortgagee within the thirty (30) day period specified in the notice of its intention to purchase the Leasehold Mortgage the Leasehold Mortgagee shall be entitled with respect to the Mortgaged Premises to proceed to foreclose the Leasehold Mortgage or to accept an assignment in lieu of foreclosure in accordance with the provisions of this Agreement.

     (w) No sale, transfer or assignment by the Lessee of its interest in this Agreement to the Port Authority shall create a merger between the estates of the Port Authority and the Lessee unless the Port Authority, the Lessee and the Leasehold Mortgagee shall specifically consent to such merger in writing, nor shall any such sale, transfer or assignment be deemed to affect or diminish the liabilities of the Lessee named in this Agreement, whether for survived damages or otherwise.

     (x) Each and every provision stated herein to be or become a right or an obligation of the Trustee or of the Trustee in its capacity as Leasehold Mortgagee shall be included in the Indenture (by reference to this Agreement or otherwise) as among the rights and obligations of the Trustee under the Indenture and in the Port Authority Consent to NJEDA Subleases (by reference to this Agreement or otherwise) as among the rights and obligations of the Trustee, and in the Leasehold Mortgage as among the rights and obligations of the Trustee as Leasehold Mortgagee under the Leasehold Mortgage, and each and every provision stated herein to be or become an obligation of the Approved Successor Lessee shall be deemed included in the obligations assumed by the Approved Successor Lessee by its acquisition of the Mortgaged Premises, the Lease with respect thereto and by its execution of the Lease Assignment/Assumption and Consent Agreement.

     (y) (1) If the Leasehold Mortgagee shall obtain an Approved Successor Lessee such Approved Successor Lessee shall acquire the Lease with respect to the Mortgaged Premises with no further right to mortgage or pledge the leasehold, and shall have no right to assign the Lease with respect to the Mortgaged Premises other than the limited right of assignment provided under Section 77 hereof.

          (2) Nothing herein shall or shall be deemed to release or relieve the Lessee from any terms, provisions, covenants or conditions to be kept, performed or observed by the Lessee under this Agreement or under the Port Authority Consent to NJEDA Subleases.

          (3) Nothing herein shall constitute or be deemed to constitute any waiver by the Port Authority of any of its rights or remedies to evict the Lessee in the event the Port Authority terminates the Lease pursuant to the Section of this Agreement entitled "Termination by the Port Authority" and the Leasehold Mortgagee fails to properly exercise its Reletting Rights or to obtain an Approved Successor Lessee in accordance with the provisions hereof.

          (4) Except for the rights granted herein to the Leasehold Mortgagee, nothing herein shall constitute any waiver, impairment or limitation of any of claims, rights or remedies of the Port Authority based upon any event of default or based on any rejection of the Lease resulting from a Lessee Bankruptcy or based on any Lessee Bankruptcy.

          (5) This Section and the right of the Lessee to grant the Leasehold Mortgage and the right of the Trustee to enter the Leasehold Mortgage are and shall be rights granted and effective only as to Continental Airlines, Inc., the named Lessee hereunder, and are exercisable one time only as above provided, and shall not extend, obtain or apply to any Approved Successor Lessee or other entity or person who may become a tenant or lessee of the premises or any portion thereof.

          (6) Neither this Section nor anything contained herein nor any action taken or not taken hereunder shall impair, restrict or limit the rights of the Port Authority under Section 69 hereof.

     (z) Notices, statements and requests by or to the Trustee (Leasehold Mortgagee) under the provisions of this Section 96 shall be governed by Section 37 of the Lease entitled "Notices" and shall be given to the Trustee at its address specified in Paragraph 14 of the Port Authority Consent to NJEDA Subleases.

     Section 97.  No Third Party Beneficiary.

          There shall be no third-party beneficiaries of this Agreement. This Agreement shall be effective only as between the parties hereto (and their successors and assigns, if, as and to the extent permitted under this Agreement), and shall not be construed as creating or conferring upon any person or entity any right, remedy or claim under or by reason of this Agreement. Notwithstanding the foregoing, nothing in this Section 97 shall deprive the Leasehold Mortgagee of any of its Reletting Rights (as defined in Section 96 of the Lease) under Section 96 of the Lease."

     50. (a) Subparagraph (b) of paragraph 4 of Supplement No. 8 of the Lease shall be deemed deleted, and Sections 16 and 17 of the Lease as amended by and as set forth in subparagraph (a) of said paragraph 4 of Supplement No. 8 of the Lease, and as said Section 17 is also further herein amended, shall continue in full force and effect for the term of the letting under the Lease including the extension thereof provided for in this Seventeenth Supplemental Agreement.

          (b) Paragraph 5 of Supplement No. 8 of the Lease, as amended by paragraph 3 of Supplement No. 11 and by paragraph 5 of Supplement No. 13 and as referenced in paragraph 18 of Supplement No. 15, and the right of termination thereunder as to all or portions of Area C-3, shall be deemed deleted from the Lease and of no further force and effect.

          (c) The final sentence of Paragraph III of Schedule B of the Lease, as previously amended in subparagraph (a) (11) of paragraph 6 of Supplement No. 8 of the Lease, is hereby further amended by inserting before the final period at the end thereof the following:

          "and, upon the Port Authority notice to the Lessee of the completion by the Port Authority of an appropriate expansion to the Central
          Plant, the additional aircraft gate positions and Area C-3 Concourse of the Expansion
          Construction Work as defined and described in and performed by the Lessee under Section 93 of the Lease as set forth in the Supplement
          No. 17 to the Lease".

          (d) Subparagraph (b) of paragraph 6 of Supplement No. 8 of the Lease shall be deemed deleted therefrom.

          (e) (1) Paragraph 11 of Supplement No. 8 of the Lease shall be deemed deleted therefrom.

               (2) Paragraph 6 of Supplement No. 10 of the Lease shall be deemed deleted therefrom.

          (f) It is recognized that Paragraph 3 of Supplement No. 12 and the right of the Port Authority to require the removal of the "Area C-3 Work" as defined in said Supplement No. 12 does not extend or apply to the "Expansion Construction Work" as defined in
Section 93 of the Lease set forth in Paragraph 6 of this Seventeenth Supplemental Agreement.

     51. In addition to and without limiting any term or provision of Section 66 or any other section of the Lease, the Lessee shall and hereby agrees to submit, no later than the earlier of (i) December 31, 2000 or (ii) the day which constitutes the three hundred sixty-fifth (365th) day prior to either the expected completion date of the Expansion Construction Work under Section 93 or date of the permitted occupancy of any portion of said Expansion Construction Work, to the Port Authority for its review and approval in accordance with Sections 66 and 73 of the Lease, a revised updated comprehensive consumer services plan and covering the consumer services to be provided in Area C-3 and other portions of the premises after the completion of the Expansion Construction Work, as defined in and pursuant to Section 93 of the Lease set forth in this Seventeenth Supplemental Agreement.

     52. The Lessee hereby expressly acknowledges and agrees that the letting of Area C-3 under the Lease, and the extension of such letting under this Supplemental Agreement, is expressly subject to the condition that the Lessee shall allow to remain, in a location in the premises approved in advance by the Port Authority, the room now designated as the "Meditation Room-Freedom Shrine". Accordingly, the Lessee hereby expressly agrees either to allow the said room to remain in its present location in Area C-3 during the term of the letting hereunder of Area C-3 or to move the same, at the sole cost and expense of the Lessee, subject to Section 23 hereof, to such other suitable location on the premises approved in advance by the Port Authority; it being expressly understood and agreed that the foregoing shall not result in or constitute any basis or claim by the Lessee for an abatement or reduction of rental, or constitute any basis or claim for any payment of any type from the Port Authority or to alter or impair any of the responsibilities, duties or obligations of the Lessee under the Lease or otherwise.

     53. (a) The items of the Expansion Construction Work listed in Schedule 1 attached to this Supplement No. 17 ("Schedule 1") are personal property the title to which shall pass to the Port Authority as the same, or any part thereof, are affixed to or installed in the premises hereunder as part of the Expansion Construction Work ("Schedule 1 Terminal Fixtures") and the same shall become part of the premises under the Lease as herein amended. It is understood and agreed that none of said Schedule 1 Terminal Fixtures shall include "rolling stock" or "vehicles". The Lessee shall promptly provide the Port Authority with a detailed and complete written inventory of each of said Schedule 1 Terminal Fixtures not later than the applicable date each item is affixed to or installed in the premises.

     (b) Section 34 of the Lease, as previously amended, is hereby further amended as follows:

     (1) The first (1st) line of paragraph (a) thereof shall be deemed amended to read as follows:

          "All personal property (including trade fixtures but specifically excluding the Schedule 1 Terminal Fixtures) removable".

     (2) The eleventh (11th) line of paragraph (a) thereof shall be deemed amended by inserting the following after the word
"Lessee" and before the parenthesis appearing therein:

          "and the Schedule 1 Terminal Fixtures shall not be the property of the Lessee".

     (3) The following new sentence shall be deemed inserted at the end of paragraph (a) thereof:

          "Anything in this Section 34 of the Lease to the contrary notwithstanding, it is further expressly understood and agreed that the Lessee shall have no right to, and shall not, remove the Schedule 1 Terminal Fixtures, or any of them, from the premises, title to which Schedule 1 Terminal Fixtures shall pass to the Port Authority as the same or any part thereof are affixed to or installed in the premises hereunder in accordance with paragraph 53 of Supplement No. 17 of the Lease."

     (c) The first sentence of Section 74 of the Lease, as previously amended, is hereby further amended to add the following words and symbol before the period at the end thereof:

          "; provided, however, that the provisions of this Section 74 for the Port Authority's purchase of personal property shall not apply to the Schedule 1 Terminal Fixtures (as defined in paragraph 53 of Supplement No. 17 of the Lease), titled to which shall pass to the Port Authority as the same or any part thereof are affixed to or installed in the premises hereunder in accordance with paragraph 53 of Supplement No. 17 of the Lease".

     54. Each party represents and warrants to the other that no broker has been concerned in the negotiation of this Seventeenth Supplemental Agreement and that there is no broker who is or may be entitled to be paid a commission in connection therewith. Each party shall indemnify and save harmless the other party of and from any and all claims for commissions or brokerage made by any and all persons, firms or corporations whatsoever for services provided to or on behalf of the indemnifying party in connection with the negotiation and execution of this Seventeenth Supplemental Agreement.

     55. No Commissioner, director, officer, agent or employee of any party to this Seventeenth Supplemental Agreement shall be charged personally or held contractually liable by or to any other party under any term or provision of this Seventeenth Supplemental Agreement or of any supplement, modification or amendment to the Lease or because of its or their execution or attempted execution or because of any breach or alleged or attempted breach thereof.

     56. As hereby amended, all of the terms, covenants, provisions, conditions and agreements of the Lease shall be and remain in full force and effect.

     57. This Seventeenth Supplemental Agreement and the Lease which it amends constitute the entire agreement between the Port Authority and the Lessee on the subject matter, and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the Lessee. The Lessee and the Port Authority agree that no representations or warranties shall be binding upon the other unless expressed in writing in the Lease or in this Seventeenth Supplemental Agreement.

          IN WITNESS WHEREOF, the Port Authority and the Lessee have executed these presents as of the date first above written.

ATTEST:                            THE PORT AUTHORITY OF NEW YORK
                                        AND NEW JERSEY

                                   By
          Secretary
                                   (Title)
                                             Seal

ATTEST:                            CONTINENTAL AIRLINES, INC.

                                   By
          Secretary
                                   (Title)                President
                                             (Corporate Seal)

Ack. N.J.; Corp. & Corp.

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

     On the _____ day of __________, 1999, before me, the subscriber, a notary public of New York, personally appeared _________________________ the _________________________ of THE PORT
AUTHORITY OF NEW YORK AND NEW JERSEY, who I am satisfied is the person who has signed the within instrument; and, I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and the within instrument is the voluntary act and deed of such corporation made by virtue of the authority of its Board of Commissioners.

                                   _________________________
                                   (notarial seal and stamp)






STATE OF                 )
                         ) ss.
COUNTY OF                )

     On the _____ day of __________, 1999, before me, the subscriber, a _________________________, personally appeared
_________________________ the _________________________ of
CONTINENTAL AIRLINES, INC., who I am satisfied is the person who has signed the within instrument; and, I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and the within instrument is the voluntary act and deed of such corporation made by virtue of the authority of its Board of Directors.


                                        _________________________
                                        (notarial seal and stamp)

                           SCHEDULE 1
              (to Supplement No. 17 of Lease ANA-170)


Without limiting paragraph (i) of Section 93 of the Lease, the items listed below are personal property, which constitute a portion of the Expansion Construction Work under Section 93 of the Lease, the title to which shall pass to the Port Authority as the same or any part thereof are affixed to or installed in the premises under the Lease and become part of the premises under the Lease as provided in and subject to the provisions of paragraph 53 of Supplement No. 17 of the Lease.

1.   Passenger loading bridges and foundations
2.   Baggage handling systems
3.   Fixed aircraft ground power/heating units
4. Passenger ticketing counters, stands and podium which are affixed to the flooring of the Terminal.
5.   Flight/baggage information display systems
6. Terminal holdroom seating which are affixed to the flooring of the Terminal
7. Customs and immigration counters which are affixed to the flooring of the Terminal
8.   Fixed PC air units (AC for jet bridges and gated aircraft)
9.   Exterior light stanchions
10.  Signage
11. Building security system (including closed circuit television) to the extent affixed to the Terminal.


                              ______________________________
                              For the Port Authority

               Initialled:

                              ______________________________
                              For the Lessee






                            SCHEDULE E

     AFFIRMATIVE ACTION-EQUAL OPPORTUNITY---MINORITY BUSINESS
   ENTERPRISES ---WOMEN-OWNED BUSINESS ENTERPRISES REQUIREMENTS


     Part I.   Affirmative Action Guidelines - Equal Employment
               Opportunity

          I. As a matter of policy the Port Authority hereby requires the Lessee and the Lessee shall require the Contractor, as hereinafter defined, to comply with the provisions set forth hereinafter in this Schedule E and in Section 93 of Port Authority Agreement No. ANA-170 (herein called the "Lease") with CONTINENTAL AIRLINES, INC. (herein and in the Lease called the "Lessee"). The provisions set forth in this Part I are similar to the conditions for bidding on federal government contract adopted by the Office of Federal Contract Compliance and effective May 8, 1978.

               The Lessee as well as each bidder, contractor and subcontractor of the Lessee and each subcontractor of a contractor at any tier of construction (herein collectively referred to as "the Contractor") must fully comply with the following conditions set forth herein as to each construction trade to be used on the construction work or any portion thereof (said conditions being herein called "Bid Conditions"). The Lessee hereby commits itself to the goals for minority and female utilization set forth below and all other requirements, terms and conditions of the Bid Conditions. The Lessee shall likewise require the Contractor to commit itself to the said goals for minority and female utilization set forth below and all other requirements, terms and conditions of the Bid Conditions by submitting a properly signed bid.

          II. The Lessee and the Contractor shall each appoint an executive of its company to assume the responsibility for the implementation of the requirements, terms and conditions of the following Bid Conditions:

               (a) The goals for minority and female participation expressed in percentage terms for the Contractor's aggregate workforce in each trade on all construction work are as follows:

               (1)  Minority participation
                    Minority, except laborers     30%
                    Minority, laborers            40%

               (2)  Female participation

                    Female, except laborers       6.9%
                    Female, laborers              6.9%

               These goals are applicable to all the Contractor's construction work performed in and for the premises.

               The Contractor's specific affirmative action obligations required herein of minority and female employment and training must be substantially uniform throughout the length of the contract, and in each trade, and the Contractor shall make good faith efforts to employ minorities and women evenly on each of its projects. The transfer of minority or female employees or trainees from contractor to contractor or from project to project for the sole purpose of meeting the Contractor's goals shall be a violation of the contract. Compliance with the goals will be measured against the total work hours performed.

               (b) The Contractor shall provide written notification to the Lessee and the Lessee shall provide written notification to the Manager of the Office of Business and Job Opportunity of the Port Authority within 10 working days of award of any construction subcontract in excess of $10,000 at any tier for construction work. The notification shall list the name, address and telephone number of the subcontractor; employer identification number; estimated starting and completion dates of the subcontract; and the geographical area in which the subcontract is to be performed.

               (c)  As used in these specifications:

                    (1) "Employer identification number" means the Federal Social Security number used on the Employer's Quarterly
Federal Tax Return, U.S. Treasury Department Form 941:

                    (2)  "Minority" includes:

                    (i) Black (all persons having origins in any of the Black African racial groups not of Hispanic origin);

                    (ii) Hispanic (all persons of Mexican, Puerto
Rican, Dominican, Cuban, Central or South American culture or origin, regardless of race);

                    (iii) Asian and Pacific Islander (all persons having origins in any of the original peoples of the Far East, Southeast Asia, the Indian Subcontinent, or the Pacific Islands); and


                    (iv) American Indian or Alaskan Native (all persons having origins in any of the original peoples of North America and maintaining identifiable tribal affiliations through membership and participation or community identification).

               (d) Whenever the Contractor, or any subcontractor at any tier, subcontracts a portion of the construction work involving any construction trade, it shall physically include in each subcontract in excess of $10,000 those provisions which include the applicable goals for minority and female participation.

               (e) The Contractor shall implement the specific affirmative action standards provided in subparagraphs (1) through
(16) of Paragraph (h) hereof. The goals set forth above are expressed as percentages of the total hours of employment and training of minority and female utilization the Contractor should reasonably be able to achieve in each construction trade in which it has employees in the premises. The Contractor is expected to make substantially uniform progress toward its goals in each craft during the period specified.

               (f) Neither the provisions of any collective bargaining agreement, nor the failure by a union with whom the Contractor has a collective bargaining agreement, to refer either minorities or women shall excuse the Contractor's obligations hereunder.

               (g) In order for the nonworking training hours of apprentices and trainees to be counted in meeting the goals, such apprentices and trainees must be employed by the Contractor during the training period, and the Contractor must have made a commitment to employ the apprentices and trainees at the completion of their training subject to the availability of employment opportunities. Trainees must be trained pursuant to training programs approved by the U.S. Department of Labor.

               (h) The Contractor shall take specific affirmative actions to ensure equal employment opportunity ("EEO").

               The evaluation of the Contractor's compliance with these provisions shall be based upon its good faith efforts to achieve maximum results from its actions. The Contractor shall document these efforts fully, and shall implement affirmative action steps at least as extensive as the following:

               (1) Ensure and maintain a working environment free of harassment, intimidation, and coercion at all sites, and in all facilities at which the Contractor's employees are assigned to work. The Contractor, where possible, will assign two or more women to each Phase of the construction project. The Contractor, shall specifically ensure that all foremen, superintendents, and other supervisory personnel at the premises are aware of and carry out the Contractor's obligation to maintain such a working environment, with specific attention to minority or female individuals working at the premises.

               (2) Establish and maintain a current list of minority and female recruitment sources, provide written notification to minority and female recruitment sources and to community organizations when the Contractor or its unions have employment opportunities available, and maintain a record of the organizations' responses.

               (3) Maintain a current file of the names, addresses and telephone number of each minority and female off-the-street applicant and minority or female referral from a union, a recruitment source or community organization and of what action was taken with respect to each such individual. If such individual was sent to the union hiring hall for referral and was not referred back to the Contractor by union or, if referred, not employed by the Contractor, this shall be documented in the file with the reason therefor, along with whatever additional actions the Contractor may have taken.

               (4) Provide immediate written notification to the Lessee when the union or unions with which the Contractor has a collective bargaining agreement has not referred to the Contractor a minority person or woman sent by the Contractor, or when the Contractor has other information that the union referral process has impeded the Contractor's efforts to meet its obligations.

               (5) Develop on-the-job training opportunities and/or participate in training programs for the area which expressly include minorities and women, including upgrading programs and apprenticeship and training programs relevant to the Contractor's employment needs, especially those programs funded or approved by the Department of Labor. The Contractor shall provide notice of these programs to the sources compiled under subparagraph (2) above.

               (6) Disseminate the Contractor's EEO Policy by providing notice of the policy to unions and training programs and requesting their cooperation in assisting the Contractor in meeting its EEO obligations; by including it in any policy manual and collective bargaining agreement; by publicizing it in the Contractor's newspaper, annual report, etc.; by specific review of the policy with all management personnel and with all minority and female employees at least once a year; and by posting the Contractor's EEO policy on bulletin boards accessible to all employees at each location where Construction work is performed.

               (7)  Review, at least every six months the
     Contractor's EEO policy and affirmative action obligations hereunder with all employees having any responsibility for hiring, assignment, layoff, termination or other employment decision including specific review of these items with on-premises supervisory personnel such as Superintendents, General Foremen, etc., prior to the initiation of construction work at the premises. A written record shall be made and maintained identifying the time and place of these meetings, persons attending, subject matter discussed, and disposition of the subject matter.

               (8)  Disseminate the Contractor's EEO policy
     externally by including it in any advertising in the news media, specifically including minority and female news media, and providing written notification to and discussing the Contractor's EEO policy with other Contractors and Subcontractors with whom the Contractor does or anticipates doing business.

               (9) Direct its recruitment efforts, both oral and written, to minority, female and community organizations, to schools with minority and female students and to minority and female recruitment and training organizations and to State-certified minority referral agencies serving the Contractor's recruitment area and employment needs. Not later than one month prior to the date for the acceptance of applications for apprenticeship or other training by any recruitment source, the Contractor shall send written notification to organizations such as the above, describing the openings, screening procedures, and tests to be used in the selection process.

               (10) Encourage present minority and female employees to recruit other minority persons and women and, where reasonable, provide after school, summer and vacation employment to minority and female youth both on the premises and in areas of a Contractor's workforce.

               (11) Tests and other selecting requirements shall comply with 41 CFR Part 60-3.

               (12) Conduct, at least every six months, an inventory and evaluation at least of all minority and female personnel for promotional opportunities and encourage these employees to seek or to prepare for, through appropriate training, etc., such opportunities.

               (13) Ensure that seniority practices, job classifications, work assignments and other personnel practices, do not have a discriminatory effect by continually monitoring all personnel and employment related activities to ensure that the EEO policy and the Contractor's obligations hereunder are being carried out.

               (14) Ensure that all facilities and company activities are nonsegregated except that separate or single-user toilet and necessary changing facilities shall be provided to assure privacy between the sexes.

               (15) Document and maintain a record of all solicitations of offers for subcontracts from minority and female construction contractors and suppliers, including circulation of solicitations to minority and female contractor associations and other business associations.

               (16) Conduct a review, at least every six months, of all supervisors' adherence to and performance under the Contractors' EEO policies and affirmative action obligations.

          (i) Contractors are encouraged to participate in voluntary associations which assist in fulfilling one or more of their affirmative action obligations (subparagraphs (1)-(16) of Paragraph
(h) above). The efforts of a contractor association, joint contractor-union, contractor-community, or other similar group of which the Contractor is a member and participant, may be asserted as fulfilling any one or more of its obligations under Paragraph (h) hereof provided that: the Contractor actively participates in the group, makes good faith efforts to assure that the group has a positive impact on the employment of minorities and women in the industry, ensures that the concrete benefits of the program are reflected in the Contractor's minority and female workforce participation, makes good faith efforts to meet its individual goals and timetables, and can provide access to documentation which demonstrates the effectiveness of actions taken on behalf of the Contractor. The obligation to comply, however, is the Contractor's and failure of such a group to fulfill an obligation shall not be a defense for the Contractor's non-compliance.

          (j) A single goal for minorities and a separate single goal for women have been established. The Contractor, however, is required to provide equal opportunity and to take affirmative action for all minority groups, both male and female, and all women, both minority and non-minority. Consequently, the Contractor may be in violation hereof if a particular group is employed in a substantially disparate manner (for example, even though the Contractor has achieved its goals for women generally, the Contractor may be in violation hereof if a specific minority group of women is underutilized).

          (k) The Contractor shall not use the goals and timetables or affirmative action standards to discriminate against any person because of race, color, religion, sex or national origin.

          (l) The Contractor shall not enter into any subcontract with any person or firm debarred from Government contracts pursuant to Executive Order 11246.

          (m) The Contractor shall carry out such sanctions and penalties for violation of this clause including suspension, termination and cancellation of existing subcontracts as may be imposed or ordered by the Lessee. Any Contractor who fails to carry out such sanctions and penalties shall be in violation hereof.

          (n) The Contractor, in fulfilling its obligations hereunder shall implement specific affirmative actions steps, at least as extensive as those standards prescribed in paragraph (h) hereof so as to achieve maximum results from its efforts to ensure equal employment opportunity. If the Contractor fails to comply with the requirements of these provisions, the Lessee shall proceed accordingly.

          (o) The Contractor shall designate a responsible official to monitor all employment related activity to ensure that the company EEO policy is being carried out, to submit reports relating to the provisions hereof as may be required and to keep records. Records shall at least include for each employee the name, address, telephone numbers, construction trade, union affiliation if any, employee identification number when assigned, social security number, race, sex, status (e.g. mechanical apprentice, trainee, helper, or laborer), dates of changes in status, hours worked per week in the indicated trade, rate of pay, and location at which the work is performed. Records shall be maintained in an easily understandable and retrievable form; however, to the degree that existing records satisfy this requirement, contractors shall not be required to maintain separate records.

          (p) Nothing herein provided shall be construed as a limitation upon the application of any laws which establish different standards of compliance or upon the application of requirements for the hiring of local or other area residents (e.g., those under the Public Works Employment Act of 1977 and the Community Development Block Grant Program).

          (q) Without limiting any other obligation, term or provision under the Lease, the Contractor shall cooperate with all federal, state or local agencies established for the purpose of implementing affirmative action compliance programs and shall comply with all procedures and guidelines established or which may be established by the Port Authority.

          PART II.  MINORITY BUSINESS ENTERPRISES/WOMEN-OWNED
                    BUSINESS ENTERPRISES

          As a matter of policy the Port Authority requires the Lessee and the Lessee shall itself and shall require the general contractor or other construction supervisor and each of the Lessee's contractors to use every good faith effort to provide for meaningful participation by Minority Business Enterprises (MBEs) and Women-owned Business Enterprises (WBEs) in the construction work pursuant to the provisions of this Schedule E. For purposes hereof, "Minority Business Enterprise" "(MBE)" shall mean any business enterprise which is at least fifty-one percentum owned by, or in the case of a publicly owned business, at least fifty-one percentum of the stock of which is owned by citizens or permanent resident aliens who are minorities and such ownership is real, substantial and continuing. For the purposes hereof, "Women-owned Business Enterprise" "(WBE)" shall mean any business enterprise which is at least fifty-one percentum owned by, or in the case of a publicly owned business, at least fifty-one percentum of the stock of which is owned by women and such ownership is real, substantial and continuing. A minority shall be as defined in paragraph II(c) of Part I of this Schedule E. "Meaningful participation" shall mean that at least seventeen percent (17%) of the total dollar value of the construction contracts (including subcontracts) covering the construction work are for the participation of Minority Business Enterprises and Women-owned Business Enterprises, of which at least twelve percent (12%) are for the participation of Minority Business Enterprises. Good faith efforts to include meaningful participation by MBEs and WBEs shall include at least the following:

               (a) Dividing the work to be subcontracted into smaller portions where feasible.

               (b) Actively and affirmatively soliciting bids for subcontracts from MBEs and WBEs, including circulation of solicitations to minority and female contractor associations. The Contractor shall maintain records detailing the efforts made to provide for meaningful MBE and WBE participation in the work, including the names and addresses of all MBEs and WBEs contacted and, if any such MBE or WBE is not selected as a joint venturer or subcontractor, the reason for such decision.

               (c) Making plans and specifications for prospective construction work available to MBEs and WBEs in sufficient time for review.

               (d) Utilizing the list of eligible MBEs and WBEs maintained by the Port Authority or seeking minorities and women from other sources for the purpose of soliciting bids for subcontractors.

               (e) Encouraging the formation of joint ventures, partnerships or other similar arrangements among subcontractors, where appropriate, to insure that the Lessee and Contractor will meet their obligations hereunder.

               (f) Insuring that provision is made to provide progress payments to MBEs and WBEs on a timely basis.

               (g) Not requiring bonds from and/or providing bonds and insurance for MBEs and WBEs, where appropriate.

          Certification of MBEs and WBEs hereunder shall be made by the Office of Business and Job Opportunity of the Port Authority. If the Contractor wishes to utilize a firm not already certified by the Port Authority, it shall submit to the Port Authority a written request for a determination that the proposed firm is eligible for certification. This shall be done by completing and forwarding such form as may be then required by the Port Authority. All such requests shall be in writing addressed to the Office of Business and Job Opportunity, the Port Authority of New York and New Jersey, One World Trade Center, 63 East, New York, New York 10048 or such other address as the Port Authority may specify by notice to the Lessee. Certification shall be effective only if made in writing by the Director in charge of the Office of Business and Job Opportunity of the Port Authority. The determination of the Port Authority shall be final and binding.

          The Port Authority has compiled a list of the firms that the Port Authority has determined satisfy the criteria for MBE and WBE certification. This list may be supplemented and revised from time to time by the Port Authority. Such list shall be made available to the Contractor upon request. The Port Authority makes no representation as to the financial responsibility of such, firms, their technical competence to perform, or any other performance-related qualifications.

          Only MBE's and WBE's certified by the Port Authority will count toward the MBE and WBE goals.

          Please note that only sixty percent (60%) of expenditures to MBE or WBE suppliers will count towards meeting the MBE and WBE goals. However, expenditures to MBE or WBE manufacturer's (i.e. suppliers that produce goods from raw materials or substantially alter them before resale) are counted dollar for dollar.


                                   For the Port Authority
                    Initialled:

                                   For the Lessee